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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

NitroMed, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: None: Transaction relates to the sale of assets by the Registrant
	(2)	Aggregate number of securities to which transaction applies: N/A
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The purchase price payable to the Registrant for the assets is $24,500,000, subject to certain adjustments, with a maximum aggregate price of $26,750,000.
	(4)	Proposed maximum aggregate value of transaction: $26,750,000
	(5)	Total fee paid: $1,051.28 ($26,750,000 multiplied by $0.0000393)
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NITROMED, INC.
45 Hayden Avenue, Suite 3000
Lexington, Massachusetts 02421

                        , 2008

Dear Stockholder:

        You are cordially invited to attend the a special meeting of stockholders of NitroMed, Inc., which will be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP located at 60 State Street, Boston, Massachusetts 02109, on                   ,                        , 200  , beginning at 10:00 a.m., local time.

        On October 22, 2008, the board of directors of NitroMed approved, and NitroMed entered into, a purchase and sale agreement with JHP Pharmaceuticals, LLC, a privately held specialty pharmaceutical company, pursuant to which NitroMed has agreed to sell to JHP substantially all of the assets related to NitroMed's BiDil® and BiDil XR™ drug business and JHP has agreed to purchase such assets from NitroMed and to assume specified liabilities relating to the BiDil and BiDil XR drug business. JHP has agreed to pay NitroMed a total purchase price of $24.5 million for the assets, subject to adjustments set forth in the purchase and sale agreement. A copy of the purchase and sale agreement is attached as Annex A to the accompanying proxy statement, and you are encouraged to read it in its entirety.

        At the special meeting, you will be asked to approve the sale of assets pursuant to the purchase and sale agreement. After careful consideration, our board of directors has unanimously approved the purchase and sale agreement and determined that the asset sale and the purchase and sale agreement are advisable and in the best interests of NitroMed and its stockholders. Our board of directors unanimously recommends that you vote "FOR" the approval of the asset sale. In reaching its determination, our board of directors considered a number of factors, including the opinion of our financial advisor, which is attached as Annex C to the accompanying proxy statement, and which you are urged to read in its entirety.

        The proxy statement attached to this letter provides you with information about the proposed asset sale and the special meeting. I encourage you to read the entire proxy statement carefully. You may also obtain additional information about NitroMed from documents filed with the Securities and Exchange Commission.

         Your vote is very important.    The asset sale cannot be completed unless the asset sale is approved by the affirmative vote of the holders of a majority of the outstanding shares of NitroMed common stock entitled to vote. If you fail to vote on the asset sale, the effect will be the same as a vote against the approval of the asset sale.

        Whether or not you are able to attend the special meeting in person, please complete, sign and date the enclosed proxy card and return it in the envelope provided as soon as possible or submit a proxy through the Internet or by telephone as described on the enclosed proxy card. This action will not limit your right to vote in person if you wish to attend the special meeting and vote in person.

        Thank you for your cooperation and your continued support of NitroMed.

Sincerely,
Kenneth M. Bate President and Chief Executive Officer

        Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the asset sale, passed upon the merits or fairness of the asset sale or passed upon the adequacy or accuracy of the disclosure in this proxy statement. Any representation to the contrary is a criminal offence.

        This proxy statement is dated                                    , 2008 and is first being mailed to stockholders on or about                                    , 2008.

NITROMED, INC.
45 Hayden Avenue, Suite 3000
Lexington, Massachusetts 02421
(781) 266-4000

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON                       , 200

To the Stockholders of NitroMed, Inc.:

        A special meeting of stockholders of NitroMed, Inc., a Delaware corporation, will be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, on                       , 200  at 10:00 a.m., local time, for the following purposes:

  1.
  To consider and vote upon a proposal to approve the sale of substantially all of NitroMed's assets pursuant to the Purchase and Sale Agreement, dated October 22, 2008, by and between NitroMed and JHP Pharmaceuticals, LLC, a copy of which is attached as Annex A to the accompanying proxy statement.

  2.
  To consider and vote upon an adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the asset sale.

Stockholders also will consider and act on any other matters as may properly come before the special meeting or any adjournment or postponement thereof, including any procedural matters incident to the conduct of the special meeting.

        The board of directors of NitroMed has fixed                       , 2008 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. Only holders of record of shares of NitroMed common stock at the close of business on the record date are entitled to notice of, and to vote at, the special meeting. At the close of business on the record date, NitroMed had                       shares of common stock outstanding and entitled to vote.

        The NitroMed board of directors unanimously recommends that you vote "FOR" the proposals. Your vote is important, regardless of the number of shares of our common stock you own. The approval of the asset sale requires the approval of the holders of a majority of the outstanding shares of our common stock entitled to vote thereon. The approval of the proposal to adjourn the special meeting, if necessary, to solicit additional proxies requires the affirmative vote of a majority of the shares present and entitled to vote.

        Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy and thus ensure that your shares will be represented at the special meeting if you are unable to attend. If you sign, date and mail your proxy card without indicating how you wish to vote, your vote will be counted as a vote in favor of the approval of the asset sale. If you do attend the NitroMed special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

By Order of NitroMed's Board of Directors,
Kenneth M. Bate President and Chief Executive Officer
Lexington, Massachusetts , 2008

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED OR SUBMIT A PROXY THROUGH THE INTERNET OR BY TELEPHONE AS DESCRIBED IN THE ENCLOSED PROXY CARD. GIVING YOUR PROXY NOW WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

i

ii

 QUESTIONS AND ANSWERS ABOUT
THE SPECIAL MEETING AND THE ASSET SALE

        The following section provides answers to frequently asked questions about the special meeting and the asset sale. This section, however, only provides summary information. For a more complete response to these questions and for additional information, please refer to the cross-referenced pages for applicable questions.

Q:
What proposals will be voted on at the NitroMed special meeting?

A:
The following proposals will be voted on at the special meeting:

  •
  The first proposal to be voted on is whether to approve the sale of substantially all of NitroMed's assets to JHP Pharmaceuticals, LLC. The assets NitroMed proposes to sell to JHP consist of NitroMed's BiDil and BiDil XR drug business, including intellectual property rights, trade names, certain assumed contracts, inventory, receivables and tangible personal property pursuant to the terms of the purchase and sale agreement, dated as of October 22, 2008, which is referred to in this proxy statement as the asset purchase agreement, attached as Annex A. See "The Asset Sale" for a more detailed description of the transaction with JHP.

  •
  The second proposal to be voted on is whether to adjourn the meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the first proposal.

Q:
What is the asset sale?

A:
NitroMed and JHP have entered into the asset purchase agreement, which contains the terms and conditions of the proposed sale of substantially all of NitroMed's assets relating to NitroMed's BiDil and BiDil XR drug business to JHP. Under the asset purchase agreement, NitroMed will sell to JHP NitroMed's BiDil and BiDil XR drug business, including intellectual property rights, trade names, certain assumed contracts, inventory, receivables and tangible personal property and JHP will assume from NitroMed specified liabilities relating to the BiDil and BiDil XR drug business. The proposed sale of assets is referred to in this proxy statement as the asset sale.

Q:
Who is the purchaser?

A:
The purchaser of NitroMed's assets will be JHP Pharmaceuticals, LLC. JHP is a privately held specialty pharmaceutical company with is principal place of business in Parsippany, New Jersey. JHP acquires, develops, manufactures and distributes sterile injectable products predominantly to hospitals and clinicians in the USA and Puerto Rico. JHP's product portfolio includes, among other products, leading diagnostic, women's health and anesthesia products. In addition, JHP provides a complete range of contract manufacturing services to clients in pharmaceuticals and biopharmaceuticals.

Q:
What is the purchase price for NitroMed's assets?

A:
JHP has agreed to pay NitroMed a total purchase price of $24.5 million for its assets, subject to adjustments set forth in the asset purchase agreement. The purchase price will be increased by up to $450,000 to the extent NitroMed's accounts receivable on the closing date of the asset sale is more than NitroMed's trade liabilities on the closing date and will be decreased to the extent NitroMed's accounts receivable on the closing date is less than its trade liabilities on that date. The purchase price will also be increased by up to $1.8 million based on the net book value of NitroMed's BiDil inventory, other than expired inventory, as of the closing date of the asset sale.

Q:
What will happen if NitroMed's stockholders approve the asset sale?

A:
If NitroMed's stockholders approve the asset sale set forth in the asset purchase agreement, NitroMed will consummate the sale of assets subject to satisfaction or waiver of the closing conditions set forth in the asset purchase agreement. NitroMed anticipates that the asset sale will close promptly following the special meeting.

Q:
What will happen to NitroMed after the asset sale and what is the proposed merger with Archemix?

A:
NitroMed's board of directors has considered a number of alternatives with respect to its remaining business following the completion of the asset sale. On November 18, 2008, NitroMed entered into a merger agreement with Archemix Corp., a privately held biotechnology company referred to as Archemix in this proxy statement, regarding a proposed merger of NitroMed and Archemix conditioned upon and to be completed following the closing of the asset sale. Under the terms of the merger agreement, Archemix stockholders, option holders and warrant holders will be entitled to receive shares of NitroMed common stock and options and warrants to purchase shares of NitroMed common stock equal to approximately 70% of the post-merger fully-diluted shares of the combined company, and NitroMed stockholders and option holders will hold approximately 30% of the post-merger fully-diluted shares of the combined company. These percentages of post-merger fully-diluted ownership assume that NitroMed's net cash balance, as calculated pursuant to the merger agreement, at the closing of the merger will be $45 million. The exact percentages will be based on NitroMed's and Archemix's respective net cash balance at closing of the merger and will not be calculated until that time. If NitroMed's net cash at the closing of the merger is less than $34.5 million, based on the manner of calculating net cash pursuant to the merger agreement, NitroMed would be unable to satisfy a closing condition for the merger, and Archemix could elect to terminate the merger agreement or Archemix could elect to proceed with completing the merger.

In connection with the proposed merger between NitroMed and Archemix, the name of NitroMed will be changed to "Archemix Corp." and the combined company plans to apply for listing of its shares on the NASDAQ Global Market under the trading symbol "ARCH." Following the merger, the combined company will be headquartered at Archemix's offices in Cambridge, Massachusetts. The merger is subject to approval by Archemix's and NitroMed's stockholders, consummation of the asset sale and other customary closing conditions.

Q:
Will NitroMed stockholders be asked to consider and approve the proposed merger with Archemix at the special meeting?

A.
No. The proposed merger of NitroMed and Archemix is subject to a number of conditions, including stockholder approval of the transaction by NitroMed's and Archemix's stockholders. NitroMed intends to seek stockholder approval of the proposed merger transaction at a separate special meeting of stockholders to be held at a later date following the special meeting of NitroMed stockholders at which the asset sale will be considered and after the asset sale is completed. Please note that NitroMed stockholders are only being asked to consider and vote upon the asset sale at the                                    , 200    special meeting and will not be asked to consider or vote upon the proposed merger between NitroMed and Archemix at this special meeting.

Q:
What will happen if the asset sale to JHP is not approved?

A:
If the asset sale to JHP is not approved or if NitroMed does not complete the asset sale for other reasons, NitroMed will review all options for continuing operations, including seeking to identify and effect an alternative business combination, sale of assets or another similar strategic transaction or transactions. However, there can be no assurance that NitroMed will be able to identify such an alternative transaction on favorable terms, if at all, or that a third party would offer to purchase NitroMed's assets for a price equal to or greater than the price proposed to be paid by JHP in the asset sale. If NitroMed is unable to successfully consummate one or more strategic transactions relating to its business, NitroMed may not have sufficient capital to execute on its business plan and could be required to curtail or cease its operations.

Q:
Is the merger of NitroMed and Archemix conditioned upon the completion of the asset sale to JHP?

A:
Yes. The merger of NitroMed and Archemix as currently proposed is conditioned upon completion of the asset sale to JHP. If the asset sale to JHP is not approved by NitroMed's stockholders or is not consummated for other reasons, Archemix has the right to terminate the merger agreement, and it is likely it would elect to do so. If Archemix terminates the merger agreement, NitroMed will review all options for continuing operations, including seeking to identify and effect an alternative business combination, sale of assets or another similar strategic transaction or transactions. If NitroMed is unable to successfully consummate one or more strategic transactions relating to its business, NitroMed may not have sufficient capital to execute on its business plan and could be required to curtail or cease its operations.

Q:
Is the asset sale to JHP conditioned upon the merger of NitroMed and Archemix?

A:
No. The asset sale to JHP is not conditioned upon the approval or completion of the merger of NitroMed and Archemix.

Q:
What will happen if the asset sale is approved but the proposed merger of NitroMed and Archemix does not occur?

A:
After the sale of assets to JHP, NitroMed will have no operating assets with which to generate revenue. If the proposed merger of NitroMed and Archemix does not occur because NitroMed's stockholders do not approve the matters relating to the merger at a subsequent special meeting of stockholders, or if the proposed merger does not occur for other reasons, NitroMed will complete the asset sale to JHP, and NitroMed will use the cash received from the asset sale to pay ongoing operating expenses. NitroMed will have no business or operations after the transfer of its assets to JHP, and will retain only those employees required to maintain its corporate existence. If the proposed merger of NitroMed and Archemix is not approved by NitroMed's stockholders at a subsequent special meeting, or the merger is not consummated for other reasons, after the asset sale is completed NitroMed will continue to consider and explore strategic alternatives for its remaining business and assets that may include, without limitation, seeking to identify and effect a different business combination, a divestiture of any remaining assets or another similar strategic transaction or transactions, or the possible liquidation or dissolution of the company.

Q:
What is NitroMed's board of directors' recommendation with respect to the asset sale proposal?

A:
After careful consideration, the board of directors has unanimously approved the asset sale and has determined that it is advisable, fair to and in the best interests of NitroMed's stockholders. Accordingly, the board of directors unanimously recommends that stockholders vote FOR the asset sale proposal.

Q:
Why does NitroMed's board of directors believe the asset sale is in the best interest of NitroMed's stockholders?

A:
NitroMed's board of directors considered the risks and challenges facing the company in the future as compared to the opportunities available to the company in the future and concluded that the asset sale was the best alternative for seeking to maximize value to stockholders.

Q:
What factors were considered by NitroMed's management and board of directors in deciding to sell substantially all of NitroMed's assets?

A:
NitroMed's management and board of directors considered a number of factors before deciding to enter into the asset purchase agreement, including, but not limited to, the price to be paid, the strategic alternative evaluation process that led to entering into the asset purchase agreement, the BiDil and BiDil XR drug business' prospects and the terms and conditions of the asset purchase agreement. The board of directors also considered and balanced against the potential benefits of the asset sale certain adverse factors. See "The Asset Sale—Reasons for the Assets Sale; Recommendation of NitroMed's Board of Directors" for more information.

Q:
Will NitroMed's stockholders receive any of the proceeds from the asset sale?

A:
No. In connection with the asset sale, JHP will pay the purchase price for the assets to NitroMed. The proceeds NitroMed receives from the asset sale will be retained by NitroMed and used to eliminate payables, pay professional fees for legal and accounting services and fund the costs of maintaining the public status of the remaining entity. NitroMed's board of directors has considered a number of alternatives with respect to the proceeds from the asset sale and NitroMed's remaining business following the completion of the asset sale. On November 18, 2008, NitroMed entered into a merger agreement with Archemix regarding a proposed merger of NitroMed and Archemix, conditioned upon and to be completed following the closing of the asset sale. In connection with the merger, NitroMed intends to use the net proceeds from the asset sale and the value of NitroMed's public company status and cash on hand to secure an equity position in the combined company.

If the proposed merger of NitroMed and Archemix does not occur because NitroMed's stockholders do not approve the matters relating to the merger at a subsequent special meeting of stockholders, or if the proposed merger does not occur for other reasons, NitroMed will complete the asset sale, use the cash received from the asset sale to pay ongoing operating expenses and continue to consider and explore strategic alternatives for its remaining business and assets. These strategic alternatives may include, without limitation, seeking to identify and effect a different business combination, a divestiture of any remaining assets or another similar strategic transaction or transactions, or the possible liquidation or dissolution of the company.

Q:
What are the material federal income tax consequences of the asset sale?

A:
NitroMed will recognize a taxable gain on the asset sale equal to the difference between the amount it realizes from the asset sale and the adjusted tax basis of the assets sold. For purposes of calculating the amount of NitroMed's gain or loss, the proceeds received by NitroMed will include the cash received, the amount of NitroMed's indebtedness and other liabilities that are assumed, and any other consideration NitroMed receives for its assets. NitroMed expects to have sufficient losses (including net operating loss carryforwards) to offset the gain expected to be realized from the asset sale for regular federal income tax purposes, subjecting NitroMed only to federal alternative minimum tax.

NitroMed does not expect that the asset sale will result in any federal or state income tax consequences for its stockholders since they will not receive any of the proceeds of the asset sale.

Q:
Do NitroMed's stockholders have any appraisal rights in connection with the asset sale?

A:
No. NitroMed's stockholders do not have appraisal rights in connection with the asset sale.

Q:
What vote is required to approve the asset sale?

A:
The proposal to approve the asset sale to JHP requires the affirmative vote of holders of a majority of NitroMed's outstanding shares in order to be approved by stockholders. An abstention or broker non-vote will have the effect of a vote against the proposal to approve the asset sale.

In connection with the execution of the asset purchase agreement, NitroMed and JHP entered into stockholder voting agreements with certain funds affiliated with HealthCare Ventures LLC, Rho Ventures, Invus Public Equities, L.P. and Care Capital LLC that together own or control an aggregate of approximately 31% of NitroMed's common stock. Pursuant to the stockholder voting agreements, each of the funds agreed to vote its shares of NitroMed common stock in favor of approval of the asset sale and against the approval or adoption of any alternative transactions. The funds also granted to JHP a proxy to vote its shares of NitroMed common stock in favor of approval of the asset sale and agreed not to transfer its shares of NitroMed common stock prior to the expiration of the stockholder voting agreements. Certain NitroMed directors are affiliated with the funds that entered into the stockholder voting agreements: Jerry Karabelas is a partner of Care Capital LLC, Mark Leschly is a managing member, managing director or managing partner of the funds affiliated with Rho Ventures, John Littlechild is the general partner of the funds affiliated with HealthCare Ventures LLC and Christopher Sobecki is managing director of an affiliate of Invus Public Equities, L.P. The form of stockholder voting agreement is attached to this proxy statement as Annex B.

Q:
Why am I receiving this proxy statement?

A:
You are receiving this proxy statement because you have been identified as a stockholder of NitroMed as of the record date for the special meeting, and thus you are entitled to vote at the special meeting. This document serves as a proxy statement of NitroMed, used to solicit proxies for NitroMed's special meeting of stockholders. This document contains important information about the asset sale and the special meeting of stockholders, and you should read it carefully.

Q:
Who is soliciting my proxy?

A:
This proxy is being solicited by NitroMed's board of directors.

Q:
What do I need to do now?

A:
NitroMed urges you to read this proxy statement carefully, including its annexes, and to consider how the proposed asset sale affects you.

You may provide your proxy instructions in one of three different ways. First, you can mail your signed proxy card in the enclosed return envelope. Alternatively, you can provide your proxy instructions via touch-tone telephone by dialing the toll-free telephone number on your proxy card or voting instruction form. You may also provide your proxy instructions via the Internet by following the instructions on your proxy card or voting instruction form.

Please provide your proxy instructions only once and as soon as possible so that your shares can be voted at the special meeting of stockholders.

Q:
What happens if I do not return a proxy card or otherwise provide proxy instructions?

A:
The failure to return your proxy card or otherwise provide proxy instructions will have the same effect as voting against approval of the asset sale, and your shares will not be counted for purposes of determining whether a quorum is present at the special meeting.

Q:
May I vote in person?

A:
If your shares of NitroMed common stock are registered directly in your name with NitroMed's transfer agent, you are considered, with respect to those shares, the stockholder of record, and the proxy materials and proxy card are being sent directly to you. If you are a NitroMed stockholder of record, you may attend the special meeting of stockholders to be held on                                     , 200    and vote your shares in person, rather than signing and returning your proxy.

  If your shares of common stock are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in "street name," and the proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you are also invited to attend the special meeting. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the special meeting unless you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.

Q:
If my NitroMed shares are held in "street name" by my broker, will my broker vote my shares for me?

A:
Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the procedure provided by your broker.

Q:
May I change my vote after I have submitted a proxy or provided proxy instructions?

A:
Stockholders of record, other than those stockholders who have executed a voting agreement and irrevocable proxy, may change their vote at any time before their proxy is voted at the special meeting. Stockholders of record, other than stockholders who have executed a voting agreement and irrevocable proxy, can do this in one of three ways. First, a stockholder of record can send a written notice stating that the stockholder would like to revoke its proxy. Second, a stockholder of record can submit new proxy instructions either on a new proxy card, by telephone or via the Internet. Third, a stockholder of record can attend the special meeting and vote in person. Attendance alone will not revoke a proxy. If a stockholder of record has instructed a broker to vote its shares, the stockholder must follow directions received from its broker to change those instructions.

Q:
Who is paying for this proxy solicitation?

A:
NitroMed will pay the cost of soliciting proxies, including the printing, mailing and filing of this proxy statement, the proxy card and any additional information furnished to stockholders. NitroMed has engaged The Altman Group, a proxy solicitation firm, to solicit proxies from stockholders. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who are record holders of NitroMed common stock for the forwarding of solicitation materials to the beneficial owners of common stock. NitroMed will reimburse these brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of solicitation materials.

Q:
Who can help answer my questions?

A:
If you would like additional copies, without charge, of this proxy statement or if you have questions about the asset sale, including the procedures for voting your shares, you should contact either:

The Altman Group 1200 Wall Street West, 3rd Floor Lyndhurst, NJ 07071 (201) 806-7300 (800) 249-7120 (toll free)	NitroMed, Inc. 45 Hayden Avenue, Suite 3000 Lexington, Massachusetts 02421 (781) 266-4000

 SUMMARY OF THE ASSET SALE

        This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To better understand the asset sale and the other proposals being considered at the special meeting, you should read this entire proxy statement carefully, including the asset purchase agreement, attached as Annex A, the opinion of Cowen and Company, LLC regarding the consideration to be received by NitroMed in the asset sale, attached as Annex C, and the other documents to which you are referred herein. See "Where You Can Find More Information" on page 78 of this proxy statement. Page references are included in parentheses to direct you to a more detailed description of the topics presented in this summary.

 Information about the Parties

  NitroMed, Inc.
  45 Hayden Avenue
  Suite 3000
  Lexington, Massachusetts 02421
  (781) 266-4000

        NitroMed is the maker of BiDil®, which is indicated for the treatment of heart failure in self-identified black patients as an adjunct to current standard therapies. BiDil is an orally administered fixed-dose combination of isosorbide dinitrate and hydralazine hydrochloride. The U.S. Food and Drug Administration, or FDA, approved BiDil in June 2005 and NitroMed commercially launched BiDil in July 2005. In January 2008, NitroMed discontinued active promotional activities for BiDil based upon NitroMed's determination that the successful commercialization of BiDil requires a magnitude of resources that it could not allocate to the program, as well as NitroMed's plans to conserve cash in order to pursue the development of an extended release formulation of BiDil, known as BiDil XR™. BiDil is an orally administered medicine that is presently dosed three times daily. In connection with NitroMed's efforts to develop BiDil XR as a once-daily formulation, NitroMed has conducted bioequivalence and pharmacodynamic studies comparing BiDil XR to the current formulation of BiDil and, based upon its communications with the FDA, expects that its proposed plan could support FDA approval to commercialize BiDil XR, if bioequivalence is demonstrated. The bioequivalence study design compares the pharmacokinetics of the BiDil XR formulation to the pharmacokinetics of BiDil. Pharmacokinetics refers to the manner in which the body absorbs, distributes, metabolizes and excretes the study drug.

        In connection with its past research and development programs, NitroMed also generated intellectual property rights with respect to its nitric oxide enhancing technologies. NitroMed is seeking to divest these proprietary technologies through a sale of assets, exclusive license or otherwise. NitroMed does not have any plans to conduct further research with respect to these technologies.

        "NitroMed," "BiDil" and NitroMed's logo "N" are registered trademarks of NitroMed. In addition, NitroMed has filed a trademark application for BiDil XR. Other trademarks and service marks appearing in this proxy statement are the property of their respective holders.

  JHP Pharmaceuticals, LLC
  Morris Corporate Centre 2
  One Upper Pond Road
  Building D, 3rd Floor
  Parsippany, NJ 07054

        JHP is a specialty pharmaceutical company that manufactures and sells pharmaceutical products, primarily aseptic injectable products into the hospital segment, and provides contract manufacturing of sterile products for innovator pharmaceutical companies. JHP markets 14 branded pharmaceutical products through its national sales and marketing infrastructure and contract manufactures pharmaceutical products for large proprietary pharmaceutical companies. JHP employs more than 350 staff in the USA in its manufacturing, sales and marketing and corporate areas. In August, JHP announced the acquisition of US and Canadian rights for Dantrium® (dantrolene sodium) from Procter & Gamble. JHP is a private company wholly owned by JHP Holdings, LLC.

Summary of the Asset Sale

        If the asset sale is completed, NitroMed will sell to JHP substantially all of NitroMed's assets relating to its BiDil and BiDil XR drug business. Under the asset purchase agreement governing the asset sale, NitroMed will sell to JHP NitroMed's BiDil and BiDil XR drug business, including intellectual property rights, trade names, certain assumed contracts, inventory, receivables and tangible personal property, and JHP will assume from NitroMed specified liabilities relating to the BiDil and BiDil XR drug business. JHP has agreed to pay NitroMed a total purchase price of $24.5 million for the assets, subject to adjustments set forth in the asset purchase agreement. The purchase price will be increased by up to $450,000 to the extent NitroMed's accounts receivable on the closing date of the asset sale is more than NitroMed's trade liabilities on the closing date and will be decreased to the extent NitroMed's accounts receivable on the closing date is less than its trade liabilities on that date. The purchase price will also be increased by up to $1.8 million based on the net book value of NitroMed's BiDil inventory, other than expired inventory, as of the closing date of the asset sale.

        A copy of the asset purchase agreement is attached as Annex A to this proxy statement. You are encouraged to read the asset purchase agreement in its entirety because it is the legal document that governs the asset sale.

Reasons for the Asset Sale (see page 45)

        NitroMed's management and board of directors considered a number of factors before deciding to enter into the asset purchase agreement, including, but not limited to, the consideration to be received, the strategic alternative evaluation process that led to entering into the asset purchase agreement, the BiDil and BiDil XR drug business' prospects and the terms and conditions of the asset purchase agreement. The board of directors also considered, and balanced against the potential benefits of the asset sale, certain adverse factors. See "The Asset Sale—Reasons for the Asset Sale; Recommendation of NitroMed's Board of Directors" for more information.

Opinion of NitroMed's Financial Advisor (see page 48)

        In connection with the asset sale, the NitroMed board of directors received a written opinion dated October 22, 2008 of Cowen and Company, LLC, or Cowen, NitroMed's financial advisor, as to the fairness, from a financial point of view and as of the date of the opinion, of the consideration to be received by NitroMed in the proposed asset sale. The full text of the Cowen opinion is attached to this proxy statement as Annex C. You are encouraged to read this opinion carefully and in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken. Cowen delivered its opinion to the NitroMed board of directors in connection with the NitroMed board's review of the proposed asset sale, and the opinion addresses only the fairness, from a financial point of view, to NitroMed, as of October 22, 2008, of the consideration to be received by NitroMed pursuant to the asset purchase agreement. The opinion does not address any other aspect of the asset sale and does not constitute any recommendation to any stockholder as to how any stockholder should vote at the special meeting or otherwise act.

 Overview of the Asset Purchase Agreement (see page 59)

        NitroMed and JHP entered into an asset purchase agreement, dated as of October 22, 2008, pursuant to which NitroMed will, subject to specified terms and conditions, including approval of the asset sale by NitroMed's stockholders at the special meeting, sell substantially all of NitroMed's assets relating to its BiDil and BiDil XR drug business. JHP has agreed to pay NitroMed a total purchase price of $24.5 million for the assets, subject to adjustments set forth in the asset purchase agreement. The purchase price will be increased by up to $450,000 to the extent NitroMed's accounts receivable on the closing date of the asset sale is more than NitroMed's trade liabilities on the closing date and will be decreased to the extent NitroMed's accounts receivable on the closing date is less than its trade liabilities on that date. The purchase price will also be increased by up to $1.8 million based on the net book value of NitroMed's BiDil inventory, other than expired inventory, as of the closing date of the asset sale.

  Conditions to the Completion of the Asset Sale (see page 61)

        NitroMed expects to complete the asset sale after all the conditions to the asset sale in the asset purchase agreement are satisfied or waived, including after NitroMed receives stockholder approval of that asset sale at the special meeting. NitroMed currently expects to complete the asset sale by early 2009. However, it is possible that factors outside of NitroMed's control could require NitroMed to complete the asset sale at a later time or not to complete it at all.

        The obligations of NitroMed and JHP to complete the asset sale are subject to the satisfaction or waiver of several conditions set forth in the asset purchase agreement, including the following:

  •
  the representations and warranties of the other party in the asset purchase agreement are true and correct as of the closing date of the asset sale except for specified exceptions;

  •
  the other party to the asset purchase agreement having performed or complied in all material respects with the agreements and covenants required to be performed or complied with by it as of or prior to the closing of the asset sale;

  •
  no action, suit or proceeding brought by a governmental entity seeking to prevent the completion of the asset sale and no judgment, order, decree or injunction enjoining or preventing the completion of the asset sale being in effect;

  •
  approval of the asset sale by NitroMed stockholders; and

  •
  the filing of this proxy statement with the SEC.

        The obligation of JHP to complete the asset sale is also subject to the absence of changes or circumstances that are materially adverse to the business, financial condition or results of operation of the BiDil and BiDil XR drug business as a whole or the assets to be sold in the asset sale, or that materially impair the ability of NitroMed to complete the sale of the assets. In addition, the obligation of NitroMed to complete the asset sale is subject to the absence of a material adverse effect on the ability of JHP to complete the purchase of the assets.

        The asset purchase agreement provides that any or all of the conditions described above may be waived, in whole or in part. NitroMed does not currently expect to waive any material condition to the completion of the asset sale.

  No Solicitation (see page 62)

        In the asset purchase agreement, NitroMed has agreed not to, and to use reasonable efforts to cause its directors, officers, employees and representatives not to, directly or indirectly:

  •
  solicit, initiate or knowingly facilitate or encourage any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any acquisition proposal;

  •
  enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any non-public information for the purpose of encouraging, any acquisition proposal; or

  •
  grant any waiver or release under any standstill or similar agreement with respect to NitroMed's securities.

        Despite the foregoing no solicitation provision, NitroMed may, in response to an unsolicited acquisition proposal that did not result from a breach of NitroMed's nonsolicitation obligations under the asset purchase agreement:

  •
  furnish information with respect to NitroMed to any person making an acquisition proposal that NitroMed's board of directors determines in good faith (after consultation with outside counsel and its financial advisors) is reasonably likely to lead to a superior proposal, pursuant to a customary confidentiality agreement not materially less restrictive than the confidentiality agreement that NitroMed entered into with JHP;

  •
  engage in discussions or negotiations with the person making such an acquisition proposal regarding the acquisition proposal; and

  •
  amend, or grant a waiver or release under, any standstill or similar agreement with respect to NitroMed's common stock, subject to NitroMed's board of directors having determined in good faith (after consultation with outside counsel) that failing to release such third party or waive such provision would reasonably be expected to be inconsistent with the fiduciary duties of NitroMed's board of directors under applicable law.

        NitroMed also agreed that, subject to the exceptions specified below, prior to the termination of the asset purchase agreement, its board of directors would not:

  •
  withhold, withdraw or modify in any manner adverse to JHP the approval or recommendation by NitroMed's board of directors with respect to the stockholder proposal to approve the asset sale;

  •
  cause or permit NitroMed to enter into any letter of intent, acquisition agreement, merger agreement or similar agreement providing for the consummation of a transaction contemplated by an acquisition proposal (other than the confidentiality agreement entered into in connection with a superior offer); or

  •
  adopt, approve or recommend any acquisition proposal.

However, the asset purchase agreement provides that NitroMed's board of directors may withhold, withdraw or modify its recommendation with respect to stockholder approval of the asset sale or approve or recommend any superior proposal if NitroMed's board of directors determines in good faith, after consultation with outside counsel, that failure to do so would be inconsistent with its fiduciary obligations under applicable law.

        In addition, NitroMed has agreed to promptly notify JHP of its receipt of any written acquisition proposal, the material terms and conditions of such acquisition proposal and the identity of the person making the acquisition proposal. After such notice, NitroMed must also keep JHP advised of all developments that would reasonably be expected to culminate in NitroMed's board of directors withdrawing, modifying or amending the recommendation of NitroMed's board of directors in favor of the stockholder proposal to approve the asset sale or terminating the asset purchase agreement in accordance with its terms.

        As used in the asset purchase agreement, acquisition proposal means any proposal or offer (in each case, other than the asset sale or a business combination involving NitroMed to be consummated after the closing of the asset sale):

  •
  for a merger, consolidation, sale of substantial assets (other than assets excluded in the asset sale) outside the ordinary course of business, tender offer, recapitalization, share exchange or other business combination involving NitroMed, taken as a whole;

  •
  for the issuance by NitroMed of over 20% of its equity securities; or

  •
  to acquire in any manner, directly or indirectly, over 20% of the equity securities or consolidated assets of NitroMed.

        As used in the asset purchase agreement, a superior proposal means any unsolicited, bona fide written proposal made by a third party to acquire over 50% of the equity securities or over 50% of the total assets of NitroMed pursuant to a tender offer, exchange offer, merger, consolidation or sale of assets, on terms that NitroMed's board of directors determines in its good faith judgment to be more favorable to NitroMed or the holders of NitroMed's common stock than the asset sale contemplated by the asset purchase agreement, taking into account all the terms and conditions of such proposal and the asset purchase agreement.

  Termination of the Asset Purchase Agreement (see page 65)

        Either NitroMed or JHP can terminate the asset purchase agreement under specified circumstances, which would prevent the asset sale from being consummated.

  Termination Fee (see page 67)

        If the asset purchase agreement is terminated under certain circumstances, NitroMed will be required to pay JHP a termination fee equal to 3.5% of the purchase price, or approximately $857,500 based on an assumed purchase price of $24.5 million.

  Indemnification (see page 69)

        NitroMed has agreed to hold JHP harmless against misstatements in its representations and warranties with specified exceptions as to which the following limitations do not apply. Subject to those specified exceptions, NitroMed's indemnification obligations for such misstatements apply only to the extent that such misstatements cause damage to JHP that exceeds, in the aggregate, 0.75% of the purchase price, or approximately $183,750 based on an assumed purchase price of $24.5 million, up to a maximum amount equal to 15% of the purchase price, or approximately $3,675,000 based on an assumed purchase price of $24.5 million. To qualify for indemnification, a claim for such misstatements must generally be made within 18 months after the closing date of the asset sale. JHP will similarly indemnify NitroMed for misstatements.

        NitroMed will also indemnify JHP without limitation as to time or amount against breaches of covenants and other liabilities of NitroMed not assumed by JHP. JHP will indemnify NitroMed without limitation as to time or amount against breaches of covenants and other liabilities of NitroMed that are assumed by JHP.

Material United States Federal Income Tax Consequences of the Asset Sale (see page 69)

        NitroMed will recognize a taxable gain on the asset sale equal to the difference between the amount it realizes from the asset sale and the adjusted tax basis of the assets sold. For purposes of calculating the amount of NitroMed's gain or loss, the proceeds received by NitroMed will include the cash received, the amount of NitroMed's indebtedness and other liabilities that are assumed, and any other consideration NitroMed receives for its assets. NitroMed expects to have sufficient losses (including net operating loss carry forwards) to offset the gain expected to be realized from the asset sale for regular federal income tax purposes, subjecting NitroMed only to federal alternative minimum tax.

        NitroMed does not expect that the asset sale will result in any federal or state income tax consequences for its stockholders since they will not receive any of the proceeds of the asset sale.

Required Approvals (see page 55)

        Corporate approval of the proposed asset sale requires the affirmative vote of the holders of a majority of NitroMed's outstanding common stock. Not voting, or abstaining on the vote, has the same effect as a vote against the asset sale.

        In connection with the execution of the asset purchase agreement, NitroMed and JHP entered into stockholder voting agreements with certain funds affiliated with HealthCare Ventures LLC, Rho Ventures, Invus Public Equities, L.P. and Care Capital LLC that together own or control an aggregate of approximately 31% of NitroMed's common stock. Pursuant to the stockholder voting agreements, each of the funds agreed to vote its shares of NitroMed common stock in favor of approval of the asset sale and against the approval or adoption of any alternative transactions. The funds also granted to JHP a proxy to vote its shares of NitroMed common stock in favor of approval of the asset sale and agreed not to transfer its shares of NitroMed common stock prior to the expiration of the stockholder voting agreements. Certain NitroMed directors are affiliated with the funds that entered into the stockholder voting agreements: Jerry Karabelas is a partner of Care Capital LLC, Mark Leschly is a managing member, managing director or managing partner of the funds affiliated with Rho Ventures, John Littlechild is the general partner of the funds affiliated with HealthCare Ventures LLC and Christopher Sobecki is managing director of an affiliate of Invus Public Equities, L.P. The form of stockholder voting agreement is attached to this proxy statement as Annex B.

        The asset sale is subject to the absence of any action commenced before any governmental authority challenging the transaction. No filings are required to be made under the Hart-Scott-Rodino Act in connection with the asset sale.

Anticipated Accounting Treatment (see page 55)

        For financial reporting purposes, NitroMed will report a gain from the asset sale based upon the amount of net proceeds received by NitroMed and the net book value of the assets sold. If the asset sale had occurred on September 30, 2008, such gain from the asset sale, net of tax effects, would have been approximately $320,000. NitroMed intends to account for the asset sale pursuant to the asset purchase agreement as a discontinued operation in accordance with generally accepted accounting principles.

Appraisal Rights (see page 55)

        Holders of NitroMed common stock are not entitled to appraisal rights in connection with the asset sale.

Proposed Merger between NitroMed and Archemix (see page 56)

        NitroMed's board of directors has considered a number of alternatives with respect to its remaining business following the completion of the asset sale. On November 18, 2008, NitroMed entered into a merger agreement with Archemix regarding a proposed merger of NitroMed and

Archemix, conditioned upon and to be completed following the closing of the asset sale. Under the terms of the merger agreement, Archemix stockholders, option holders and warrant holders will be entitled to receive shares of NitroMed common stock and options and warrants to purchase shares of NitroMed common stock equal to approximately 70% of the post-merger fully-diluted shares of the combined company, and NitroMed stockholders and option holders will hold approximately 30% of the post-merger fully-diluted shares of the combined company. These percentages of post-merger fully-diluted ownership assume that NitroMed's net cash balance, as calculated pursuant to the merger agreement, at the closing of the merger will be $45 million. The exact percentages will be based on NitroMed's and Archemix's respective net cash balance at closing of the merger and will not be calculated until that time.

        In connection with the proposed merger between NitroMed and Archemix, the name of NitroMed will be changed to "Archemix Corp." and the combined company plans to apply for listing of its shares on the NASDAQ Global Market under the trading symbol "ARCH." Following the merger, the combined company will be headquartered at Archemix's offices in Cambridge, Massachusetts.

        The proposed merger of NitroMed and Archemix is subject to a number of conditions, including stockholder approval of the transaction by NitroMed's and Archemix's stockholders, consummation of the asset sale and other customary closing conditions. NitroMed intends to seek stockholder approval of the proposed merger transaction at a separate special meeting of stockholders to be held at a later date following the special meeting of NitroMed stockholders at which the asset sale will be considered and after the asset sale is completed. Please note that NitroMed stockholders are only being asked to consider and vote upon the asset sale at the                    , 200    special meeting and will not be asked to consider or vote upon the proposed merger between NitroMed and Archemix at this special meeting.

 RISK FACTORS

        In addition to the other information included in and incorporated by reference into this proxy statement, including the matters addressed in the section entitled "Cautionary Statement Regarding Forward-Looking Statements" beginning on page 31, you should carefully consider each of the risks described below before deciding whether to vote for approval of the asset sale. You should also read and consider the other information in this proxy statement and the other documents incorporated by reference into this proxy statement. See the section entitled "Where You Can Find More Information" beginning on page 78.

 Risks Related to the Asset Sale

If NitroMed fails to complete the asset sale it will have limited resources with which to continue to operate its business and it may not be able to successfully complete any other strategic transactions for the sale or other divestiture of its BiDil and BiDil XR drug business or remaining assets, including the proposed merger with Archemix.

        The consummation of the proposed asset sale with JHP is subject to a number of closing conditions, including that NitroMed's stockholders approve the transaction. The obligation of JHP to complete the transaction is also subject to the absence of changes or circumstances that are materially adverse to the business, financial condition or results of operations of the BiDil and BiDil XR drug business as a whole or the assets to be sold in the asset sale, or that materially impair NitroMed's ability to complete the transaction. NitroMed's obligation to complete the asset sale is subject to the absence of a material adverse effect on the ability of JHP to complete the purchase of the assets. If the closing conditions for the transaction are not satisfied, then the asset purchase agreement can be terminated. NitroMed has determined to discontinue active promotion of BiDil and currently has very limited manpower with which to operate its business and also has limited cash resources to fund its operations. As such, if the asset purchase agreement is terminated and/or NitroMed is otherwise not able to consummate the asset sale, it will have limited ability to continue its operations.

        In addition, completion of the asset sale is a condition to the proposed merger of NitroMed and Archemix and if the asset sale is not approved by NitroMed's stockholders or if the asset sale does not close for other reasons, Archemix has the right to terminate the merger agreement, and it is likely it would do so. NitroMed's board of directors considered the risks and challenges facing the company in the future as compared to the opportunities available to the company in the future and concluded that the asset sale and the subsequent proposed merger with Archemix was the best alternative for maximizing value to NitroMed's stockholders.

        If NitroMed does not complete the asset sale, it will review all options for continuing operations, including seeking to identify and effect an alternative business combination, sale of assets or another similar strategic transaction or transactions. However, NitroMed may not be able to identify such an alternative transaction on favorable terms, if at all, and a third party may not offer to purchase NitroMed's assets for a price equal to or greater than the price proposed to be paid by JHP in the asset sale. If NitroMed is unable to successfully consummate one or more strategic transactions relating to its business, NitroMed may not have sufficient capital to execute on its business plan and could be required to curtail or cease its operations.

NitroMed does not expect to distribute any portion of the proceeds from the asset sale to its stockholders.

        NitroMed does not expect to distribute any portion of the proceeds from the asset sale to its stockholders. Instead, NitroMed's board of directors has considered a number of alternatives with respect to its remaining business following the completion of the asset sale, and on November 18, 2008, NitroMed entered into a merger agreement with Archemix regarding a proposed merger of NitroMed and Archemix conditioned upon and to be completed following the closing of the asset sale. In connection with the merger, NitroMed intends to use the net proceeds from the asset sale and the value of NitroMed's public company status and cash on hand to secure an equity position in the combined company. The proposed merger between NitroMed and Archemix is subject to a number of conditions, including stockholder approval of the transaction by NitroMed's and Archemix's stockholders, and the proposed merger may take longer to complete than NitroMed anticipates or may not occur at all. If the proposed merger between NitroMed and Archemix does not occur, NitroMed will continue to consider and explore strategic alternatives for its remaining business and assets that may include, without limitation, seeking to identify and effect a different business combination, a divestiture of any remaining assets, or another similar strategic transaction or transactions. The process of identifying and effecting such a transaction may take a considerable period of time and may not occur at all.

        After the asset sale to JHP, if the proposed merger between NitroMed and Archemix does not occur and NitroMed is unable to successfully identify and effect a strategic transaction for its remaining business, it will review all possibilities for the best possible strategic alternative for its remaining business and assets, including the possible dissolution of the company and liquidation of its assets, the discharge of any remaining liabilities, and the eventual distribution of remaining assets, if any, to NitroMed stockholders. At this time, NitroMed cannot give any assurances as to the amount of liquidation proceeds that might eventually be distributed to stockholders or the timing of such distribution, if any. Moreover, if NitroMed decides to dissolve and liquidate its assets, that action would require the approval of the holders of the majority of its then outstanding shares of common stock, and NitroMed can not give any assurances as to the amount of liquidation proceeds that might eventually be distributed to its stockholders.

The asset sale is a condition to the proposed merger between NitroMed and Archemix. Even if NitroMed's stockholders approve the asset sale, the proposed merger of NitroMed and Archemix may not be approved by stockholders or may not occur for other reasons.

        The merger of NitroMed and Archemix as currently proposed is conditioned upon completion of the asset sale to JHP. If the asset sale to JHP is not approved by NitroMed's stockholders or is not consummated for other reasons, the merger of NitroMed and Archemix will likely not be completed.

        Once the asset sale is approved, NitroMed will proceed with the sale of its BiDil and BiDil XR drug business to JHP, pay its liabilities that are not assumed by JHP and use some of the cash received from the asset sale to pay ongoing operating expenses. After the asset sale to JHP, NitroMed will have limited operations and assets with which to generate revenues and cash. If NitroMed's stockholders subsequently do not approve proposals relating to the merger of NitroMed and Archemix or the proposed merger is not completed for other reasons and NitroMed is unable to successfully identify and effect a strategic transaction for its remaining business, it will review all possibilities for the best possible strategic alternative for its remaining business and assets, including the possible dissolution of the company and liquidation of its assets, the discharge of any remaining liabilities, and the eventual distribution of remaining assets, if any, to NitroMed stockholders.

Pending the completion of the asset sale, NitroMed may not be able to enter into a business combination with another party because of restrictions in the asset purchase agreement.

        Covenants in the asset purchase agreement impede NitroMed's ability to complete specified transactions that are not in the ordinary course of business pending completion of the asset sale. Moreover, while the asset purchase agreement is in effect and subject to limited exceptions, NitroMed is prohibited from soliciting, initiating, encouraging, taking actions designed to facilitate any inquiries or the making of any proposal or offer that could lead to, or entering into discussions or negotiations with regard to, an acquisition proposal with any third party, subject to specified exceptions. Any such acquisition proposal could be favorable to NitroMed's stockholders.

NitroMed will incur significant expenses in connection with the asset sale, and could be required to make significant payments if the asset purchase agreement is terminated under certain conditions, either of which could adversely affect its financial condition and cause its stock price to decline.

        NitroMed could be obligated to pay JHP a termination fee of up to $857,500, based on an assumed purchase price of $24.5 million, under certain circumstances or to reimburse JHP under other specified circumstances for up to $500,000 in expenses in connection with the termination of the asset purchase agreement, if, among other things, (1) NitroMed's stockholders fail to approve the asset sale proposal presented at the special meeting, (2) at or prior to the time of such failure an acquisition proposal relating to NitroMed was announced, disclosed or otherwise communicated to the board of directors or stockholders of NitroMed and (3) within 12 months after the termination of the asset purchase agreement NitroMed enters into or consummates an acquisition transaction.

        In addition, NitroMed has incurred and expects to continue to incur significant expenses related to the proposed asset sale. As of October 31, 2008, NitroMed had approximately $1.6 million of fees and expenses billed and accrued in connection with the proposed transactions for legal, financial advisory, accounting and other services. These fees and expenses are payable by NitroMed even if the asset sale is not consummated.

        Any significant expenses or payment obligations incurred by NitroMed in connection with the asset sale could adversely affect its financial condition and its ability to continue to fund its operations, and could cause its stock price to further decline.

Risks Related to NitroMed

        In addition to the other information contained in this proxy statement, you should carefully consider each of the risks described below. Until the closing of the proposed asset sale with JHP, NitroMed expects to continue its commercial and development activities in accordance with its existing business strategy. Except as specifically described below, the following discussion of risks related to NitroMed does not reflect changes to NitroMed's business that may occur if it consummates the proposed asset sale with JHP or its proposed merger with Archemix.

        For a further discussion of NitroMed's risks relating to the asset sale, see "Risks Related to the Asset Sale" beginning on page 14.

Risks Relating to NitroMed's Business, Strategy and Financial Condition

NitroMed has discontinued active promotional activities related to its only commercially-available product, BiDil, which is likely to significantly adversely affect its future revenue and its ability to continue to fund its operations.

        In January 2008, NitroMed discontinued active promotional activities for BiDil based upon its determination that the successful commercialization of BiDil requires a magnitude of resources that it cannot currently allocate to the program, as well as its plans at that time to conserve cash in order to pursue the development of BiDil XR. NitroMed concurrently implemented a restructuring plan that eliminated approximately 80 positions, and its reduced headcount is currently approximately six positions. Although NitroMed has discontinued its promotional activities for BiDil, NitroMed continues to contract for the manufacture and to sell BiDil and maintain the product on the market for patients through normal wholesale and retail channels. NitroMed has also conducted limited advertising in select medical publications, and has utilized a third-party marketing firm to contact healthcare professionals on its behalf, in each case in an effort to maintain a limited market presence for BiDil.

        Unless and until it completes a divestiture of BiDil and BiDil XR, NitroMed expects to incur operating expenses going forward primarily related to keeping BiDil available on the market. NitroMed expects to fund a substantial portion of these operating expenses through ongoing BiDil sales.

NitroMed believes that the elimination of its sales force and discontinuation of its active promotional efforts related to BiDil is likely to result in a decline in BiDil prescriptions by healthcare providers and could also adversely affect the willingness of third party payors to provide reimbursement at favorable levels. If physicians do not continue to prescribe BiDil in sufficient quantities, and/or if managed care providers remove BiDil from a preferential reimbursement tier on their plan formularies, then NitroMed's future revenue from sales of BiDil will decline significantly, and it may not generate sufficient capital to fund its continued operations.

NitroMed has a history of operating losses and if it is not able to consummate the asset sale it will require substantial additional cash to fund its operating plan, including supporting any continued sales of BiDil and/or the development and commercialization of BiDil XR. If such additional capital is not available, NitroMed may be required to cease its operations.

        NitroMed has experienced significant operating losses since its inception in 1992. As of September 30, 2008, NitroMed had an accumulated deficit of $350.0 million. NitroMed has incurred losses in all but one quarter since its inception, it has discontinued active promotion of BiDil, and it may incur losses in future periods. Losses that NitroMed may incur in the future could fluctuate from quarter to quarter, and these fluctuations could be substantial.

        In January 2008, NitroMed ceased actively promoting sales of BiDil, which is its only significant source of revenue. Pending the sale of its BiDil and BiDil XR drug business to JHP, NitroMed expects to incur operating expenses going forward primarily related to keeping BiDil available on the market prior to the consummation of the asset sale. Whether or not the asset sale is completed, NitroMed believes that its existing sources of liquidity and the cash expected to be generated from future sales of BiDil, together with the significant reduction in expenditures as a result of its January 2008 restructuring, will be sufficient to fund its operations for at least the next twelve months. However, NitroMed's future capital requirements, and the period in which it expects its current cash to support its operations, may vary due to a number of factors, including the following:

  •
  NitroMed's ability to successfully consummate one or more strategic arrangements relating to its business and assets, including the asset sale and the proposed merger between NitroMed and Archemix, and the expenses related to any such transactions;

  •
  the amount of future product sales of BiDil;

  •
  the cost of manufacturing and selling BiDil;

  •
  the timing of collections related to sales of BiDil;

  •
  the time and costs involved in completing the clinical trials and further development of, and obtaining regulatory approvals for, BiDil XR, if at all;

  •
  the effect of competing technological and market developments;

  •
  the costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims;

  •
  the cost of maintaining licenses to use patented technologies;

  •
  unfavorable conditions in the capital markets, which may adversely affect the value and liquidity of its investments; and

  •
  general global and domestic economic conditions, including inflation, recessionary risks and volatile energy costs.

        NitroMed intends to divest all or substantially all of its business through the asset sale and then to consummate the proposed merger between NitroMed and Archemix. If the proposed merger with Archemix is not approved by NitroMed's stockholders or is not completed for other reasons, NitroMed will continue to consider and explore strategic alternatives for its remaining business and assets that may include, without limitation, seeking to identify and effect a different business combination, a divestiture of any remaining assets, or another similar strategic transaction or transactions. The process of identifying and effecting such a transaction may take a considerable period of time and may not occur at all.

        If, after the asset sale to JHP, the proposed merger between NitroMed and Archemix does not occur and NitroMed is unable to successfully identify and effect a strategic transaction for its remaining business, it will review all possibilities for the best possible strategic alternative for its remaining business and assets, including the possible dissolution of the company and liquidation of its assets, the discharge of any remaining liabilities, and the eventual distribution of remaining assets, if any, to NitroMed stockholders.

If NitroMed fails to regain compliance with the requirements for continued listing on the NASDAQ Global Market, its common stock could be delisted from trading, which would adversely affect the liquidity of its common stock and its ability to raise additional capital or enter into strategic transactions.

        On September 16, 2008, NitroMed received a letter from the NASDAQ Stock Market's Listing Qualifications Department providing notification that, for the last 30 consecutive business days, the bid price of its common stock had closed below the minimum $1.00 per share requirement for continued inclusion on The NASDAQ Global Market, referred to as the minimum bid price rule. NASDAQ stated in such notification that, in accordance with the NASDAQ Marketplace Rules, NitroMed has 180 calendar days, or until March 16, 2009, to regain compliance with the minimum bid price rule. On October 22, 2008, NitroMed received an additional letter from NASDAQ to advise it that NASDAQ has suspended enforcement of the bid price requirements for all NASDAQ listed companies through January 19, 2009. The bid price rules will be reinstated on January 20, 2009. As a result of this suspension, NASDAQ has informed NitroMed that, because it still had 151 days remaining in its 180 day compliance period as of the suspension date, that upon reinstatement of the bid price rules on January 20, 2009, NitroMed will still have that number of days, or until June 19, 2009, to regain compliance.

        NASDAQ has notified NitroMed that if, at any time before June 19, 2009, the bid price of its common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, NASDAQ will provide written notification that NitroMed has achieved compliance with the minimum bid price rule. However, NASDAQ may, in its discretion, require that NitroMed maintain a bid price of in excess of $1.00 for a period in excess of 10 days, but generally no more than 20 days, before determining that it has demonstrated the ability to maintain long-term compliance. If NitroMed does not regain compliance with the minimum bid price rule by June 19, 2009, NASDAQ will provide written notification that its securities will be delisted from The NASDAQ Global Market. At that time, NitroMed may appeal NASDAQ's determination to delist its securities to a NASDAQ Listing Qualifications Panel. NitroMed can not assure you that any such appeal, if made, would be successful. Alternatively, in the event such delisting is based solely upon non-compliance with the minimum bid price rule, NitroMed could apply to transfer its securities to The NASDAQ Capital Market, provided that it satisfies the requirements for initial listing on such market, other than the minimum bid price rule. If such an application were approved and NitroMed otherwise maintains the listing requirements for The NASDAQ Capital Market, other than the minimum bid price requirement, NitroMed would be afforded the remainder of The NASDAQ Capital Market's second 180 calendar day grace period in order to regain compliance with the minimum bid price rule.

        There are many factors that may adversely affect NitroMed's minimum bid price, including those described throughout this section titled "Risk Factors." Many of these factors are outside of NitroMed's control. As a result, NitroMed may not be able to sustain compliance with the minimum bid price rule in the long term. Any potential delisting of NitroMed's common stock from the

NASDAQ Global Market would make it more difficult for its stockholders to sell its common stock in the public market and would likely result in decreased liquidity and increased volatility for its common stock.

In the event that the asset sale is not completed and/or if NitroMed does not maintain an adequate level of revenue from sales of BiDil given its lack of promotional activities, the availability of cash to fund its planned development of BiDil XR will significantly decline, its BiDil XR development efforts may not be successful and its business may fail.

        NitroMed intends to sell its BiDil and BiDil XR drug business to JHP in the asset sale. Unless and until NitroMed successfully consummates the asset sale, NitroMed will depend upon continued sales of BiDil to fund a substantial portion of its costs and expenses to develop BiDil XR. In January 2008, NitroMed discontinued active promotional efforts related to BiDil, and it intends only to expend the resources necessary to maintain BiDil on the market for patients through normal wholesale and retail channels. As a result of NitroMed's lack of active promotional efforts for BiDil, sales of BiDil may decline rapidly. NitroMed's inability to successfully generate further revenue from BiDil sales will adversely affect its ability to seek to advance the development of BiDil XR, in which case NitroMed may be required to further curtail or cease its operations.

        Factors that NitroMed believes may materially adversely affect continued sales of BiDil, and may also affect sales of BiDil XR, if it is successfully developed and commercialized, include:

  •
  the discontinuation of NitroMed's active promotional efforts related to BiDil as a result of its January 2008 restructuring plan;

  •
  the unavailability of favorable government and third-party payor reimbursement;

  •
  NitroMed's inability to manufacture and sell BiDil at a competitive price;

  •
  the availability in generic form and at substantially lower prices of the individual components that constitute BiDil (isosorbide dinitrate, which is separately marketed for angina, and hydralazine hydrochloride, which is separately marketed for hypertension) and the misperception by physicians, patients and payors that these generic components are equivalent to BiDil;

  •
  the requirement by potential large purchasers of BiDil, such as hospitals or health maintenance organizations, or by state formularies, other government agencies or private payors that approve reimbursement for drugs, that the generic components of BiDil be substituted for BiDil;

  •
  the failure of physicians, third-party payors and patients to accept a product intended to improve therapeutic results based on ethnicity or to accept BiDil as being safe, effective, easy to administer and medically necessary; and

  •
  NitroMed's inability to maintain the necessary patent protection, licenses and regulatory approvals required to manufacture and sell BiDil.

If the third-party manufacturer of BiDil encounters delays or difficulties in production, NitroMed may not be able to meet demand for the product and it may lose potential revenue, which would adversely affect its financial results and its ability to execute its business plan.

        NitroMed does not physically manufacture BiDil and has no plans to do so. NitroMed has engaged Schwarz Pharma under a five-year exclusive manufacturing and supply agreement solely for the three times daily immediate release dosage formulation of BiDil. Under the supply agreement, NitroMed has the right to engage a backup manufacturer but does not currently have any backup manufacturing agreement in place. The terms of the supply agreement provide that it may be terminated by either NitroMed or Schwarz Pharma under specified circumstances, including a material breach of the supply agreement by either party, the occurrence of a payment default by NitroMed, its material impairment of the manufacturing licenses NitroMed has granted to Schwarz Pharma or a failure of Schwarz Pharma to supply conforming products. In addition, either party may terminate the supply agreement in the event the FDA takes any action, the result of which is to permanently prohibit the manufacture, sale or use of the product.

        Furthermore, Schwarz Pharma may encounter difficulties in production. These problems may include, but are not limited to:

  •
  difficulties with production costs and yields;

  •
  quality control and assurance;

  •
  difficulties obtaining ingredients for NitroMed's products;

  •
  shortages of qualified personnel;

  •
  compliance with strictly enforced federal, state and foreign regulations; and

  •
  lack of capital funding.

        If NitroMed is unable to maintain a commercially reasonable manufacturing agreement for the production of BiDil with Schwarz Pharma, it has no back-up manufacturing facility and thus it would not be able to manufacture and sell BiDil until another facility was qualified. The number of third-party manufacturers with the manufacturing and regulatory expertise and facilities necessary to manufacture finished products for NitroMed on a commercial scale is limited, and it would take a significant amount of time to arrange, qualify, and receive necessary regulatory approval for alternative arrangements. NitroMed may not be able to contract for alternative manufacturing on acceptable terms, if at all.

        If NitroMed is unable to successfully contract for third-party manufacturing, or if Schwarz Pharma or any other third-party manufacturer of BiDil fails to deliver the required commercial quantities of finished product on a timely basis and at commercially reasonable prices, NitroMed may be unable to meet the demand for its product and it may lose potential revenues, all of which could cause the price of its common stock to decline and would adversely affect its financial results and its ability to execute its business plan.

NitroMed relies on a single supplier for one of the two active ingredients in BiDil, and the loss of this supplier could prevent or interrupt the sale of BiDil, which would materially harm its business.

        NitroMed relies on Sumitomo Corp. for its supply of hydralazine hydrochloride, one of the two active ingredients in BiDil. Sumitomo is currently the only supplier that is qualified to provide hydralazine hydrochloride for the manufacture of BiDil. NitroMed does not have any agreement with Sumitomo regarding the supply of hydralazine hydrochloride. If Sumitomo stops manufacturing or is unable to manufacture hydralazine hydrochloride, or if NitroMed is unable to procure hydralazine hydrochloride from Sumitomo on commercially favorable terms, NitroMed will need to identify, qualify, and obtain FDA approval of a new drug application, or NDA, supplement for an alternative manufacturer/supplier of hydralazine hydrochloride. If NitroMed is unable or delayed in doing this, NitroMed may be unable to continue to sell BiDil on commercially viable terms, if at all, or the supply of BiDil may be interrupted. Furthermore, because Sumitomo is currently the sole qualified supplier of hydralazine hydrochloride for the manufacture of BiDil, Sumitomo exercises control over the price of hydralazine hydrochloride that NitroMed purchases. Any increase in the price for hydralazine hydrochloride may reduce NitroMed's gross margins and adversely affect its ability to sell BiDil at a favorable price, unless an alternative manufacturer/supplier can be identified and qualified, a NDA supplement for the use of this manufacturer/supplier can be approved by the FDA, and a favorable price can be negotiated.

BiDil is subject to ongoing regulatory review and oversight. If NitroMed fails to comply with continuing United States regulations, it could lose its approval to market BiDil and its business would be seriously harmed.

        Even after approval, any products NitroMed develops are subject to ongoing regulatory review and restrictions, including the review of new clinical results and other post-marketing data. The FDA can propose to withdraw approval or place additional restrictions on indications for which NitroMed can market the product or the manner in which it may distribute the product if new clinical data or experience shows that a product is not safe for use under the approved conditions of use. In addition, NitroMed is required to report any serious and unexpected adverse experiences and certain quality problems with BiDil and make other periodic reports to the FDA.

        The marketing claims NitroMed is permitted to make in labeling or advertising regarding its marketed products must comply with FDA laws and regulations and are limited to those specified in any FDA approval. Although NitroMed is not actively marketing BiDil, it could face liability for its previous marketing activities if the FDA believes that NitroMed has promoted its products for unapproved indications or otherwise failed to comply with the FDA's promotional labeling or advertising regulations, or guidelines regarding company support for continuing medical education. Based on such allegations, the FDA could issue an untitled letter or warning letter, or take other enforcement action including seizure of allegedly violative product, injunctions or civil or criminal prosecution against NitroMed and its officers or employees. In addition, the Department of Justice enforces laws prohibiting kickbacks to healthcare providers and false claims in connection with government-funded reimbursement programs for drug purchases, such as Medicare and Medicaid, and any prior off-label marketing of BiDil could subject NitroMed to civil or criminal prosecution, for which the government could seek to recover substantial monetary penalties, the imposition of restrictions on its marketing activities, and the exclusion of BiDil from eligibility for government reimbursement programs.

        In addition, the manufacturer and the manufacturing facilities NitroMed uses to produce BiDil are subject to periodic review and inspection by the FDA. The discovery of any previously unknown problems with a product, manufacturer or facility may result in restrictions on the product, manufacturer or manufacturing facility, including withdrawal of the product from the market. Certain changes to an approved product often require prior FDA approval before the product, as modified, may be marketed.

        If NitroMed or its third-party manufacturers or service providers fail to comply with applicable federal, state or foreign laws or regulations, NitroMed or they could be subject to enforcement actions which could affect NitroMed's ability to develop, market and sell BiDil successfully and could harm its reputation and lead to lower acceptance of BiDil by the market. These enforcement actions include product seizures; voluntary or mandatory recalls; patient or physician notifications, including letters to healthcare professionals and corrective advertising; withdrawal of product approvals; restrictions on, or prohibitions against, marketing its products; operating restrictions; fines; restrictions on importation or exportation of its products; injunctions; debarments; civil and criminal penalties; and suspension of review of, or refusal to approve, pending applications.

Clinical testing of BiDil XR may not be successful, in which case NitroMed may be unable to commercialize BiDil XR and the value of its business will substantially decline.

        In order to obtain regulatory approvals for the commercial sale of BiDil XR, NitroMed will be required to complete clinical trials in humans to demonstrate the safety and efficacy of BiDil XR. Clinical testing is expensive, difficult to design and implement, can take many years to complete and is uncertain as to outcome. A failure of one or more of NitroMed's clinical trials of BiDil XR can occur at any stage of testing.

        NitroMed met with the FDA in December 2007, and the agency agreed that NitroMed's clinical development plan to conduct bioequivalence and pharmacodynamic studies comparing BiDil XR to the current commercial immediate release formulation of BiDil is acceptable. The agency indicated that such a plan could support FDA approval to commercialize BiDil XR, if bioequivalence is demonstrated. The bioequivalence study design compares the pharmacokinetics of the XR formulation to the pharmacokinetics of the immediate release formulation. Pharmacokinetics refers to the manner in which the body absorbs, distributes, metabolizes and excretes the study drug. The adequacy of the results will ultimately be determined by the FDA during the regulatory review period. Although NitroMed is encouraged by this meeting with the FDA, it may experience numerous unforeseen events during, or as a result of, its planned clinical trials of BiDil XR that could delay or prevent its ability to receive regulatory approval for, or commercialize, BiDil XR, including:

  •
  conditions imposed on NitroMed by the FDA regarding the scope or design of its clinical trials;

  •
  difficulty obtaining or maintaining internal review board approval of studies;

  •
  problems in finalizing the formulation of BiDil XR through NitroMed's planned clinical studies;

  •
  NitroMed's clinical trials may produce negative or inconclusive results, and it may decide, or regulators may require it, to conduct additional clinical trials, including testing alternative formulations of BiDil XR;

  •
  the number of patients required for NitroMed's clinical trials may be larger than it anticipates, enrollment in its clinical trials may be slower than it currently anticipates, or participants may drop out of its clinical trials at a higher rate than it anticipates, any of which would result in significant delays and increased costs;

  •
  NitroMed's third party contractors may fail to comply with regulatory requirements or meet their contractual obligations to NitroMed in a timely manner;

  •
  NitroMed might have to suspend or terminate one or more of its clinical trials if the participants are being exposed to unacceptable health risks;

  •
  regulators may require that NitroMed holds, suspends or terminates clinical research for various reasons, including noncompliance with regulatory requirements;

  •
  the cost of NitroMed's clinical trials may be greater than it anticipates;

  •
  the supply or quality of BiDil XR or other materials necessary to conduct NitroMed's clinical trials may be insufficient or inadequate; and

  •
  the effects of BiDil XR may not be the desired effects or may include undesirable side effects or may have other unexpected characteristics.

        If NitroMed is required to conduct additional clinical trials or other testing of BiDil XR beyond those that it currently contemplates, if NitroMed is unable to successfully complete its clinical trials or other testing, if the results of these trials or tests are not positive or are only modestly positive or if there are safety concerns, NitroMed may:

  •
  be delayed in obtaining marketing approval for BiDil XR;

  •
  not be able to obtain marketing approval;

  •
  obtain approval for an indication that is not as broad as intended; or

  •
  have the product removed from the market after obtaining marketing approval.

        NitroMed's product development costs will also increase if it experiences delays in testing or approvals. NitroMed does not know whether future clinical trials will begin as planned, will need to be redesigned or will be completed on schedule, if at all. Significant clinical trial delays also could shorten any periods during which NitroMed may have the exclusive right to commercialize BiDil XR, or allow its competitors to bring products to market before it does, which could impair its ability to commercialize BiDil XR and may harm its business and results of operations.

NitroMed currently relies on a third party contract research organization to conduct its clinical trials of BiDil XR, and NitroMed relies on other third party entities to conduct certain testing activities related to these clinical trials. These third parties may not perform satisfactorily, including failing to meet established deadlines for the completion of such trials.

        NitroMed does not independently conduct clinical trials for BiDil XR. NitroMed relies on a third party contract research organization to enroll qualified patients and conduct its clinical trials of BiDil XR. In addition, NitroMed relies on other third party entities to conduct testing activities related to these clinical trials. NitroMed's reliance on these third parties for clinical development activities reduces its control over these activities. NitroMed is responsible for ensuring that each of its clinical trials is conducted in accordance with the general investigational plan and protocols for the trial. Moreover, the FDA requires NitroMed to comply with standards, commonly referred to as Good Clinical Practices, for conducting, recording, and reporting the results of clinical trials to assure that data and reported results are credible and accurate and that the rights, integrity and confidentiality of trial participants are protected. NitroMed's reliance on third parties that it does not control does not relieve NitroMed of these responsibilities and requirements. Furthermore, any of these third parties may also have relationships with other entities, some of which may be its competitors. If any of these third party entities fail to successfully carry out their contractual duties, meet expected deadlines or conduct NitroMed's clinical trials and related testing in accordance with regulatory requirements or its stated protocols, NitroMed will not be able to obtain, or may be delayed in obtaining, regulatory approvals for BiDil XR and will not be able to, or may be delayed in its efforts to, successfully commercialize BiDil XR.

If NitroMed is not able to obtain required regulatory approvals, it will not be able to commercialize BiDil XR and its ability to generate revenue will be materially impaired.

        BiDil XR, and the activities associated with its development and commercialization, including testing, manufacture, safety, efficacy, recordkeeping, labeling, storage, approval, advertising, promotion, sale and distribution, are subject to comprehensive regulation by the FDA and other regulatory agencies in the United States and by authorities in other countries. Failure to obtain regulatory approval for BiDil XR will prevent NitroMed from commercializing BiDil XR.

        Securing FDA approval may require the submission of extensive preclinical and clinical data, information about product manufacturing processes and inspection of facilities and supporting information to the FDA for each therapeutic indication to establish the product candidate's safety and efficacy. BiDil XR may not be effective, may be only moderately effective or may prove to have undesirable side effects, toxicities or other characteristics that may preclude its obtaining regulatory approval or prevent or limit commercial use.

        The process of obtaining regulatory approvals is expensive and often takes many years, if approval is obtained at all, and can vary substantially based upon the type, complexity and novelty of the product candidate involved. Changes in the regulatory approval policy during the development period, changes in or the enactment of additional statutes or regulations, or changes in regulatory review for each submitted product application, may cause delays in the approval or rejection of an application. The FDA has substantial discretion in the approval process and may refuse to accept any application, or the FDA may decide that NitroMed's data are insufficient for approval and require additional preclinical, clinical or other studies. In addition, varying interpretations of the data obtained from preclinical and clinical testing could delay, limit or prevent regulatory approval of a product candidate. Any regulatory approval NitroMed ultimately obtains may be limited in scope or subject to restrictions or post-approval commitments that render the product not commercially viable. If any regulatory approval that NitroMed obtains is delayed or is limited, it may decide not to commercialize BiDil XR after receiving the approval.

The development and future commercialization of BiDil XR may be terminated or delayed, and the cost of development and future commercialization may increase, if third parties on whom NitroMed relies to manufacture BiDil XR do not fulfill their obligations.

        NitroMed does not have manufacturing capabilities for BiDil XR and has no current plans to develop any such capacity in the future. In order to continue to develop BiDil XR, apply for regulatory approvals and commercialize this product, NitroMed plans to rely on its collaborative licensor, Elan Pharma International Limited, or Elan, for the production of clinical and commercial quantities of BiDil XR. In addition, contract manufacturers are subject to ongoing periodic, unannounced inspection by the FDA and corresponding state and foreign agencies or their designees to ensure strict compliance with current Good Manufacturing Practices, or cGMP, and other governmental regulations and corresponding foreign standards. The cGMP requirements govern, among other things, quality control of the manufacturing process and documentation of policies and procedures. Other than through contract, NitroMed does not have control over compliance by its contract manufacturers with these regulations and standards. NitroMed's present or future contract manufacturers may not be able to comply with cGMP and other FDA requirements or similar regulatory requirements outside the United States. Any failure by NitroMed's contract manufacturers or NitroMed to comply with applicable regulations could result in sanctions being imposed on it, including fines, injunctions, civil penalties, failure of regulatory authorities to grant marketing approval of BiDil XR, delays, suspension or withdrawal of approvals, seizures or recalls of such product candidate, operating restrictions, and criminal prosecutions, any of which could significantly and adversely affect NitroMed's business. NitroMed will depend upon these third parties to perform their obligations in a timely manner and in accordance with applicable laws and regulations, including those related to quality control and quality assurance. To the extent that third-party manufacturers with whom NitroMed contracts fail to perform their obligations in accordance with applicable laws and regulations, NitroMed may be adversely affected in a number of ways, including:

  •
  NitroMed may not be able to initiate or continue clinical trials of BiDil XR;

  •
  NitroMed may be delayed in submitting applications for regulatory approvals for BiDil XR; and

  •
  even if NitroMed successfully commercializes BiDil XR, it may be required to cease distribution and/or recall some or all batches of the product and it may not be able to meet commercial demands for its products or achieve profitability.

Risks Relating to NitroMed's Intellectual Property Rights

NitroMed's patent protection for BiDil, the individual components of which are available in generic form, is limited, and NitroMed may be subject to generic substitution or competition and resulting pricing pressure.

        NitroMed has no composition of matter patent covering BiDil, its product for the treatment of heart failure in self-identified black patients as an adjunct to current standard therapy. BiDil is a fixed-dose combination of two individual components, isosorbide dinitrate and hydralazine hydrochloride, both of which are available in generic form, which are approved and separately marketed, in dosages similar to those it includes in BiDil, for indications other than heart failure, at prices below the prices NitroMed is charging for BiDil. NitroMed has two issued method-of-use patents that expire in 2020. One patent covers the use of the combination of isosorbide dinitrate and hydralazine hydrochloride to reduce mortality associated with chronic congestive heart failure, for improving the oxygen consumption, for improving the quality of life or for improving exercise tolerance in a black patient. The other patent covers the use of the combination of isosorbide dinitrate and hydralazine hydrochloride in certain dosage amounts for reducing mortality associated with heart failure in a black patient. NitroMed's method of use patent that covered the use of the combination of isosorbide dinitrate and hydralazine hydrochloride to reduce the incidence of mortality associated with chronic congestive heart failure expired in accordance with its terms in April 2007.

        NitroMed may not be able to enforce its method-of-use patents to prevent physicians from prescribing isosorbide dinitrate and hydralazine hydrochloride separately for the treatment of heart failure in black patients, even though neither drug is approved for such use. NitroMed also may not be able to enforce these method-of-use patents to prevent hospitals and pharmacies from supplying such patients with these individual components separately in lieu of BiDil.

        Other factors may also adversely affect NitroMed's patent protection for BiDil. If NitroMed is successful in marketing BiDil, manufacturers of generic drugs will have an incentive to challenge its patent position. The combination therapy of isosorbide dinitrate and hydralazine hydrochloride for use in heart failure was developed through lengthy, publicly-sponsored clinical trials conducted during the 1980s, prior to the filing of the patent application that resulted in the 2007 patent. The U.S. Patent and Trademark Office, or U.S. patent office, considered published reports on these clinical trials and concluded that they did not constitute prior art that would prevent the issuance of the 2007 patent. The U.S. patent office also considered the question of whether the 2007 patent constituted prior art with respect to the 2020 patents, and determined that the claims of the 2020 patents were non-obvious and patentable. A court considering the validity of the 2020 patents with respect to questions of prior art might be presented with other alleged prior art or might reach conclusions different than those reached by the U.S. patent office. If the 2020 patents were to be invalidated or if physicians were to prescribe isosorbide dinitrate and hydralazine hydrochloride separately for heart failure in black patients, NitroMed's BiDil revenue could be significantly reduced, it could fail to recover the cost of developing BiDil and BiDil might not be a viable commercial product.

If NitroMed is not able to obtain and enforce patent protection for its discoveries, its ability to divest its product candidates and technologies will be harmed, and NitroMed may not be able to operate its business profitably.

        NitroMed's success depends, in part, on its ability to protect proprietary methods and technologies that NitroMed developed under the patent and other intellectual property laws of the United States and other countries, in order to prevent others from using its inventions and proprietary information. Because certain United States patent applications are confidential until patents issue, such as applications filed prior to November 29, 2000, or applications filed after such date which will not be filed in foreign countries, third parties may have filed patent applications for technology covered by NitroMed's pending patent applications without it being aware of those applications, and NitroMed's patent applications may not have priority over patent applications of others.

        The process of seeking patent protection for NitroMed's discoveries is expensive and time consuming, and NitroMed may not be able to prosecute all necessary or desirable patent applications or maintain all issued patents at a reasonable cost. Despite NitroMed's efforts to protect its proprietary rights, unauthorized parties may be able to obtain and use information that NitroMed regards as proprietary. The mere issuance of a patent does not guarantee that it is valid or enforceable; even if NitroMed has obtained patents, they may not be valid or enforceable against third parties.

        The issued patents and patent applications for NitroMed's potential product candidates and nitric oxide technology include claims with respect to both the composition of specific products or compounds and specific methods of using these products or compounds in therapeutic areas. In some cases, like BiDil, NitroMed's only patent protection is with respect to the method of using a product or compound. Method-of-use patents may provide less protection for NitroMed's product candidates and products. If another company gains FDA approval for an indication separate from the one claimed in NitroMed's method-of-use patents, physicians may be able to prescribe that product for use in the approved indication. In addition, physicians may prescribe a product for which NitroMed or its potential strategic partners have obtained approval for an unapproved indication for that product. As a practical matter, NitroMed or its potential strategic partners may not be able to enforce NitroMed's method-of-use patents against physicians prescribing products for such off-label use. Off-label use and any resulting off-label sales could make it more difficult to obtain the price NitroMed or its potential strategic partners would otherwise wish to achieve for, or to successfully commercialize, its potential products. In addition, in those situations where NitroMed has only method-of-use patent coverage for a product candidate, it may be more difficult to find a pharmaceutical company partner to license or support development of NitroMed's potential product candidates.

        NitroMed's pending patent applications may not result in issued patents. The patent position of pharmaceutical or biotechnology companies, including NitroMed's, is generally uncertain and involves complex legal and factual considerations. The standards which the U.S. patent office and its foreign counterparts use to grant patents are not always applied predictably or uniformly and can change over time. There is also no uniform, worldwide policy regarding the subject matter and scope of claims granted or allowable in pharmaceutical or biotechnology patents. Accordingly, NitroMed does not know the degree of future protection for its proprietary rights or the breadth of claims allowed in any patents issued to NitroMed or to others.

        NitroMed also relies on trade secrets, know-how and technology, which are not protected by patents, to maintain its competitive position. If any trade secret, know-how or other technology not protected by a patent were to be disclosed to or independently developed by a competitor, NitroMed's business and financial condition could be materially adversely affected.

If NitroMed becomes involved in patent litigation or other proceedings to enforce its patent rights, NitroMed would incur substantial costs and expenses, could incur substantial liability for damages and could be required to stop product development and commercialization efforts.

        A third party may sue NitroMed for infringing on its patent rights. Likewise, NitroMed may need to resort to litigation to enforce a patent issued to it or to seek a declaratory judgment on the scope and validity of third-party proprietary rights. The cost to NitroMed of any litigation or other proceedings relating to intellectual property rights, even if resolved in NitroMed's favor, could be substantial, and the litigation would divert management's efforts. Some of NitroMed's competitors may be able to sustain the costs of complex patent litigation more effectively than NitroMed can because they have substantially greater resources. Uncertainties resulting from litigation could limit NitroMed's ability to continue its operations.

        If a third party is able to successfully claim that the development or use by NitroMed of proprietary technologies infringes upon their intellectual property rights, NitroMed might be forced to pay damages, potentially including treble damages, if it is found to have willfully infringed on such parties' patent rights. In addition to any damages NitroMed might have to pay, a court could require NitroMed to stop the infringing activity or obtain a license on terms that are unfavorable to NitroMed. In addition, some licenses may be non-exclusive, and therefore NitroMed's competitors may have access to the same technology licensed to NitroMed. If NitroMed fails to obtain a required license or is unable to design around a patent, NitroMed may be unable to effectively market some of its technology and product candidates, which could limit its ability to generate revenues or achieve profitability and possibly prevent NitroMed from generating sufficient revenue to sustain its operations.

NitroMed in-licenses a significant portion of its principal proprietary technologies, and if it fails to comply with its obligations under any of the related agreements, NitroMed could lose license rights that are necessary to commercializing BiDil and out-licensing its other product candidates.

        NitroMed is a party to a number of licenses that give NitroMed rights to third-party intellectual property that are necessary for its business. In particular, NitroMed has obtained the exclusive right to develop and commercialize BiDil pursuant to a license agreement with Dr. Jay N. Cohn, and some of NitroMed's intellectual property rights relating to nitric oxide compounds have been obtained pursuant to license agreements with the Brigham and Women's Hospital and Boston University. In addition, NitroMed may enter into additional licenses in the future. These licenses impose various development, commercialization, funding, royalty, diligence, and other obligations on NitroMed. If NitroMed breaches these obligations, the licensor may have the right to terminate the license or render the license non-exclusive, which could result in NitroMed being unable to develop, manufacture and sell products that are covered by the licensed technology.

Risks Relating to NitroMed's Industry

NitroMed could be negatively impacted by the application or enforcement of federal and state fraud and abuse laws, including anti-kickback laws and other federal and state anti-referral laws.

        NitroMed is subject to various federal and state laws pertaining to healthcare fraud and abuse, including anti-kickback laws and physician self-referral laws. Violations of these laws are punishable by criminal and civil sanctions, including, in some instances, imprisonment and exclusion from participation in federal and state healthcare programs, including the Medicare, Medicaid and Veterans Administration health programs. Because of the far-reaching nature of these laws, NitroMed may be required to alter or discontinue one or more of its practices to be in compliance with these laws. Healthcare fraud and abuse regulations are complex, and even minor irregularities can potentially give rise to claims that a statute or prohibition has been violated. Any violations of these laws, or any action against NitroMed for violation of these laws, even if NitroMed successfully defends against it, could result in a material adverse effect on its business, financial condition and results of operations. Moreover, if there is a change in law, regulation or administrative or judicial interpretations, NitroMed may have to change or discontinue its business practices or its existing business practices could be challenged as unlawful, which could have a material adverse effect on its business, financial condition and results of operations.

        In addition, NitroMed could become subject to false claims litigation under federal statutes, which can lead to treble damages based on the reimbursements by federal healthcare programs, civil money penalties (including penalties levied on a per false claim basis), restitution, criminal fines and imprisonment, and exclusion from participation in Medicare, Medicaid and other federal and state healthcare programs. These false claims statutes include the False Claims Act, which allows any person to bring suit on behalf of the federal government alleging the submission of false or fraudulent claims, or causing to present such false or fraudulent claims, under federal programs or contracts claims or other violations of the statute and to share in any amounts paid by the entity to the government in fines or settlement. These suits against pharmaceutical and biotechnology companies have increased significantly in recent years and have increased the risk that a healthcare company will have to defend a false claim action, pay fines or restitution, or be excluded from the Medicare, Medicaid or other federal and state healthcare programs as a result of an investigation arising out of such action. It is possible that NitroMed could become subject to such litigation and, if NitroMed is not successful in defending against it, such litigation would have a material adverse effect on its business, financial condition and results of operations. In addition, the cost of defending claims or allegations under the False Claims Act, even if successful, would also have a material adverse effect on its business, financial condition and results of operations.

NitroMed faces significant competition and its ability to successfully compete has been significantly adversely affected by its discontinuation of promotional activities for BiDil, which may result in others commercializing competitive products more successfully.

        The pharmaceutical industry is highly competitive and characterized by rapid and significant technological change. Moreover, because NitroMed has discontinued all promotional activities for BiDil and NitroMed has ceased all research and development related to its nitric oxide-based product candidates, its ability to effectively compete in the marketplace has been significantly adversely affected. NitroMed's principal competitors are large, multinational pharmaceutical companies that have substantially greater financial and other resources than NitroMed does and are conducting extensive research and development activities on technologies and product candidates similar to or competitive with NitroMed's. Many of NitroMed's competitors are more experienced than NitroMed is in pharmaceutical development and commercialization, obtaining regulatory approvals and product marketing and manufacturing. As a result, NitroMed's competitors may:

  •
  develop and commercialize products that render BiDil and/or BiDil XR, if successfully developed and commercialized, obsolete or non-competitive or that cause BiDil to be less desirable as a result of patent or non-patent exclusivity;

  •
  develop product candidates and market products that are less expensive or more effective than BiDil;

  •
  initiate or withstand substantial price competition more successfully than NitroMed can;

  •
  have greater success in recruiting skilled scientific workers from the limited pool of available talent;

  •
  more effectively negotiate third-party licenses and strategic relationships; and

  •
  take advantage of product acquisition or other opportunities more readily than NitroMed can.

        There are a number of companies currently marketing and selling products to treat heart failure in the general population that compete with BiDil. These include GlaxoSmithKline, plc, which currently markets Coreg®, Merck & Co., Inc., which currently markets Vasotec® and Astra Zeneca, plc, which currently markets Toprol XL®. NitroMed also competes on the basis of the availability in generic form and at substantially lower prices of the individual components that constitute BiDil (isosorbide dinitrate, which is separately marketed for angina, and hydralazine hydrochloride, which is separately marketed for hypertension). Although these generic components are not bioequivalent to BiDil, physicians have prescribed them in lieu of prescribing BiDil and may continue to do so in the future.

        NitroMed expects to face similar competitive factors with respect to BiDil XR to the extent that BiDil XR is successfully developed and commercialized.

NitroMed may be exposed to product liability claims and may not be able to obtain or maintain adequate product liability insurance.

        NitroMed's business exposes it to the risk of product liability claims that is inherent in the clinical testing, manufacturing and marketing of human therapeutic products. NitroMed's clinical trial and commercial product liability insurance is subject to deductibles and coverage limitations. NitroMed may not be able to obtain or maintain insurance on acceptable terms, if at all. Moreover, any insurance that NitroMed does obtain may not provide adequate protection against potential liabilities, and its capital resources could be depleted as a result.

Risks Relating to NitroMed's Common Stock

The price of NitroMed's common stock is likely to continue to be volatile in the future.

        The stock market has from time to time experienced significant price and volume fluctuations that may be unrelated to the operating performance of particular companies. In addition, the market price of NitroMed's common stock has been and may continue to be highly volatile. During the period from January 1, 2006 to November 21, 2008, the day before the filing of this proxy statement, NitroMed's stock price has ranged from a low of $0.15 per share on October 6, 2008 to a high of $14.90 per share on January 9, 2006. The following factors, among others, may affect the price of NitroMed's common stock:

  •
  fluctuations in NitroMed's financial results, including with respect to sales of BiDil;

  •
  announcements concerning fundamental or material corporate transactions, restructuring or the like, or NitroMed's failure to successfully consummate any such transaction;

  •
  general market conditions, both domestic and international;

  •
  announcements of technological innovations or new commercial products by NitroMed's competitors;

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  announcements of actual or potential results relating to NitroMed's BiDil XR development program;

  •
  governmental regulations and regulatory developments in both the U.S. and foreign countries affecting NitroMed or its competitors;

  •
  disputes relating to patents or other proprietary rights affecting NitroMed or its competitors;

  •
  public concern as to the safety of products developed by NitroMed or other biotechnology and pharmaceutical companies;

  •
  fluctuations in price and volume in the stock market in general, or in the trading of the stock of biopharmaceutical and biotechnology companies in particular, that are unrelated to NitroMed's operating performance;

  •
  sales of common stock by existing stockholders; and

  •
  the perception that such issuances or sales could occur.

Insiders have substantial control over NitroMed and could delay or prevent a change in corporate control.

        As of November 1, 2008, NitroMed's directors and executive officers, together with their affiliates, beneficially owned, in the aggregate, approximately 35% of its outstanding common stock. As a result, these stockholders, if acting together, may have the ability to determine the outcome of matters submitted to NitroMed's stockholders for approval, including the election and removal of directors and any merger, consolidation or sale of all or substantially all of NitroMed's assets. In addition, these persons, if acting together, could have the ability to control the management and affairs of NitroMed. Accordingly, this concentration of ownership may harm the market price of NitroMed's common stock by:

  •
  delaying, deferring or preventing a change in control of NitroMed;

  •
  impeding a merger, consolidation, takeover or other business combination involving NitroMed; or

  •
  discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of NitroMed.

Provisions in NitroMed's charter documents and under Delaware law may prevent or frustrate attempts by stockholders to change current management and hinder efforts to acquire a controlling interest in NitroMed.

        Provisions of NitroMed's restated certificate of incorporation and bylaws may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions may prevent or frustrate attempts by stockholders to replace or remove NitroMed's current management. These provisions include:

  •
  a prohibition on stockholder action through written consent;

  •
  a requirement that special meetings of stockholders be called only by a majority of the board of directors, the chairman of the board or the chief executive officer;

  •
  advance notice requirements for stockholder proposals and nominations;

  •
  limitations on the ability of stockholders to amend, alter or repeal NitroMed's certificate of incorporation or bylaws; and

  •
  the authority of the board of directors to issue preferred stock with such terms as the board of directors may determine.

        In addition, Section 203 of the Delaware General Corporation Law prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder, generally defined as a person or entity which together with its affiliates owns or within the last three years has owned 15% of NitroMed's voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. Accordingly, Section 203 may discourage, delay or prevent a change in control of NitroMed.

Substantially all of NitroMed's outstanding common stock may be sold into the market at any time. This could cause the market price of its common stock to drop significantly.

        Sales of a substantial number of shares of NitroMed's common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of NitroMed's common stock. As of November 1, 2008, there were 46,076,551 shares of common stock outstanding. Substantially all of these shares may also be resold in the public market at any time. In addition, NitroMed has a significant number of shares that are subject to outstanding options and restricted stock awards. The sale of the common stock underlying these options and pursuant to these restricted stock awards after such time as the options and restricted stock awards have vested and become exercisable or free from forfeiture, as the case may be, could cause a further decline in NitroMed's stock price. These sales also might make it difficult for NitroMed to sell equity securities in the future at a time and at a price that it deems appropriate.

NitroMed may incur significant costs and suffer management distraction and reputational damage from class action litigation.

        NitroMed's stock price has been, and is likely to continue to be, volatile. When the market price of a company's stock is volatile, holders of that company's stock may bring securities class action litigation against the company that issued the stock. If any of NitroMed's stockholders were to bring a lawsuit of this type against NitroMed, even if the lawsuit was without merit, NitroMed could incur substantial costs defending the lawsuit.

 CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

        This proxy statement, and the documents to which NitroMed refers you in this proxy statement, contain forward-looking statements about NitroMed's plans, objectives, expectations and intentions. Forward-looking statements include information concerning possible or assumed future results of operations of NitroMed, the expected completion and timing of the asset sale, the anticipated purchase price to be received by NitroMed in the asset sale, other information relating to the asset sale, information relating to the proposed merger between NitroMed and Archemix, including the proposed terms and conditions of that transaction and the tax-free, all-stock nature of the transaction, the timing of the proposed merger and NitroMed's ability to consummate the proposed merger, if at all, information relating to NitroMed's consideration of strategic alternatives should either the asset sale or the proposed merger between NitroMed and Archemix, or both, not be completed in a timely manner or at all, and any other statements about NitroMed management's future expectations, beliefs, goals, plans or prospects. You can identify these statements by words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate," "forecast," "potential," "contemplate," "expect," "could," "would," "may," "will" and "can" or similar words. You should read statements that contain these words carefully. They discuss NitroMed's future expectations or state other forward-looking information, and may involve known and unknown risks over which NitroMed has no control, including, without limitation:

  •
  the ability of NitroMed to complete the proposed asset sale;

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  the satisfaction of the conditions to consummate the asset sale, including the approval of the asset sale by NitroMed's stockholders;

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  the occurrence of any event, change or other circumstance that could give rise to the termination of the asset purchase agreement;

  •
  the outcome of any legal proceeding that may be instituted against NitroMed or others following the announcement of the asset purchase agreement;

  •
  the amount of the costs, fees, expenses and charges related to the asset sale;

  •
  adjustments to the purchase price payable to NitroMed in connection with the asset sale;

  •
  indemnification amounts payable by NitroMed in connection with the asset sale;

  •
  the potential value created by the proposed asset sale for NitroMed's stockholders;

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  NitroMed's results of operations, financial condition and businesses, and the expected impact of the proposed asset sale on NitroMed's financial and operating performance;

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  NitroMed's ability to continue to generate revenue from sales of BiDil without active promotional efforts;

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  NitroMed's ability to continue the manufacturing and distribution of its sole product, BiDil;

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  patient, physician and payor acceptance of products and products under development;

  •
  regulatory risks;

  •
  competitive pressures;

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  the ability to maintain and enforce necessary intellectual property protection;

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  NitroMed's ability to maintain compliance with NASDAQ Global Market listing standards; and

  •
  general industry and market conditions.

        These and other risks are described in greater detail in the section entitled "Risk Factors" beginning on page 14 of this proxy statement. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. In addition, any forward-looking statements in this proxy statement represent NitroMed's views only as of the date of this proxy statement and should not be relied upon as representing NitroMed's views as of any subsequent date. NitroMed anticipates that subsequent events and developments will cause its views to change. However, while NitroMed may elect to update these forward-looking statements publicly at some point in the future, NitroMed specifically disclaims any obligation to do so, expect as may be required by law, either as a result of new information, future events or otherwise. NitroMed's forward-looking statements generally do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments it may make. In particular, unless otherwise stated or the context otherwise requires, NitroMed has prepared this proxy statement as if it were going to remain an independent, standalone company. If NitroMed consummates the asset sale, the descriptions of its strategy, future operations and financial position, future revenues, projected costs and prospects and the plans and objectives of management in this proxy statement may no longer be applicable.

 THE SPECIAL MEETING

        NitroMed is furnishing this proxy statement to you, as a stockholder of NitroMed, as part of the solicitation of proxies by NitroMed's board of directors for use at the special meeting of stockholders and any adjournments or postponements of the special meeting.

Date, Time and Place

        The special meeting will be held at 10:00 a.m., local time, on                        , 200    , at the offices of Wilmer Cutler Pickering Hale and Dorr LLP located at 60 State Street, Boston, Massachusetts 02109. This proxy statement is first being furnished to NitroMed stockholders on or about                        , 2008.

Purposes of the Special Meeting

        The purposes of the special meeting are to consider and act upon the following matters:

  1.
  To approve the sale of substantially all of NitroMed's assets pursuant to the asset purchase agreement, dated October 22, 2008, by and between NitroMed and JHP Pharmaceuticals, LLC as described in this proxy statement. A copy of the asset purchase agreement is attached as Annex A to this proxy statement.

  2.
  To consider and vote upon an adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposal to approve the asset sale.

        Stockholders will also consider and act on any other matters that may properly come before the NitroMed special meeting or any adjournment or postponement thereof.

Recommendation of NitroMed's Board of Directors

        The NitroMed board of directors has determined and believes that the sale of substantially all of the assets of NitroMed pursuant to the asset purchase agreement as described in this proxy statement is advisable, fair to, and in the best interests of NitroMed and its stockholders and has unanimously approved the asset sale. The NitroMed board of directors unanimously recommends that NitroMed stockholders vote "FOR" Proposal No. 1 to approve the asset sale.

        The NitroMed board of directors has determined and believes that adjourning the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposal to approve the asset sale is advisable, fair to, and in the best interests of, NitroMed and its stockholders and has unanimously approved such proposal. The NitroMed board of directors unanimously recommends that stockholders vote "FOR" Proposal No. 2 to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the asset sale.

Record Date and Voting Power

        Only holders of record of NitroMed common stock at the close of business on the record date,                         , 2008, are entitled to notice of, and to vote at, the special meeting. There were approximately            holders of record of NitroMed common stock at the close of business on the record date. Because many of such shares are held by brokers and other institutions on behalf of stockholders, NitroMed is unable to estimate the total number of stockholders represented by these record holders. At the close of business on the record date,                         shares of NitroMed common stock were issued and outstanding. Each share of NitroMed common stock entitles the holder thereof to one vote on each matter submitted for stockholder approval. See "Principal Stockholders of NitroMed" on page 74 of this proxy statement for information regarding persons known to NitroMed's management to be the beneficial owners of more than 5% of the outstanding shares of NitroMed common stock.

Voting and Revocation of Proxies

        The proxy accompanying this proxy statement is solicited on behalf of the board of directors of NitroMed for use at the special meeting.

        If you are a stockholder of record of NitroMed as of the record date referred to above, you may vote in person at the special meeting or vote by proxy over the Internet, by telephone or using the enclosed proxy card. Whether or not you plan to attend the special meeting, NitroMed urges you to vote by proxy to ensure your vote is counted. You may still attend the special meeting and vote in person if you have already voted by proxy.

        If your shares are registered directly in your name, you may vote:

  •
  Over the Internet.  Go to the web site of NitroMed's tabulator, American Stock Transfer & Trust Company, LLC, at http://www.voteproxy.com and follow the instructions you will find there. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions.

  •
  By Telephone.  Call 1-800-776-9437 toll-free from the United States or Canada and follow the instructions. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions.

  •
  By Mail.  Complete, date and sign the enclosed proxy card and mail it in the enclosed postage-paid envelope to American Stock Transfer & Trust Company. Your proxy will be voted according to your instructions.

  •
  In Person at the Meeting.  If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

        If your shares are held in "street name" for your account by a bank broker or other nominee, you may vote:

  •
  Over the Internet or By Telephone.  You will receive instructions from your broker or other nominee if you are permitted to vote over the Internet or by telephone.

  •
  By Mail.  You will receive instructions from your broker or other nominee explaining how to vote your shares.

  •
  In Person at the Meeting.  Contact the broker or other nominee that holds your shares to obtain a broker's proxy card and bring it with you to the meeting. A broker's proxy is not the form of proxy enclosed with this proxy statement. You will not be able to vote shares you hold in "street name" at the meeting unless you have a proxy from your broker issued in your name giving you the right to vote the shares.

        All properly executed proxies that are not revoked will be voted at the special meeting and at any adjournments or postponements of the special meeting in accordance with the instructions contained in the proxy. If a stockholder executes and returns a proxy and does not specify otherwise, the shares represented by that proxy will be voted "FOR" Proposal No. 1 to approve the asset sale and "FOR" Proposal No. 2 to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the asset sale proposal in accordance with the recommendation of the NitroMed board of directors.

        Any NitroMed stockholder of record voting by proxy, other than those stockholders who have executed a voting agreement and irrevocable proxy, has the right to revoke the proxy at any time before the polls close at the special meeting by sending a written notice stating that it would like to revoke its proxy to the Secretary of NitroMed, by voting again over the Internet or by telephone, by providing a duly executed proxy card bearing a later date than the proxy being revoked or by attending the special meeting and voting in person. Attendance alone at the special meeting will not revoke a proxy. A beneficial owner of NitroMed's stock that holds shares in "street name" must follow directions received form the bank, broker or other nominee that holds the shares to change its voting instructions.

Quorum and Required Vote

        The presence, in person or represented by proxy, at the special meeting of holders of a majority of the shares of NitroMed's common stock outstanding and entitled to vote at the special meeting is necessary to constitute a quorum at the meeting. If NitroMed's stockholders do not vote by proxy or in person at the special meeting, the shares of common stock of such stockholders will not be counted as present for the purpose of determining a quorum. If a quorum is not present at the special meeting, NitroMed expects that the special meeting will be adjourned or postponed to solicit additional proxies. Abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum. A "broker non-vote" occurs when a broker is not permitted to vote because the broker does not have specific voting instructions from the beneficial owner of the shares.

        The affirmative vote of holders of a majority of the outstanding shares of NitroMed's common stock as of the record date for the special meeting is required to approve Proposal No. 1 relating to the approval of the asset sale. A failure to submit a proxy card or vote at the NitroMed special meeting, or an abstention, vote withheld or "broker non-vote" for the proposal to approve the asset sale will have the same effect as a vote against the approval of the asset sale. The affirmative vote of the holders of a majority of NitroMed's common stock present in person or represented by proxy at the special meeting is required to approve the adjournment of the special meeting for the purpose of soliciting additional proxies to approve Proposal No. 1 relating to the approval of the asset sale. A failure to submit a proxy card or vote at the special meeting, or an abstention, vote withheld or "broker non-vote" will have no effect on the outcome of the proposal to adjourn the special meeting for the purpose of soliciting additional proxies.

Solicitation of Proxies

        In addition to solicitation by mail, the directors, officers, employees and agents of NitroMed may solicit proxies from NitroMed's stockholders by personal interview, telephone, facsimile or other electronic means. NitroMed will pay the costs of the solicitation of proxies from stockholders. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who are record holders of NitroMed common stock for the forwarding of solicitation materials to the beneficial owners of NitroMed common stock. NitroMed will reimburse these brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of solicitation materials.

        NitroMed has retained The Altman Group, a proxy solicitation firm, to assist in the solicitation of proxies for this special meeting and for a separate special meeting of stockholders to be held at a later date to consider the proposed merger between NitroMed and Archemix for a fee of approximately $8,500 plus reimbursement of out-of-pocket expenses.

Delivery of Proxy Materials to Households Where Two or More Stockholders Reside

        As permitted by the Exchange Act, only one copy of this proxy statement is being delivered to stockholders residing at the same address, unless NitroMed stockholders have notified NitroMed of their desire to receive multiple copies of the proxy statement. This is known as householding.

        NitroMed will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies of this proxy statement should be directed to: NitroMed, Inc., Attention: Corporate Secretary, 45 Hayden Avenue, Suite 3000, Lexington, Massachusetts 02421.

Other Matters

        As of the date of this proxy statement, the NitroMed board of directors does not know of any business to be presented at the special meeting other than as set forth in the notice accompanying this proxy statement. If any other matters should properly come before the special meeting, or any adjournment or postponement of the special meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting the proxies.

 THE ASSET SALE

Background of the Asset Sale

        NitroMed's board of directors has from time to time in recent years engaged with senior management in strategic reviews and considered ways to enhance NitroMed's performance and prospects. These reviews have included consideration of potential transactions with third parties to further NitroMed's strategic objectives, and the potential benefits and risks of those transactions. These strategic reviews have on several occasions included informal exploratory discussions regarding potential financing transactions or strategic transactions, including possible co-promotion arrangements or business combinations, with other pharmaceutical and biotechnology companies.

        On November 16, 2007, NitroMed's board of directors held a regularly scheduled meeting during which the board discussed NitroMed's strategic position and potential strategic opportunities, as well as the potential necessity of a restructuring of the company. The board of directors also established a special strategy committee of the board, comprised of Zola Horovitz, Jerry Karabelas, Mark Leschly, John Littlechild and Christopher Sobecki, to review and consider a potential restructuring and strategic options.

        On December 4, 2007, the strategy committee of the board of directors met to discuss NitroMed's planned December 10, 2007 meeting with the FDA regarding NitroMed's development plan for BiDil XR. The strategy committee also discussed NitroMed's potential strategic opportunities and the timing of a possible restructuring of the company, as well as the possible engagement of a financial advisor to assist NitroMed in reviewing its strategic alternatives.

        On December 19, 2007, the board of directors held a telephonic board meeting during which Kenneth Bate, NitroMed's President and Chief Executive Officer, provided an update on NitroMed's strategic opportunities and NitroMed's December 10 meeting with the FDA regarding the development of BiDil XR. The board of directors also discussed in detail a possible restructuring of the company.

        On January 2, 2008, the strategy committee of the board of directors held a meeting to discuss NitroMed's potential strategic opportunities, the need for a restructuring of the company and the possible engagement of a financial advisor to assist NitroMed in reviewing its strategic alternatives.

        On January 9 and 13, 2008, the board of directors held telephonic board meetings to discuss the company's strategic position, NitroMed's recent meeting with the FDA regarding the development plan for BiDil XR and the restructuring of the company. After detailed discussion and consideration, the board of directors approved the discontinuation of active promotional activities for BiDil based upon its determination that NitroMed did not have, and would not be able to access through the equity or debt markets, sufficient resources to successfully commercialize BiDil. The board of directors also established a special restructuring committee of the board, comprised of Mr. Bate, Robert Cohen, Dr. Karabelas, Mr. Leschly, Mr. Littlechild and Davey Scoon, to review and implement a restructuring plan for NitroMed and to engage a financial advisor to assist NitroMed in reviewing its strategic alternatives.

        On January 14, 2008, the restructuring committee of the board of directors met telephonically to discuss and approve a restructuring plan to eliminate approximately 80 positions and focus NitroMed's efforts on seeking to realize the best value for stockholders based on the determination to discontinue active promotional activities related to BiDil in order to preserve available cash and preserve the value of NitroMed's BiDil business assets. The restructuring committee also approved the engagement of a financial advisor. On January 14, 2008, NitroMed entered into an agreement with Cowen and Company, LLC to engage Cowen as NitroMed's financial advisor in connection with a proposed transaction involving the transfer of control of, or a majority interest in, NitroMed or a sale of all or substantially all of NitroMed's assets.

        In late January and February 2008, at the direction of the board of directors, Cowen had contact with over 80 parties with possible interest in potential strategic transactions with NitroMed, including both strategic buyers and financial buyers.

        On March 10, 2008, NitroMed entered into a confidentiality agreement with JHP relating to a possible strategic transaction.

        On March 14, 2008, the board of directors met for a regularly scheduled meeting. At the meeting, Mr. Bate and representatives of Cowen discussed with the board NitroMed's strategic alternatives and potential interested parties in such strategic alternatives.

        On April 18, 2008, representatives from NitroMed met with representatives from JHP to discuss a possible strategic transaction. JHP conducted due diligence regarding NitroMed, the BiDil and BiDil XR drug business and related transaction matters through April and early May 2008.

        On April 28, 2008, representatives from NitroMed met with representatives from JHP to discuss diligence matters and possible terms for the sale of the BiDil and BiDil XR business.

        In late April 2008 and early May 2008, representatives from NitroMed met with representatives from another public commercial-stage pharmaceutical company, which is referred to as Strategic Company A, to discuss a potential strategic business combination. Representatives from NitroMed and Strategic Company A held meetings and conference calls on April 10 and 17 and May 2 to discuss due diligence matters relating to the BiDil and BiDil XR drug business, including intellectual property and regulatory matters. During this time, NitroMed conducted due diligence on Strategic Company A and reviewed its business and prospects.

        On April 24 and May 7, 2008, the strategy committee of the board of directors held telephonic meetings during which NitroMed's strategic position and a potential strategic transaction with Strategic Company A were discussed. During the meetings, Mr. Bate and representatives from Cowen discussed with the strategy committee the status of discussions with and due diligence on Strategic Company A.

        On May 1, 2008, Mr. Bate had a telephone conference call with the chief executive officer of a privately-held life sciences company, which we refer to as Strategic Company B, regarding a possible strategic transaction.

        On May 11, 2008, representatives from NitroMed met with representatives of Strategic Company B to discuss due diligence matters and possible terms for a potential strategic transaction.

        On May 13, 2008, NitroMed received a non-binding, preliminary proposal from JHP to purchase NitroMed's BiDil drug business for $22 million in cash.

        On May 14, 2008, representatives from Strategic Company B met with Mr. Bate and one of NitroMed's board members to further discuss the terms of a possible transaction.

        On May 16, 2008, the strategy committee of the board of directors held a telephonic meeting to discuss JHP's proposal to purchase NitroMed's BiDil drug business, as well as the status of discussions with and due diligence on Strategic Company A. The strategy committee determined that JHP's initial proposal reflected an inadequate valuation for the BiDil drug business and instructed Cowen to inform JHP of such determination. The strategy committee also discussed interest in a potential strategic transaction with Strategic Company B and authorized the company to enter into discussions with and conduct due diligence on Strategic Company B.

        On May 18, 2008, the strategy committee of the board of directors held a telephonic meeting to discuss potential transactions with Strategic Company A and Strategic Company B. After discussion and consideration of the due diligence materials relating to Strategic Company A, the strategy committee determined not to proceed with a possible transaction with Strategic Company A because of uncertainties, among other things, regarding its financial resources and its ability to consummate a transaction and, instead, to focus on other opportunities. The strategy committee also authorized the company to continue discussions with and due diligence on Strategic Company B and to enter into discussions regarding a possible strategic transaction with another privately-held specialty pharmaceutical company, which we refer to as Strategic Company C, that had expressed interest in a possible strategic transaction with NitroMed.

        On May 18, 2008, representatives from NitroMed held a telephonic conference call with representatives from Strategic Company C to discuss a possible strategic transaction. On May 29, 2008, Mr. Bate and other members of NitroMed's senior management met with representatives of Strategic Company C to further discuss a possible strategic transaction.

        On May 29, 2008, NitroMed received a revised non-binding proposal from JHP to purchase NitroMed's BiDil drug business for $24 million in cash, plus up to $1.3 million for the value of inventory to be sold.

        On June 2, 2008, the strategy committee of the board of directors held a meeting to discuss the revised proposal from JHP, as well as the proposed structure and terms for a potential merger transaction with Strategic Company B. The strategy committee also discussed a possible indication of interest in a strategic transaction from Strategic Company C. The strategy committee also discussed and considered, based on indications of interest received by NitroMed to date, whether the sale of NitroMed's BiDil and BiDil XR drug business, followed by a potential business combination with a private company that has potential for growth as a public company, would be the most favorable strategic transaction structure available to NitroMed. In addition, the strategy committee authorized NitroMed to enter into discussions with Archemix regarding a potential business combination following the sale of the BiDil and BiDil XR drug business in response to a preliminary indication of interest for such a transaction from Archemix.

        On June 3, 2008, NitroMed provided a non-binding term sheet to Strategic Company B regarding a possible merger of the two companies and requested additional due diligence materials from Strategic Company B.

        On June 17, 2008, the strategy committee of the board of directors held a telephonic meeting to discuss potential strategic transactions. After discussion and consideration, the strategy committee determined that Strategic Company C was not in a position to enter into a strategic transaction with NitroMed on terms that would be favorable to NitroMed and its stockholders, and that NitroMed should not continue discussions with Strategic Company C. The strategy committee also determined that the terms of a potential merger transaction with Strategic Company B, including the post-merger ownership of the combined company, would not be favorable to NitroMed and its stockholders and that NitroMed should not continue discussions with Strategic Company B. At the meeting, Mr. Bate and Cowen also updated the committee on the status of discussions with JHP regarding the possible sale of the BiDil and BiDil XR drug business, as well as potential business combinations following the sale of the BiDil and BiDil XR drug business with a private company that has potential for growth as a public company. Also on June 17, 2008, NitroMed provided a non-binding term sheet to another private company, which we refer to as Strategic Company D, regarding a possible merger of the two companies and requested additional due diligence materials from Strategic Company D.

        On June 23, 2008, the strategy committee of the board of directors held a telephonic meeting to discuss NitroMed's strategic alternatives. After discussion and consideration of NitroMed's strategic position and all of the strategic opportunities that were available to NitroMed, the strategy committee determined to focus on the potential sale of the BiDil and BiDil XR drug business followed by a business combination with a private company that has potential for growth as a public company. The strategy committee requested that Cowen provide information with respect to potential candidates, identified by NitroMed, with which to engage in a business combination following the sale of the BiDil and BiDil XR drug business.

        Also on June 23, 2008, NitroMed received a non-binding, preliminary proposal from Archemix relating to a potential business combination following the sale of the BiDil and BiDil XR drug business. In addition, on June 23, 2008, Mr. Bate met with representatives from JHP to discuss possible terms for the sale of the BiDil and BiDil XR drug business, including possible financing arrangements for the transaction.

        On June 25, 2008, NitroMed provided a revised, non-binding term sheet to Strategic Company D regarding a possible merger of the two companies. Also on June 25, 2008, Mr. Bate met with representatives of Strategic Company D regarding the possible terms of the proposed merger.

        On June 27, 2008, NitroMed received a revised non-binding, preliminary proposal from Archemix relating to a potential business combination following the sale of the BiDil and BiDil XR drug business.

        On June 30, 2008, the strategy committee of the board of directors held a telephonic meeting. At the meeting, Mr. Bate provided an update regarding discussions with JHP for the potential sale of the BiDil and BiDil XR drug business. In addition, at the meeting Cowen discussed information regarding potential candidates previously identified by NitroMed with which to engage in a business combination following the sale of the BiDil and BiDil XR drug business, including Archemix and one other potential candidate.

        On July 2, 2008, the board of directors held a telephonic board meeting to discuss the potential sale of the BiDil and BiDil XR drug business followed by a business combination with a private company that has potential for growth as a public company. Mr. Bate and the strategy committee provided updates regarding discussions with JHP for the potential sale of the BiDil and BiDil XR drug business and potential candidates with which to engage in a business combination following the sale of the BiDil and BiDil XR drug business. Following discussion and consideration, the board authorized NitroMed to continue discussions and negotiations with JHP regarding the sale of the BiDil and BiDil XR drug business and also authorized NitroMed to enter into discussions with Archemix regarding a potential business combination following the sale of the BiDil and BiDil XR drug business. The board of directors also changed the composition of the strategy committee so that it was comprised of three disinterested members of the board: Dr. Horovitz, Mr. Scoon and Mr. Sobecki.

        On July 7, 2008, NitroMed, through its legal advisor Wilmer Cutler Pickering Hale and Dorr LLP, which we refer to as WilmerHale, delivered a draft asset purchase agreement relating to the BiDil and BiDil XR drug business to JHP through JHP's legal advisor, Blank Rome LLP.

        On July 22, 2008, NitroMed received a non-binding, preliminary proposal from Strategic Company A to acquire the BiDil and BiDil XR drug business for either (1) $15 million in cash, plus an 8% royalty on future BiDil and BiDil XR sales and milestone payments of up to $7 million or (2) a one time cash payment of $22 million, plus a milestone payment of up to $5 million relating to BiDil XR.

        Also on July 22, 2008, NitroMed received comments from JHP to the draft asset purchase agreement relating to the BiDil and BiDil XR drug business that was distributed to them on July 7.

        On July 24, 2008, NitroMed and JHP, and their respective representatives and advisors, held a telephonic meeting to discuss and negotiate the asset purchase agreement relating to the sale of the BiDil and BiDil XR drug business and to discuss due diligence matters. Between July 24 and September 8, 2008, representatives of NitroMed, JHP, WilmerHale and Blank Rome engaged in further discussions and negotiations regarding the terms of the asset purchase agreement relating to the BiDil and BiDil XR drug business. In addition, during this time, JHP continued to conduct due diligence on NitroMed.

        On July 25, 2008, NitroMed received a revised written proposal from Strategic Company A to acquire the BiDil and BiDil XR drug business for $30 million in cash, subject to Strategic Company A obtaining financing for the transaction.

        On July 31, 2008, the strategy committee of the board of directors held a telephonic meeting to discuss the status of the negotiations with JHP regarding the sale of the BiDil and BiDil XR drug business and to review the July 22 proposal and July 25 revised proposal from Strategic Company A. The strategy committee discussed the financing contingency in Strategic Company A's proposal and questions regarding the sufficiency of Strategic Company A's financial resources to consummate its proposed transaction. After discussion, the strategy committee decided to continue discussions with Strategic Company A and to monitor developments with respect to Strategic Company A's capital resources to determine whether Strategic Company A would be able to obtain sufficient financial resources to consummate its proposed transaction.

        On August 4, 2008, NitroMed received a draft merger agreement from Archemix regarding a business combination following the sale of the BiDil and BiDil XR drug business. Between August 4 and October 20, 2008, representatives of NitroMed, WilmerHale, Archemix and its counsel engaged in further discussions and negotiations regarding the terms of the merger agreement.

        On August 8, 2008, Mr. Bate and representatives from Cowen held a telephonic conference call with representatives of JHP to discuss the terms of the proposed sale of the BiDil and BiDil XR drug business and other matters relating to the proposed transaction, including financing for the transaction.

        On August 12, 2008, the strategy committee of the board of directors held a telephonic meeting to discuss the status of negotiations with JHP regarding the sale of the BiDil and BiDil XR drug business and negotiations with Archemix regarding a business combination following the sale of the BiDil and BiDil XR drug business. Mr. Bate and Cowen also updated the strategy committee on the efforts of Strategic Company A to restructure its existing debt to provide sufficient capital resources to consummate its proposed transaction with NitroMed.

        On August 20, 2008, the board of directors held a telephonic board meeting. During the meeting, Mr. Bate and the strategy committee updated the board on the status of discussions and negotiations with JHP regarding the sale of the BiDil and BiDil XR drug business and negotiations with Archemix regarding a business combination following the sale of the BiDil and BiDil XR drug business. The board of directors also established a new special committee, comprised of Dr. Horovitz, Mr. Littlechild, Mr. Scoon and Mr. Sobecki, to which the board delegated authority to, among other things, review, consider and determine the advisability of NitroMed's strategic transaction options, including the proposed asset sale and subsequent proposed business combination with a private company, and to make recommendations to the board of directors with respect to what, if any, action the board of directors should take with respect to any such strategic transactions.

        On August 25, 2008, the special committee of the board of directors held a telephonic meeting. During the meeting, Mr. Bate and Cowen updated the committee regarding the status of discussions and negotiations with JHP for the sale of the BiDil and BiDil XR drug business and negotiations with Archemix regarding a business combination following the sale of the BiDil and BiDil XR drug business. The special committee approved an amendment to NitroMed's engagement letter with Cowen to clarify that the engagement also related to the sale of NitroMed's BiDil and BiDil XR drug business.

        On September 8, 2008, the special committee of the board of directors held a meeting during which the committee received management presentations from, and reviewed due diligence information relating to Archemix. Mr. Bate and Cowen also discussed with the special committee the status of negotiations with JHP regarding the asset purchase agreement and negotiations with Archemix regarding the merger agreement.

        On September 11, 2008, NitroMed received a further revised proposal from Strategic Company A to acquire NitroMed's BiDil and BiDil XR drug business for $28 million in cash, subject to Strategic Company A obtaining financing for the transaction. Strategic Company A also provided NitroMed with information regarding the proposed financing for its proposed asset purchase.

        On September 15, 2008, Strategic Company A revised its proposal for the purchase of the BiDil and BiDil XR drug business by increasing the purchase price to $30 million in cash, subject to Strategic Company A obtaining financing for the transaction.

        On September 16, 2008, the special committee of the board of directors held a telephonic meeting to discuss and consider the September 11 and September 15 revised proposals from Strategic Company A. During the meeting, Mr. Bate also updated the special committee on the status of discussions and negotiations with JHP regarding the sale of the BiDil and BiDil XR drug business.

        Also on September 16, 2008, Mr. Bate held a telephonic conference call with representatives from JHP regarding the status of negotiations and proposed terms and conditions of the sale of the BiDil and BiDil XR drug business.

        In addition, on September 16, 2008, NitroMed delivered a draft asset purchase agreement relating to the BiDil and BiDil XR drug business to Strategic Company A through its legal advisor.

        On September 22, 2008, NitroMed received initial comments from Strategic Company A to the draft asset purchase agreement relating to the BiDil and BiDil XR drug business that was provided on September 16.

        On September 24, 2008, the special committee of the board of directors held a telephonic meeting at which Mr. Bate updated the committee on the status of negotiations with Strategic Company A, as well as continued negotiations with JHP and Archemix. Mr. Bate informed the special committee that JHP intended to revise its proposal to increase the purchase price for the BiDil and BiDil XR drug business to $24.5 million. Mr. Bate and Cowen also reviewed with the special committee Strategic Company A's initial comments to, and negotiation of, the draft asset purchase agreement, as well as uncertainties relating to Strategic Company A's proposed financing for the transaction.

        On October 7, 2008, Mr. Bate met with representatives of JHP to discuss and negotiate terms of the sale of the BiDil and BiDil XR drug business and to discuss the financing for the proposed transaction.

        On October 8, 2008, the special committee of the board of directors held a telephonic meeting. During the meeting, Mr. Bate and Cowen updated the special committee on the status of discussions and negotiations with JHP regarding the sale of the BiDil and BiDil XR drug business and discussions with Archemix regarding a business combination following the sale of the BiDil and BiDil XR drug business. Mr. Bate also updated the special committee on the status of discussions and negotiations with Strategic Company A, noting the outstanding due diligence to be conducted, an extensive mark-up of the asset purchase agreement received from Strategic Company A on October 8, 2008, delays in resolving open negotiation issues relating to the asset purchase agreement and continued uncertainties relating to Strategic Company A's proposed financing for the transaction.

        On October 13, 2008, the special committee of the board of directors held a telephonic meeting. During the meeting, Mr. Bate informed the special committee that Strategic Company A had withdrawn its proposal, but had indicated that it may be willing to proceed with the transaction at a significantly lower price. Mr. Bate and Cowen also discussed with the special committee continued concerns regarding uncertainties relating to Strategic Company A's financing for the proposed transaction and uncertainties relating to Strategic Company A's ability to complete the proposed transaction in a timely manner. The special committee then discussed the status of discussions and negotiations (1) with JHP relating to the sale of the BiDil and BiDil XR drug business and (2) with

Archemix relating to a business combination after the sale of the BiDil and BiDil XR drug business. The special committee determined not to continue discussions with Strategic Company A because of the reduced purchase price, significant uncertainties regarding Strategic Company A's ability to obtain sufficient funding for its proposed transaction and significant uncertainties regarding the ability of Strategic Company A to complete the proposed transaction in a timely manner. The special committee instructed management and Cowen to continue discussions and negotiations with JHP and Archemix.

        On October 17, 2008, the special committee of the board of directors held a telephonic meeting. During the meeting, Mr. Bate updated the special committee on the status and timing of the negotiations with JHP relating to the sale of the BiDil and BiDil XR drug business, as well as with Archemix relating to a business combination following the sale of the BiDil and BiDil XR drug business. Mr. Bate informed the special committee that negotiations with Archemix were taking longer than expected, but were continuing. The special committee discussed the possibility of continuing to proceed with the sale of the BiDil and BiDil XR drug business and then, in the near future following the announcement of the asset sale, seeking a business combination with Archemix. After discussion, the special committee instructed management to continue discussions and negotiations with both JHP and Archemix to finalize the terms of both transactions as promptly as reasonably possible.

        On October 20, 2008, the special committee of the board of directors held a telephonic meeting. During the meeting, Mr. Bate updated the special committee on the status and timing of the negotiations with JHP relating to the sale of the BiDil and BiDil XR drug business, as well as with Archemix relating to a business combination following the sale of the BiDil and BiDil XR drug business. Mr. Bate informed the special committee that the negotiations of the terms and conditions of the sale of the BiDil and BiDil XR drug business to JHP were nearing completion, but that the negotiations with Archemix relating to a business combination following the sale of the BiDil and BiDil XR drug business would require additional time and effort. After discussion and consideration, the special committee determined to proceed with the sale of the BiDil and BiDil XR drug business without an agreement for a subsequent business combination with a private company in order to increase the certainty that the sale of the BiDil and BiDil XR drug business would occur, and to avoid the risk that the negotiated terms and conditions of the sale of the BiDil and BiDil XR drug business would change. The special committee instructed management to finalize the terms and conditions of the sale of the BiDil and BiDil XR drug business to JHP as quickly as possible.

        Following the October 20, 2008 special committee meeting, negotiations continued between representatives of NitroMed and JHP regarding remaining open issues on the draft asset purchase agreement and related stockholder voting agreement pursuant to which specified NitroMed stockholders would agree to vote their shares of NitroMed common stock in favor of the sale of the BiDil and BiDil XR drug business. During these negotiations, NitroMed and JHP agreed on a purchase price for the BiDil and BiDil XR drug business of $24.5 million, subject to (1) an increase of up to $450,000 or a decrease based on NitroMed's accounts receivable and trade liabilities on the closing date of the asset sale and (2) an increase of up to $1.8 million based on the book value of NitroMed's BiDil inventory, other than expired inventory, as of the closing date of the asset sale.

        On October 22, 2008, the special committee of the board of directors held a telephonic meeting to consider the proposed sale of the BiDil and BiDil XR drug business and vote on the asset purchase agreement and related matters. At the meeting, the special committee received reports on the status of the discussions with JHP, the resolution of open issues since the October 20 meeting and the terms of the asset purchase agreement. WilmerHale summarized the terms of the proposed asset purchase agreement and related agreements. Representatives of WilmerHale and Cowen also responded to a number of questions from members of the special committee. Following these discussions, and after review and discussion among the members of the special committee, the special committee unanimously determined, among other things, that the asset purchase agreement and the sale of the BiDil and BiDil XR drug business contemplated thereby are advisable and in the best interest of NitroMed and its stockholders, and to recommend that the NitroMed board of directors approve the asset purchase agreement and the sale of the BiDil and BiDil XR drug business.

        Later in the day on October 22, 2008, the board of directors held a special telephonic meeting to consider the proposed sale of the BiDil and BiDil XR drug business to JHP. At the meeting, the board of directors received reports on the status of the discussions with JHP, the resolution of open issues and the terms of the asset purchase agreement. WilmerHale reviewed with the directors their fiduciary duties and summarized the terms of the proposed asset purchase agreement and related agreements. Representatives of WilmerHale and Cowen also responded to a number of questions from members of the board of directors. At the meeting, Cowen delivered certain of its written analyses and its oral opinion to the board to the effect that, and subject to various assumptions, qualifications and limitations, as of October 22, 2008, the consideration to be received by NitroMed pursuant to the asset purchase agreement was fair, from a financial point of view, to NitroMed. Cowen subsequently confirmed its oral opinion by delivering its written opinion, dated October 22, 2008, to the board of directors. The written opinion of Cowen is attached to this proxy statement as Annex C. Following these discussions, and after review and discussion among the members of the board of directors, the board unanimously determined, among other things, that the asset purchase agreement and the sale of the BiDil and BiDil XR drug business contemplated thereby are advisable and in the best interest of NitroMed and its stockholders and resolved to recommend that NitroMed stockholders approve the sale of the BiDil and BiDil XR drug business.

        Shortly after the conclusion of the NitroMed board meeting on October 22, 2008, NitroMed and JHP executed and delivered to each other the asset purchase agreement.

        Following the execution of the asset purchase agreement, NitroMed's board of directors continued to consider NitroMed's alternatives with respect to its remaining business following the asset sale, including a possible business combination with Archemix following the sale of the BiDil and BiDil XR drug business. Between October 22, 2008 and November 18, 2008, NitroMed continued negotiations with representatives of Archemix and their legal advisors regarding remaining open issues on a draft merger agreement and a related stockholder voting agreement for to a potential business combination following the sale of the BiDil and BiDil XR drug business.

        On November 17, 2008, the special committee and the board of directors held special telephonic meetings to consider the proposed merger between NitroMed and Archemix following the sale of the BiDil and BiDil XR drug business to JHP. At the meeting of the special committee, the committee received reports on the status of the discussions with Archemix and the terms of the merger agreement. WilmerHale summarized the terms of the proposed merger agreement and related agreements. Representatives of WilmerHale and Cowen also responded to a number of questions from members of the special committee regarding the proposed merger. Following these discussions, and after review and discussion among the members of the special committee, the special committee unanimously determined, among other things, that the merger agreement, the proposed merger with Archemix and the related transactions are advisable and in the best interest of NitroMed and its stockholders, and to recommend that the NitroMed board of directors approve the merger agreement and the merger. At the meeting of the board of directors held later in the day on November 17, 2008, the board of directors received reports on the status of the discussions with Archemix, the resolution of open issues and the terms of the merger agreement. WilmerHale reviewed with the directors their fiduciary duties and summarized the terms of the proposed merger agreement and related agreements. Representatives of WilmerHale and Cowen also responded to a number of questions from members of the board of directors. At the meeting, Cowen reviewed its analyses of the consideration to be paid by NitroMed in the merger pursuant to the merger agreement. Following these discussions, and after review and discussion among the members of the board of directors, the board unanimously determined, among other things, that the merger agreement and the proposed merger contemplated thereby are advisable and in the best interest of NitroMed and its stockholders and resolved to recommend that NitroMed stockholders approve the issuance of shares in connection with the proposed merger.

        On November 18, 2008, NitroMed and Archemix executed and delivered to each other the merger agreement.

 Reasons for the Asset Sale; Recommendation of NitroMed's Board of Directors

        In January 2008, NitroMed discontinued active promotional activities for BiDil based upon its determination that it did not have, and would not be able to access through the equity or debt markets, sufficient resources to successfully commercialize BiDil. At that time, NitroMed implemented a restructuring plan that eliminated approximately 80 positions and focused its efforts on realizing the best value for stockholders based on the determination to discontinue active promotional activities related to BiDil in order to preserve available cash and preserve the value of NitroMed's BiDil business assets. NitroMed also began exploring strategic alternatives, including the merger of NitroMed with another company and/or the sale of NitroMed's BiDil and BiDil XR business.

        In connection with exploring strategic alternatives, NitroMed's board of directors and management received multiple preliminary indications of interest for the sale of the entire company or for the sale of all or substantially all of the company's assets. The various preliminary indications of interest were on terms significantly less favorable to NitroMed than the terms offered by JHP. NitroMed's board of directors and management also received several inquiries to sell its assets and then engage in a business combination with another company. After careful review of all discussions and consideration of the preliminary indications of interest for either NitroMed or its assets, the board of directors approved the asset purchase agreement with JHP and the asset sale contemplated by the asset purchase agreement, and has recommended that NitroMed's stockholders vote in favor of the asset sale.

        The board of directors has considered a number of alternatives with respect to NitroMed's remaining business following the completion of the asset sale, including (1) dissolution of NitroMed and liquidation of its assets, the discharge of any remaining liabilities, and the eventual distribution of remaining assets, if any, to NitroMed stockholders, or (2) merging or otherwise combining the remaining public entity with a private company and using the value of NitroMed's status as a public company and cash on hand to secure an equity position in the newly merged or combined corporate entity.

        The board of directors determined that the latter alternative would provide NitroMed's stockholders with the better potential for growth that has not been realized by NitroMed in its current structure. NitroMed's board of directors considered a number of alternatives with respect to its remaining business following the completion of the asset sale. On November 18, 2008, NitroMed entered into a merger agreement with Archemix regarding a proposed merger of NitroMed and Archemix, conditioned upon and to be completed following the closing of the asset sale. Under the terms of the merger agreement, Archemix stockholders, option holders and warrant holders will be entitled to receive shares of NitroMed common stock and options and warrants to purchase shares of NitroMed common stock equal to approximately 70% of the post-merger fully-diluted shares of the combined company, and NitroMed stockholders and option holders will hold approximately 30% of the post-merger fully-diluted shares of the combined company. These percentages of post-merger fully-diluted ownership assume that NitroMed's net cash balance, as calculated pursuant to the merger agreement, at the closing of the merger will be $45 million. The exact percentages will be based on NitroMed's and Archemix's respective net cash balance at closing of the merger and will not be calculated until that time.

        In connection with the proposed merger between NitroMed and Archemix, the name of NitroMed will be changed to "Archemix Corp." and the combined company plans to apply for listing of its shares on the NASDAQ Global Market under the trading symbol "ARCH." Following the merger, the combined company will be headquartered at Archemix's offices in Cambridge, Massachusetts.

        The proposed merger of NitroMed and Archemix is subject to a number of conditions, including stockholder approval of the transaction by NitroMed's and Archemix's stockholders, consummation of the asset sale and other customary closing conditions. NitroMed intends to seek stockholder approval of the proposed merger transaction at a separate special meeting of stockholders to be held at a later date following the special meeting of NitroMed stockholders at which the asset sale will be considered and after the asset sale is completed.

        In the course of reaching its decision to approve the asset purchase agreement and the asset sale, NitroMed's board of directors consulted with management and its financial and legal advisors, and reviewed a significant amount of information and considered a number of factors, including the following:

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  the value of the consideration to be received by NitroMed pursuant to the asset purchase agreement, as well as the fact that NitroMed will receive the consideration in cash, which provides certainty of value to NitroMed;

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  the asset sale is the result of an active evaluation of strategic alternatives in which NitroMed had contact with over 80 potential interested parties;

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  the board of directors' belief that the asset sale was more favorable to NitroMed's stockholders than any other alternative reasonably available to NitroMed and its stockholders, including the alternative of remaining a stand-alone, independent company with continuing operations and the proposals made by other parties during NitroMed's strategic alternative evaluation process, as well as the risks and uncertainties associated with those alternatives;

  •
  the financial analyses of Cowen (including the assumptions and methodologies underlying the analyses) and the opinion of Cowen which is attached to this proxy statement as Annex C, which you should read carefully in its entirety, that as of October 22, 2008, the consideration to be received by NitroMed pursuant to the asset purchase agreement was fair, from a financial point of view, to NitroMed;

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  the then current financial market conditions, and historical market prices, volatility and trading information with respect to NitroMed's common stock;

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  historical and current information concerning NitroMed's business, financial performance and condition, operations and current industry, economic and market conditions, including NitroMed's prospects if it were to remain an independent company with continuing operations;

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  the financial and other terms and conditions of the asset purchase agreement and the fact that they were the product of negotiations between the parties;

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  the terms of the asset purchase agreement, including without limitation:

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  the provisions of the asset purchase agreement that allow the board of directors, under certain limited circumstances (and the payment to JHP of a termination fee) if required to comply with its fiduciary duties under applicable law, to change its recommendation that NitroMed's stockholders vote in favor of the approval of the asset sale;

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  the provisions of the asset purchase agreement that allow NitroMed, under certain limited circumstances if required by the board of directors to comply with its fiduciary duties under applicable law, to furnish information to and conduct negotiations with third parties making an unsolicited proposal;

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  the provisions of the asset purchase agreement that provide the board of directors the ability to terminate the asset purchase agreement in order to accept a financially superior proposal (subject to certain conditions contained in the asset purchase agreement and the payment to JHP of a termination fee);

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  the provisions of the asset purchase agreement that allow NitroMed to negotiate or enter into any agreement relating to a merger, consolidation or other business combination involving NitroMed to be consummated after the asset sale;

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    the requirement that the the asset sale be approved by the holders of a majority of NitroMed's common stock outstanding on the record date; and

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    the conclusion of the board of directors that the requirement to pay JHP a termination fee in the event that the asset purchase agreement is terminated under certain circumstances was reasonable in light of the benefits of the asset sale, the strategic alternatives evaluation process conducted by NitroMed and commercial practice.

        In the course of its deliberations, the board of directors also identified and considered a number of uncertainties, risks and other potentially negative factors, including the following:

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  the risk that the asset sale might not be completed in a timely manner, or at all;

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  NitroMed will no longer exist as an operating company;

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  NitroMed's stockholders will not participate in any future earnings or growth of the BiDil or BiDil XR drug business;

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  the restrictions on the conduct of NitroMed's business prior to completion of the asset sale, requiring NitroMed to conduct its business only in the ordinary course, subject to specific limitations or JHP's consent, which may delay or prevent NitroMed from undertaking business opportunities that may arise pending completion of the asset sale;

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  the restrictions on the board of directors' ability to solicit or engage in discussions or negotiations with a third party regarding specified transactions involving NitroMed (other than a business combination involving NitroMed to be consummated after the closing of the asset sale) and the requirement that the NitroMed pay JHP approximately $857,500, based on an assumed purchase price of $24.5 million, in certain cases in the event of a termination of the asset purchase agreement on the part of NitroMed;

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  the risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the asset sale;

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  the risk that NitroMed may be unable to identify a suitable private company candidate with which to engage in a business combination following the asset sale;

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  the risk that NitroMed may be unable to negotiate an agreement with an identified suitable private company candidate relating to a business combination upon terms and conditions that are favorable to NitroMed and its stockholders; and

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  the risk that, once a suitable private company candidate is identified and a favorable agreement relating to a business combination is negotiated and entered into, such a business combination might not be completed in a timely manner, or at all.

        The foregoing discussion of the factors considered by NitroMed's board of directors is not intended to be exhaustive, but does set forth the principal factors considered by the board of directors. The board of directors collectively reached the unanimous conclusion to approve the asset purchase agreement and the asset sale in light of the various factors described above, as well as other factors that each member of NitroMed's board felt were appropriate. In view of the wide variety of factors considered by the board of directors in connection with its evaluation of the asset sale and the complexity of these matters, the board of directors did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the board. Rather, the board of directors made its recommendation based on the totality of information presented to, and the investigation conducted by, the board. In considering the factors discussed above, individual directors may have given different weights to different factors.

        After evaluating these factors and consulting with its legal counsel and financial advisor, NitroMed's board of directors unanimously approved the asset purchase agreement and the asset sale and determined that the asset sale is advisable, fair to and in the best interests of NitroMed's stockholders. Accordingly, the board of directors unanimously recommends that stockholders vote "FOR" the asset sale proposal.

 Opinion of NitroMed's Financial Advisor

        Pursuant to an engagement letter dated January 14, 2008, as amended on September 2, 2008, which is referred to herein as the Engagement Letter, NitroMed retained Cowen and Company, LLC to render an opinion to the board of directors of NitroMed as to the fairness, from a financial point of view, to NitroMed of the consideration to be received by NitroMed pursuant to the asset purchase agreement.

        On October 22, 2008, Cowen delivered certain of its written analyses and its oral opinion to the NitroMed board of directors, subsequently confirmed in writing as of the same date, to the effect that and subject to the various assumptions, qualifications and limitations set forth therein, as of October 22, 2008, the consideration to be received by NitroMed in the asset sale was fair, from a financial point of view, to NitroMed.

        The full text of the written opinion of Cowen, dated October 22, 2008, is attached as Annex C and is incorporated by reference. Holders of NitroMed common stock are urged to read the opinion in its entirety for the assumptions made, procedures followed, other matters considered and limits of the review by Cowen. The summary of the written opinion of Cowen set forth herein is qualified in its entirety by reference to the full text of such opinion. Cowen's analyses and opinion were prepared for and addressed to the NitroMed board of directors and are directed only to the fairness, from a financial point of view, of the consideration to be received by NitroMed in the asset sale, and do not constitute an opinion as to the merits of the asset sale or a recommendation to any stockholder as to how to vote with respect to the asset sale or take any other action in connection with the asset sale or otherwise. The consideration received in the asset sale was determined through negotiations between NitroMed and JHP Pharmaceuticals and not pursuant to recommendations of Cowen.

        In arriving at its opinion, Cowen reviewed and considered such financial and other matters as it deemed relevant, including, among other things:

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  a draft of the asset purchase agreement received on October 22, 2008, which was the most recent draft made available to Cowen;

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  certain publicly available financial and other information for the BiDil and BiDil XR drug business, referred to herein as the BiDil business, including equity research for NitroMed, and certain other relevant financial and operating data furnished to Cowen by the management of NitroMed;

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  certain internal financial analyses, financial projections, reports and other information concerning the BiDil business, referred to as the BiDil projections, prepared by NitroMed's management;

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  discussions Cowen had with certain members of NitroMed's management concerning the historical and current business operations, financial condition and prospects of the BiDil business and such other matters Cowen deemed relevant;

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  certain operating results of the BiDil business as compared to the operating results, reported price and trading histories of certain publicly traded companies Cowen deemed relevant;

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  certain financial terms of the asset sale as compared to the financial terms of certain selected business combinations and selected product transactions that Cowen deemed relevant;

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  based on the BiDil projections, the cash flows generated by the BiDil business on a stand-alone basis to determine the present value of the discounted cash flows; and

  •
  such other information, financial studies, analyses and investigations and such other factors that Cowen deemed relevant for the purposes of its opinion.

        In conducting its review and arriving at its opinion, Cowen, with NitroMed's consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to it by NitroMed or which was publicly available or was otherwise reviewed by Cowen. Cowen did not undertake any responsibility for the accuracy, completeness or reasonableness of, or independent verification of, such information. Cowen relied upon, without independent verification, the assessment of NitroMed management as to the BiDil business and the viability of, and risks associated with, the future of the BiDil business. In addition, Cowen did not conduct, nor assume any obligation to conduct, any physical inspection of the properties or facilities of NitroMed or JHP. Cowen further relied upon NitroMed's representation that all information provided to it by NitroMed was accurate and complete in all material respects. Cowen assumed, with NitroMed's consent, that NitroMed will receive $1.4 million in respect of the inventory adjustment contemplated by the asset purchase agreement, the absence of any adjustment to the consideration pursuant to Section 1.2(e) of the asset purchase agreement, and that NitroMed will not be subject to any claims pursuant to the indemnification provisions of the asset purchase agreement. Cowen, with NitroMed's consent, also assumed that the BiDil projections provided to Cowen were reasonably prepared by the management of NitroMed, and reflected the best available estimates and good faith judgments of such management as to the future performance of the BiDil business, and that such financial projections provided a reasonable basis for its opinion. Cowen expressed no opinion as to the financial forecasts or the assumptions on which they were made. Cowen expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion of which Cowen becomes aware after the date of its opinion.

        Cowen did not make or obtain any independent evaluations, valuations or appraisals of the assets or liabilities of the BiDil business, nor was Cowen furnished with these materials. In addition, Cowen did not evaluate the solvency or fair value of NitroMed or JHP under any state or federal laws relating to bankruptcy, insolvency or similar matters. With respect to all legal matters relating to NitroMed and JHP, Cowen relied on the advice of legal counsel to NitroMed. Cowen expresses no opinion with respect to such legal matters. Cowen's opinion addressed only the fairness, from a financial point of view, to NitroMed of the consideration to be received by NitroMed pursuant to the asset purchase agreement. Cowen expressed no view as to any other aspect or implication of the asset purchase agreement or any other agreement, arrangement or understanding entered into in connection with the asset sale or otherwise, including the use of any of the proceeds of the asset sale and any potential merger or other sale transaction relating to NitroMed, including the proposed merger with Archemix. Cowen's opinion was necessarily based upon economic and market conditions and other circumstances as they existed and could be evaluated by Cowen on the date of its opinion. It should be understood that although subsequent developments may affect its opinion, Cowen does not have any obligation to update, revise or reaffirm its opinion and Cowen expressly disclaims any responsibility to do so.

        In rendering its opinion, Cowen assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the asset purchase agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by such party under the asset purchase agreement and that all conditions to the consummation of the asset sale will be satisfied without waiver thereof. Cowen assumed that the final form of the asset purchase and sale agreement would be substantially similar to the last draft received by Cowen prior to rendering its opinion. Cowen also assumed that all governmental, regulatory and other consents and approvals contemplated by the asset purchase and sale agreement would be obtained and that, in the course of obtaining any of those consents, no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the asset sale.

        Cowen's opinion does not constitute a recommendation to any stockholder as to how the stockholder should vote on the proposed asset sale or to take any other action in connection with the asset sale or otherwise. Cowen's opinion does not imply any conclusion as to the likely trading range for NitroMed common stock following consummation of the asset sale or otherwise, which may vary depending on numerous factors that generally influence the price of securities. Cowen's opinion is limited to the fairness, from a financial point of view, to NitroMed of the consideration to be received by NitroMed in the asset sale. Cowen expresses no opinion as to the underlying business reasons that may support the decision of the NitroMed board to approve, or NitroMed's decision to consummate, the asset sale or the relative merits of the asset sale as compared to other business strategies or transactions that might be available to NitroMed. Cowen's opinion does not address the fairness of the amount or the nature of any compensation to any of NitroMed's officers, directors or employees, or any class of such persons, relative to the consideration to be received by the public stockholders of NitroMed.

        The following is a summary of the principal financial analyses performed by Cowen to arrive at its opinion. Some of the summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses. Cowen performed certain procedures, including each of the financial analyses described below, and reviewed with the management of NitroMed the assumptions on which such analyses were based and other factors, including the historical and projected financial results of NitroMed. No limitations were imposed by the NitroMed board with respect to the investigations made or procedures followed by Cowen in rendering its opinion.

Analysis of Selected Precedent Product Transactions.

        Cowen reviewed the financial terms, to the extent publicly available, of 15 cardiovascular product transactions, referred to as the selected precedent product transactions, involving the acquisition of marketed cardiovascular products, which were announced or completed since 2000. The analysis excludes product transactions structured as collaborations and all milestone payments that are not certain to be achieved. These transactions were (listed as acquiror/target(product(s) name(s))):

  •
  EKR Therapeutics/PDL BioPharma, Inc. (Cardene, Retavase and Ularitide)

  •
  Oscient Pharma/Reliant Pharmaceuticals (Antara)

  •
  Schering-Plough/Millennium Pharmaceuticals (Integrilin (U.S. rights))

  •
  Kos Pharmaceuticals, Inc./Biovail Corp. (Teveten, Teveten HCT and Cardizem LA (U.S. rights))

  •
  First Horizon Pharmaceutical Corp./Andrx Corp. (Altoprev (U.S. rights) and Fortamet (U.S. rights))

  •
  ESP Pharma, Inc. (Protein Design Labs)/Centocor Inc. (Johnson & Johnson) (Retavase (Rights in U.S. and Canada))

  •
  Meda AB/Novartis Corp. (Cibacen, Cibadrex)

  •
  Abbott Laboratories/Aventis SA (Trandolapril, Trandolapril/Verapamil combination)

  •
  GlaxoSmithKline plc/Sanofi-Synthelabo SA (Fraxiparine, Arixtra)

  •
  ESP Pharma, Inc./Wyeth (Cardene IV, Ismo, Sectral, Tenex)

  •
  Biovail Corp./Merck & Co., Inc. (Vasotec-R/Vaseretic-R)

  •
  Biovail Corp./Solvay Pharmaceuticals, Inc. (Teveten and Teveten HCT)

  •
  First Horizon Pharmaceutical Corp./AstraZeneca plc (Sular)

  •
  Biovail Corp./Aventis (Cardizem (North American Rights))

  •
  SmithKline/Roche Holdings Inc. (Coreg (North American Rights))

        Cowen reviewed projected revenue for the year in which the transaction was announced, referred to as TY, and for the year after the year in which the transaction was announced, referred to as TY + 1, based on the seller's projected sales where that data was available and otherwise on the annualized sales projections of the acquiror. Using the purchase price of the asset in question, Cowen calculated revenue multiples for the periods TY and TY+1 and applied them to BiDil projections for 2008 and 2009 in order to derive an implied range of equity values for the BiDil business.

        The following table presents, for the periods indicated, selected multiples for the selected precedent product transactions and the range of equity values for the BiDil business implied by this analysis.

	Selected Multiples				Implied Equity Values for BiDil Business ($M)
Methodology:	Low		High		Low	High
TY Revenue	1.25	x	1.75	x	$19.3	$27.0
TY+1 Revenue	1.00		1.50		12.2	18.3

        Although the selected precedent product transactions were used for comparison purposes, none of those transactions is directly comparable to the asset sale, and none of the companies in those transactions is directly comparable to NitroMed or JHP. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the companies involved and other factors that could affect the acquisition value of such companies or the BiDil business to which they are being compared.

Analysis of Selected Precedent Company Transactions.

        Cowen reviewed the financial terms, to the extent publicly available, of 23 acquisitions involving mid-cap specialty pharmaceutical companies, referred to as the selected precedent company transactions. These transactions were (listed as acquiror/target):

  •
  Shionogi & Co/Sciele Pharma

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  Stiefel Laboratories/Barrier Therapeutics

  •
  Cornerstone BioPharma Holdings/Critical Therapeutics

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  Teva Pharmaceutical Industries/Bentley Pharmaceuticals

  •
  Galderma/CollaGenex Pharmaceuticals

  •
  Pfizer/Encysive Pharmaceuticals

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  Nycomed/Bradley Pharmaceuticals

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  Recordati/Orphan Europe

  •
  Allergan/Esprit Pharma

  •
  Noven Pharmaceuticals/JDS Pharmaceuticals

  •
  Sciele Pharma/Alliant Pharmaceuticals

  •
  Ikaria/INO Therapeutics

  •
  Actelion/CoTherix

  •
  Stiefel Laboratories/Connetics Corporation

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  Avanir Pharmaceuticals/Alamo Pharmaceuticals

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  Sinclair Pharma/Groupe CS Dermatologie

  •
  Cephalon/Zeneus Holdings

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  Xanodyne/AaiPharma

  •
  Salix Pharmaceuticals/InKine Pharmaceuticals

  •
  Genzyme/Bone Care International

  •
  Jazz Pharmaceuticals/Orphan Medical

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  Valeant Pharmaceuticals International/Xcel Pharmaceuticals

  •
  Protein Design Labs/ESP Pharma

        Cowen reviewed the market capitalization of common stock plus total debt less cash and equivalents, referred to as enterprise value, paid in the selected precedent company transactions as a multiple of latest reported twelve month, referred to as LTM, revenues. When calculating a range of equity values, Cowen utilized a discount rate of 20% based on a weighted average cost of capital analysis performed by Cowen and Cowen estimates. Cowen applied these multiples to the BiDil projections for 2008, 2009 and 2010 in order to derive an implied range of equity values for the BiDil business.

        The following table presents, for the periods indicated, selected multiples for the selected precedent company transactions and the range of equity values for the BiDil business implied by this analysis.

	Selected Multiples				Implied Equity Values for BiDil Business ($M)
Methodology:	Low		High		Low	High
LTM Net Revenue As Applied to 2008E	2.50	x	3.50	x	$36.9	$51.6
LTM Net Revenue As Applied to 2009P	2.50		3.50		24.2	33.9
LTM Net Revenue As Applied to 2010P	2.50		3.50		17.2	24.0

        Although the selected precedent company transactions were used for comparison purposes, none of those transactions is directly comparable to the asset sale, and none of the companies in those transactions is directly comparable to NitroMed or JHP. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the companies involved and other factors that could affect the acquisition value of such companies or the BiDil business to which they are being compared.

Analysis of Selected Publicly Traded Companies.

        To provide contextual data and comparative market information, Cowen compared selected historical operating and financial data and ratios for the BiDil business to the corresponding financial data and ratios of the following companies, referred to as the selected companies, whose securities are publicly traded and which Cowen believes have operating, market valuation and trading valuations similar to what might be expected of the BiDil business. These companies were Indevus

Pharmaceuticals, Jazz Pharmaceuticals, Questcor Pharmaceuticals, Salix Pharmaceuticals, Santarus and Sucampo Pharmaceuticals.

        The data and ratios used in the analysis include the enterprise value of the selected companies as multiples of revenues and earnings before interest expense, income taxes, depreciation and amortization, referred to as EBITDA. Cowen calculated expected and projected revenue multiples for 2008, 2009 and 2010 and projected 2009 EBITDA multiples for the selected companies, as available from research analyst reports or, if not so available, Reuters consensus estimates, and applied them to the BiDil projections.

        The following table presents, for the periods indicated, selected multiples for the selected companies and the range of equity values for the BiDil business implied by this analysis.

	Selected Multiples				Implied Equity Values for BiDil Business ($M)
Methodology:	Low		High		Low	High
2008E Net Revenue	1.75	x	2.25	x	$27.0	$34.7
2009P Net Revenue	1.50		2.00		18.3	24.3
2010P Net Revenue	1.25		1.75		12.9	18.1
2009P EBITDA	5.0	x	7.0	x	$7.0	$9.7

        Although the selected companies were used for comparison purposes, none of those companies is directly comparable to the BiDil business. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the selected companies and other factors that could affect the public trading value of the selected companies or the BiDil business to which they are being compared.

Discounted Cash Flow Analysis.

        Cowen estimated a range of values for the BiDil business based upon the discounted present value of the projected after-tax cash flows of the BiDil business described in the BiDil projections for the fourth quarter ended December 31, 2008 through December 31, 2017, and of the terminal value of the BiDil business at December 31, 2017, based upon multiples of revenue based on the selected precedent product transactions analysis. Cowen assumed a mid-year discounting methodology in order to discount cash flows to September 30, 2008. Furthermore, Cowen assumed a 0.0% tax rate. After-tax cash flow was calculated by taking projected earnings before interest expense and income taxes, referred to as EBIT, and subtracting from this amount projected taxes, capital expenditures, changes in working capital and changes in other assets and liabilities and adding back projected depreciation and amortization. This analysis was based upon certain assumptions described by, projections supplied by and discussions held with, the management of NitroMed. In performing this analysis, Cowen utilized discount rates ranging from 17.5% to 22.5%, which were selected based on a weighted average cost of capital analysis performed by Cowen and Cowen estimates. Cowen utilized terminal multiples of revenue ranging from 1.25 times to 1.75 times, these multiples representing the general range of multiples of revenue for the Selected Companies.

        The equity values of NitroMed implied by this analysis ranged from $(8.0) million to $(5.8) million, based on the fully taxed financial forecasts.

        The summary set forth above does not purport to be a complete description of all the analyses performed by Cowen. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Cowen did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, notwithstanding the separate factors summarized above, Cowen believes, and has advised the NitroMed board, that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the process underlying its opinion. In performing its analyses, Cowen made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of NitroMed and JHP. These analyses performed by Cowen are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses or securities may actually be sold. Accordingly, such analyses and estimates are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors. None of NitroMed, JHP, Cowen or any other person assumes responsibility if future results are materially different from those projected. The analyses supplied by Cowen and its opinion were among several factors taken into consideration by the NitroMed board of directors in making its decision to enter into the asset purchase agreement and should not be considered as determinative of such decision.

        Cowen was selected by the NitroMed board to render an opinion to the NitroMed board because Cowen is a nationally recognized investment banking firm and because, as part of its investment banking business, Cowen is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In addition, in the ordinary course of its business, Cowen and its affiliates may trade the equity securities of NitroMed for their own account and for the accounts of their customers, and, accordingly, may at any time hold a long or short position in such securities. Cowen and its affiliates in the ordinary course of business may in the future provide commercial and investment banking services to NitroMed and JHP, and may in the future receive fees for the rendering of such services. The issuance of Cowen's opinion was approved by Cowen's fairness opinion review committee.

        Pursuant to the Engagement Letter, NitroMed has agreed to pay a fee to Cowen for rendering its opinion. In addition, Cowen is acting as exclusive financial advisor to the NitroMed board in connection with the proposed merger of NitroMed and Archemix, which merger is contingent on the closing of the asset sale, and Cowen will receive certain fees pursuant to the Engagement Letter with respect to the proposed merger. Additionally, NitroMed has agreed to reimburse Cowen for its out-of-pocket expenses and has agreed to indemnify Cowen against certain liabilities, including liabilities under the federal securities laws. The terms of the fee arrangement with Cowen, which are customary in transactions of this nature, were negotiated at arm's length between NitroMed and Cowen, and the NitroMed board was aware of the arrangement.

The Buyer

        The buyer in the asset sale is JHP Pharmaceuticals, LLC, a specialty pharmaceutical company that manufactures and sells pharmaceutical products, primarily aseptic injectable products into the hospital segment, and provides contract manufacturing of sterile products for innovator pharmaceutical companies. JHP markets 14 branded pharmaceutical products through its national sales and marketing infrastructure and contract manufactures pharmaceutical products for large proprietary pharmaceutical companies. JHP employs more than 350 staff in the USA in its manufacturing, sales and marketing and corporate areas. In August, JHP announced the acquisition of US and Canadian rights for Dantrium® (dantrolene sodium) from Procter & Gamble. JHP is a private company wholly owned by JHP Holdings, LLC.

 Required Approvals

        Corporate approval of the proposed asset sale requires the affirmative vote of the holders of a majority of NitroMed's outstanding common stock. Not voting, or abstaining on the vote, has the same effect as a vote against the asset sale.

        In connection with the execution of the asset purchase agreement, NitroMed and JHP entered into stockholder voting agreements with certain funds affiliated with HealthCare Ventures LLC, Rho Ventures, Invus Public Equities, L.P. and Care Capital LLC that together own or control an aggregate of approximately 31% of NitroMed's common stock. Pursuant to the stockholder voting agreements, each of the funds agreed to vote its shares of NitroMed common stock in favor of approval of the asset sale and against the approval or adoption of any alternative transactions. The funds also granted to JHP a proxy to vote its shares of NitroMed common stock in favor of approval of the asset sale and agreed not to transfer its shares of NitroMed common stock prior to the expiration of the stockholder voting agreements. Certain NitroMed directors are affiliated with the funds that entered into the stockholder voting agreements: Jerry Karabelas is a partner of Care Capital LLC, Mark Leschly is a managing member, managing director or managing partner of the funds affiliated with Rho Ventures, John Littlechild is the general partner of the funds affiliated with HealthCare Ventures LLC and Christopher Sobecki is managing director of an affiliate of Invus Public Equities, L.P. The form of stockholder voting agreement is attached to this proxy statement as Annex B.

        The asset sale is subject to the absence of any action commenced before any governmental authority challenging the transaction. No filings are required to be made under the Hart-Scott-Rodino Act in connection with the asset sale.

Material United States Federal Income Tax Consequences of the Asset Sale

        NitroMed will recognize a taxable gain on the asset sale equal to the difference between the amount it realizes from the asset sale and the adjusted tax basis of the assets sold. For purposes of calculating the amount of NitroMed's gain or loss, the proceeds received by NitroMed will include the cash received, the amount of NitroMed's indebtedness and other liabilities that are assumed, and any other consideration NitroMed receives for its assets. NitroMed expects to have sufficient losses (including net operating loss carryforwards) to offset the gain expected to be realized from the asset sale for regular federal income tax purposes, subjecting NitroMed only to federal alternative minimum tax.

        NitroMed does not expect that the asset sale will result in any federal or state income tax consequences for its stockholders since they will not receive any of the proceeds of the asset sale.

Anticipated Accounting Treatment

        For financial reporting purposes, NitroMed will report a gain from the asset sale based upon the amount of net proceeds received by NitroMed and the net book value of the assets sold. If the asset sale had occurred on September 30, 2008, such gain from the asset sale, net of tax effects, would have been approximately $320,000. NitroMed intends to account for the asset sale pursuant to the asset purchase agreement as a discontinued operation in accordance with generally accepted accounting principles.

Appraisal Rights

        Holders of NitroMed common stock are not entitled to appraisal rights in connection with the asset sale.

 THE PROPOSED MERGER BETWEEN NITROMED AND ARCHEMIX

        NitroMed's board of directors has considered a number of alternatives with respect to its remaining business following the completion of the asset sale. On November 18, 2008, NitroMed entered into a merger agreement with Archemix regarding a proposed merger of NitroMed and Archemix conditioned upon and to be completed following the closing of the asset sale. Under the terms of the merger agreement, Archemix stockholders, option holders and warrant holders will be entitled to receive shares of NitroMed common stock and options and warrants to purchase shares of NitroMed common stock equal to approximately 70% of the post-merger fully-diluted shares of the combined company, and NitroMed stockholders and option holders will hold approximately 30% of the post-merger fully-diluted shares of the combined company. These percentages of post-merger fully-diluted ownership assume that NitroMed's net cash balance, as calculated pursuant to the merger agreement, at the closing of the merger will be $45 million. The exact percentages will be based on NitroMed's and Archemix's respective net cash balance at closing of the merger and will not be calculated until that time. If NitroMed's net cash at the closing of the merger is less than $34.5 million, based on the manner of calculating net cash pursuant to the merger agreement, NitroMed would be unable to satisfy a closing condition for the merger, and Archemix could elect to terminate the merger agreement or Archemix could elect to proceed with completing the merger.

        In connection with the proposed merger between NitroMed and Archemix, the name of NitroMed will be changed to "Archemix Corp." and the combined company plans to apply for listing of its shares on the NASDAQ Global Market under the trading symbol "ARCH." Following the merger, the combined company will be headquartered at Archemix's offices in Cambridge, Massachusetts.

        If NitroMed's net cash at the closing of the Merger is less than $34.5 million, based on the manner of calculating net cash pursuant to the merger agreement, NitroMed would be unable to satisfy a closing condition for the proposed merger, and Archemix could elect to terminate the merger agreement or Archemix could elect to proceed with completing the merger.

        Pursuant to the merger agreement, NitroMed has agreed to effect a reverse stock split of its common stock immediately prior to the effective time of the proposed merger whereby each issued and outstanding share of NitroMed common stock will be reclassified and combined into a fractional number of shares of common stock. The reverse stock split ratio will be mutually agreed upon by NitroMed and Archemix. The reverse stock split is necessary so that, as of the effective time of the merger, NitroMed will satisfy the initial listing standards of The NASDAQ Global Market.

        The merger agreement contains customary representations, warranties and covenants of NitroMed and Archemix including, among others, covenants relating to:

  •
  using commercially reasonable efforts to obtain the requisite approvals of the stockholders of NitroMed and Archemix to the merger and related transactions;

  •
  non-solicitation of competing acquisition proposals by each of NitroMed and Archemix;

  •
  NitroMed using commercially reasonable efforts to maintain the existing listing of NitroMed's common stock on The NASDAQ Global Market; and

  •
  NitroMed's and Archemix's conduct of their respective businesses during the period between the date of signing the merger agreement and the closing of the merger.

        The merger agreement provides each of NitroMed and Archemix with specified termination rights. If the merger agreement is terminated under circumstances specified in the merger agreement, NitroMed or Archemix, as the case may be, will be required to pay the other a termination fee of $1.5 million. In addition, NitroMed will be required to reimburse Archemix for its documented fees and expenses associated with the merger agreement and the transactions contemplated by the merger agreement, up to a maximum of either $500,000 or $1,500,000, under circumstances specified in the merger agreement.

        NitroMed and Archemix currently expect to complete the proposed merger in the second quarter of 2009. NitroMed's and Archemix's obligations to consummate the merger are subject to the satisfaction or waiver of customary conditions, including:

  •
  requisite approvals of the merger and related transactions by NitroMed's and Archemix's stockholders;

  •
  the absence of any order or injunction preventing the consummation of the merger or any legal requirement that makes the consummation of the merger illegal;

  •
  the declaration by the SEC of the effectiveness of the registration statement relating to the shares of NitroMed stock to be issued to Archemix stockholders, option holders and warrant holders pursuant to the merger agreement;

  •
  obtaining any required governmental authorizations or consents;

  •
  the continued listing of NitroMed's common stock on The NASDAQ Global Market and the approval for listing on The NASDAQ Global Market of the shares of NitroMed common stock to be issued pursuant to the merger agreement; and

  •
  the expiration or termination of applicable waiting periods under any applicable U.S. or material applicable foreign antitrust requirements.

Each party's obligation to consummate the proposed merger is also subject to other specified customary conditions, including (1) the accuracy of the representations and warranties of the other party, subject to an overall material adverse effect qualification, and (2) material compliance by the other party with its covenants.

        In addition, Archemix's obligation to consummate the proposed merger is further subject to the satisfaction or waiver of the following conditions:

  •
  NitroMed shall have at least $34.5 million in net cash at closing, as calculated pursuant to the merger agreement; and

  •
  NitroMed shall have completed the asset sale.

        NitroMed's board of directors has unanimously approved the merger and the merger agreement and adopted resolutions recommending the requisite stockholder approval for consummation of the merger. NitroMed intends to seek stockholder approval of the proposed merger transaction at a separate special meeting of stockholders to be held at a later date following the special meeting of NitroMed stockholders at which the asset sale will be considered and after the asset sale is completed. Please note that NitroMed stockholders are only being asked to consider and vote upon the asset sale at the                        , 200    special meeting and will not be asked to consider or vote upon the proposed merger between NitroMed and Archemix at this special meeting.

About Archemix

        Archemix is a biotechnology company focused on discovering, developing and commercializing aptamer therapeutics. Using Archemix's processes for discovering aptamers, which are protected by its broad patent portfolio, Archemix is developing aptamer product candidates for rare hematological diseases. In addition, Archemix has licensed its intellectual property to third parties to develop their own aptamer product candidates in other areas. Currently, Archemix's licensees are evaluating five different aptamer product candidates in human clinical trials; two in Phase 2 and three in Phase 1.

Archemix has additional partnerships with several pharmaceutical and biotechnology companies, including Merck Serono, Pfizer, Takeda, Eli Lilly and Isis Pharmaceuticals.

Important Additional Information Will be Filed with the SEC

        NitroMed plans to file with the SEC a Registration Statement on Form S-4 and file with the SEC and mail to its stockholders a Joint Proxy Statement/Prospectus in connection with the proposed merger between NitroMed and Archemix. The Joint Proxy Statement/Prospectus will contain important information about NitroMed, Archemix, the proposed merger and related matters. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully when they are available.

        Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus relating to the proposed merger (when they are available) and other documents filed with the SEC by NitroMed through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement and Joint Proxy Statement/Prospectus relating to the proposed merger (when they are available) from NitroMed by contacting NitroMed, Inc., Attn: Corporate Secretary, 45 Hayden Avenue, Suite 3000, Lexington, MA 02421.

        NitroMed, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement relating to the proposed merger between NitroMed and Archemix. Information regarding NitroMed's directors and executive officers is contained in NitroMed's Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and its proxy statement dated April 16, 2008, which are filed with the SEC. As of November 1, 2008, NitroMed's directors and executive officers beneficially owned approximately 16,657,790 shares, or approximately 35%, of NitroMed's common stock. A more complete description will be available in the Registration Statement and Joint Proxy Statement/Prospectus relating to the proposed merger.

 THE ASSET PURCHASE AGREEMENT

        NitroMed and JHP entered into the asset purchase agreement on October 22, 2008. The full text of the asset purchase agreement is attached as Annex A to this proxy statement and is incorporated by reference into this proxy statement. NitroMed urges you to read the asset purchase agreement in its entirety for a more complete description of the terms and conditions of the asset sale and related matters.

        The representations and warranties described below and included in the asset purchase agreement were made by NitroMed and JHP to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the asset purchase agreement and may be subject to important qualifications and limitations agreed to by NitroMed and JHP in connection with negotiating the terms of the asset purchase agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, or may have been used for the purpose of allocating risk between NitroMed and JHP rather than establishing matters as facts. The asset purchase agreement is described in this proxy statement and included as Annex A only to provide you with information regarding the terms and conditions of the asset purchase agreement, and not to provide any other factual information regarding NitroMed, JHP or their respective businesses. Accordingly, you should not rely on the representations and warranties in the asset purchase agreement as characterizations of the actual state of facts about NitroMed or JHP, and you should read the information provided elsewhere in this proxy statement and in the documents that we incorporate by reference into this proxy statement for information regarding NitroMed and its business. See "Where You Can Find More Information" beginning on page 78 of this proxy statement.

Assets to be Sold

        JHP is purchasing substantially all of the assets of NitroMed's BiDil and BiDil XR drug business, including the manufacturing, commercialization and promotional arrangements relating to BiDil and BiDil XR. Specifically, JHP is purchasing all of NitroMed's right, title and interest in and to the assets used in connection with the BiDil and BiDil XR drug business (other than certain excluded assets described below), including:

  •
  NitroMed's BiDil and BiDil XR product portfolio;

  •
  all intellectual property related to the BiDil and BiDil XR drug business, including three issued U.S. patents, one issued Canadian patent and an additional 43 patent applications, all the trade names and trademarks associated with the BiDil and BiDil XR drug business, as well as any know-how or trade secrets associated with the BiDil and BiDil XR drug business;

  •
  all approvals, registrations, licenses, permits and similar governmental rights relating to BiDil and BiDil XR and the BiDil and BiDil XR drug business, including FDA establishment and product fees;

  •
  all marketing materials relating to BiDil and BiDil XR and the BiDil and BiDil XR drug business;

  •
  all accounts receivable and inventory relating to BiDil and BiDil XR and the BiDil and BiDil XR drug business;

  •
  all tangible property and personal property relating to BiDil and BiDil XR and the BiDil and BiDil XR drug business;

  •
  all of NitroMed's contract rights under contracts relating to BiDil and BiDil XR and the BiDil and BiDil XR drug business;

  •
  all of NitroMed's goodwill relating to BiDil and BiDil XR and the BiDil and BiDil XR drug business;

  •
  all customer lists, books and records relating to BiDil and BiDil XR and the BiDil and BiDil XR drug business; and

  •
  all of NitroMed's claims and other legal rights relating to BiDil and BiDil XR and the BiDil and BiDil XR drug business.

        The assets being sold will not include certain excluded contracts, employee benefit plans and programs, rights to insurance claims, rights to tax refunds and credits, corporate minute books, cash and bank accounts, commercial paper and other marketable securities of NitroMed.

Purchase Price

        JHP has agreed pay a total purchase price of $24.5 million in cash and assume certain liabilities as described below. The purchase price will be increased by up to $450,000 to the extent NitroMed's accounts receivable on the closing date of the asset sale is more than NitroMed's trade liabilities on the closing date and will be decreased to the extent NitroMed's accounts receivable on the closing date is less than its trade liabilities on that date. The purchase price will also be increased by up to $1.8 million based on the net book value of NitroMed's BiDil inventory, other than expired inventory, as of the closing date of the asset sale.

        JHP will assume all of NitroMed's liabilities relating to BiDil and BiDil XR and the BiDil and BiDil XR drug business other than certain specified excluded liabilities. The excluded liabilities include:

  •
  liabilities relating exclusively or primarily to assets excluded from the asset sale;

  •
  liabilities for any taxes of NitroMed or related to the BiDil and BiDil XR drug business for periods ending on or before the closing date of the asset sale;

  •
  liabilities of NitroMed under the asset purchase agreement and related agreements or incurred in connection with the consummation of the asset sale transaction;

  •
  liabilities to any current or former holder of NitroMed stock or securities or for any actions or omissions of NitroMed's directors or officers;

  •
  liabilities relating to any security interest arising or relating to the period prior to the closing date of the asset sale;

  •
  product liabilities relating to BiDil sold by or on behalf of NitroMed on or before the closing date of the asset sale or any other liability for injury to or death of any person or damage to any assets or property arising on or before the closing date;

  •
  liabilities relating to any employee, consultant, independent contractor, officer or director;

  •
  liabilities relating to a breach or default under any covenant by NitroMed in the asset purchase agreement or related agreements;

  •
  liabilities reflected on NitroMed's balance sheet or in the footnotes of NitroMed's financial statements under GAAP as of the closing date of the asset sale, including all of NitroMed's indebtedness and accounts or trade payables;

  •
  liabilities relating to any pending or, to NitroMed's knowledge threatened, claim, litigation, investigation or other proceeding;

  •
  liabilities relating to any failure to obtain any consent or approval for NitroMed's assignment to JHP of any assumed contract;

  •
  liabilities relating to specified contracts or any non-assumed contract relating to the period before or after the closing date of the asset sale; and

  •
  liabilities for losses for which NitroMed is obligated to indemnify JHP under the asset purchase agreement.

Conditions to the Completion of the Asset Sale

        The obligation of JHP to complete the asset sale are subject to the satisfaction or waiver of several conditions set forth in the asset purchase agreement, including the following:

  •
  the representations and warranties of NitroMed in the asset purchase agreement are true and correct as of the closing date of the asset sale except for failures that would not reasonably be expected to result, in the aggregate, in a material adverse effect on the BiDil and BiDil XR drug business, the assets to be sold in the asset sale, or the ability of NitroMed to complete the sale of the BiDil and BiDil XR drug business;

  •
  NitroMed having performed or complied in all material respects with the agreements and covenants required to be performed or complied with by it as of or prior to the closing of the asset sale;

  •
  no action, suit or proceeding brought by a governmental entity seeking to prevent the completion of the asset sale and no judgment, order, decree, stipulation or injunction enjoining or preventing the completion of the asset sale being in effect;

  •
  approval of the asset sale by NitroMed stockholders;

  •
  the filing of this proxy statement with the SEC; and

  •
  there shall not have occurred a material adverse effect on the BiDil and BiDil XR drug business, the assets to be sold in the asset sale, or the ability of NitroMed to complete the sale of the BiDil and BiDil XR drug business.

        The obligation of NitroMed to complete the asset sale is subject to the satisfaction or waiver of several conditions set forth in the asset purchase agreement, including the following:

  •
  the representations and warranties of JHP in the asset purchase agreement are true and correct as of the closing date of the asset sale except for failures that, in the aggregate, would not reasonably be expected to result in a material adverse effect on the ability of JHP to complete the purchase of the BiDil and BiDil XR drug business;

  •
  JHP having performed or complied in all material respects with the agreements and covenants required to be performed or complied with by it as of or prior to the closing of the asset sale;

  •
  no action, suit or proceeding brought by a governmental entity seeking to prevent the completion of the asset sale and no judgment, order, decree, stipulation or injunction enjoining or preventing the completion of the asset sale being in effect;

  •
  approval of the asset sale by NitroMed stockholders, provided that NitroMed has complied in all material respects with its obligations in the asset purchase agreement relating to non-solicitation, the preparation and filing of this proxy statement and holding the special meeting of NitroMed's stockholders;

  •
  the filing of this proxy statement with the SEC; and

  •
  there shall not have occurred a material adverse effect on the ability of JHP to complete the purchase of the BiDil and BiDil XR drug business.

        The asset purchase agreement provides that any or all of the conditions described above may be waived, in whole or in part. NitroMed's board of directors is authorized in its discretion to waive any of the conditions to NitroMed's performance without the consent of NitroMed's stockholders to the extent allowed by law. NitroMed does not currently expect to waive any material condition to the completion of the asset sale.

No Solicitation

        In the asset purchase agreement, NitroMed has agreed not to, and to use reasonable efforts to cause its directors, officers, employees and representatives not to, directly or indirectly:

  •
  solicit, initiate or knowingly facilitate or encourage any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any acquisition proposal;

  •
  enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any non-public information for the purpose of encouraging, any acquisition proposal; or

  •
  grant any waiver or release under any standstill or similar agreement with respect to NitroMed's securities.

        Despite the foregoing nonsolicitation provision, NitroMed may, in response to an unsolicited acquisition proposal that did not result from a breach of NitroMed's nonsolicitation obligations under the asset purchase agreement:

  •
  furnish information with respect to NitroMed to any person making an acquisition proposal that NitroMed's board of directors determined in good faith (after consultation with outside counsel and its financial advisors) is reasonably likely to lead to a superior proposal, pursuant to a customary confidentiality agreement not materially less restrictive than the confidentiality agreement that NitroMed entered into with JHP;

  •
  engage in discussions or negotiations with the person making such an acquisition proposal regarding the acquisition proposal; and

  •
  amend, or grant a waiver or release under, any standstill or similar agreement with respect to NitroMed's common stock, subject to NitroMed's board of directors having determined in good faith (after consultation with outside counsel) that failing to release such third party or waive such provision would reasonably be expected to be inconsistent with the fiduciary duties of NitroMed's board of directors under applicable law.

        NitroMed also agreed that, subject to the exceptions specified below, prior to the termination of the asset purchase agreement its board of directors would not:

  •
  withhold, withdraw or modify in any manner adverse to JHP the approval or recommendation by NitroMed's board of directors with respect to the stockholder proposal to approve the asset sale;

  •
  cause or permit NitroMed to enter into any letter of intent, acquisition agreement, merger agreement or similar agreement providing for the consummation of a transaction contemplated by an acquisition proposal (other than the confidentiality agreement entered into in connection with a superior offer); or

  •
  adopt, approve or recommend any acquisition proposal.

However, the asset purchase agreement provides that NitroMed's board of directors may withhold, withdraw or modify its recommendation with respect to stockholder approval of the asset sale or approve or recommend any superior proposal if NitroMed's board of directors determines in good faith, after consultation with outside counsel, that failure to do so would be inconsistent with its fiduciary obligations under applicable law.

        In addition, NitroMed has agreed to promptly notify JHP of its receipt of any written acquisition proposal, the material terms and conditions of such acquisition proposal and the identity of the person making the acquisition proposal. After such notice, NitroMed must also keep JHP advised of all developments that would reasonably be expected to culminate in NitroMed's board of directors withdrawing, modifying or amending the recommendation of NitroMed's board of directors in favor of the stockholder proposal to approve the asset sale or terminating the asset purchase agreement in accordance with its terms.

        As used in the asset purchase agreement, acquisition proposal means any proposal or offer (in each case, other than the asset sale or a business combination involving NitroMed to be consummated after the closing of the asset sale):

  •
  for a merger, consolidation, sale of substantial assets (other than assets excluded in the asset sale) outside the ordinary course of business, tender offer, recapitalization, share exchange or other business combination involving NitroMed, taken as a whole;

  •
  for the issuance by NitroMed of over 20% of its equity securities; or

  •
  to acquire in any manner, directly or indirectly, over 20% of the equity securities or consolidated assets of NitroMed.

        As used in the asset purchase agreement, a superior proposal means any unsolicited, bona fide written proposal made by a third party to acquire over 50% of the equity securities or over 50% of the total assets of NitroMed pursuant to a tender offer, exchange offer, merger, consolidation or sale of assets, on terms that NitroMed's board of directors determines in its good faith judgment to be more favorable to NitroMed or the holders of NitroMed's common stock than asset sale contemplated by the asset purchase agreement, taking into account all the terms and conditions of such proposal and the asset purchase agreement.

Conduct of Business Pending the Completion of the Asset Sale

        Under the asset purchase agreement, NitroMed has agreed to use reasonable commercial efforts to conduct the operations of the BiDil and BiDil XR drug business in the ordinary course of business and to preserve the BiDil and BiDil XR drug business, keep the assets to be acquired by JHP in good condition and repair, and maintain relationships with customers and suppliers.

        The asset purchase agreement also contains a number of specific restrictions on NitroMed and its operations during the period between the signing of the asset purchase agreement and the completion of the asset sale. These restrictions relate to:

  •
  amending NitroMed's organizational documents in a manner that could have an adverse effect on the asset sale;

  •
  selling, assigning or transferring any portion or interest in BiDil or BiDil XR other than in the ordinary course of business, or selling, assigning or transferring any portion of the other assets to be acquired by JHP in a single transaction or series or related transactions in an amount in excess of $250,000, except for sales in the ordinary course of business and sales, assignments or transfers of assets not used or useful in the BiDil and BiDil XR drug business;

  •
  incurring or guaranteeing any indebtedness for borrowed money relating to the BiDil or BiDil XR drug business, except in the ordinary course of business;

  •
  making any capital expenditures or commitments for capital expenditures relating to the BiDil or BiDil XR drug business in an amount in excess of $150,000 in the aggregate, except in the ordinary course of business or in accordance with the BiDil and BiDil XR drug business capital expenditure budget disclosed to JHP;

  •
  acquiring any operating business, whether by merger, stock purchase or asset purchase, except for any such business that will not become part of the BiDil and BiDil XR drug business;

  •
  materially changing its accounting principles, methods or practices insofar as they relate to the BiDil and BiDil XR drug business, except in each case to conform to generally accepted accounting principles;

  •
  entering into, amending, terminating, taking or omitting to take any action that would constitute a violation or default under any insurance policy or material contract;

  •
  entering into any contract with respect to the BiDil and BiDil XR drug business or the assets to be purchased by JHP outside the ordinary course of business;

  •
  accelerating the delivery or sale of BiDil or BiDil XR or offer discounts on sales of BiDil or BiDil XR or premiums on purchases of new materials, except in the ordinary course of business;

  •
  selling, assigning, licensing or transferring any intellectual property relating to the BiDil and BiDil XR drug business to any third party; or

  •
  agreeing in writing or otherwise taking any of the foregoing actions.

        The restrictions described above do not prohibit specified actions that are listed on a schedule to the asset purchase agreement, do not prohibit other actions for which NitroMed receives the prior written consent of JHP and do not prohibit NitroMed from negotiating or entering any agreement with respect to a business combination involving NitroMed to be consummated after the closing of the asset sale. Also, NitroMed is permitted to accept capital contributions and loans from its affiliates and is permitted to use any and all cash, cash equivalents and other short term liquid investments of the BiDil and BiDil XR drug business to make dividends, distributions or other payments to any of its affiliates.

Other Agreements

        The asset purchase agreement also contains the following agreements that apply during the period beginning with the signing of the asset purchase agreement and ending at the earlier to occur of the closing of the asset sale or the termination of the asset purchase agreement:

         Closing Efforts.    Each of NitroMed and JHP must use reasonably commercial efforts to take all actions and to do all things reasonably necessary or advisable to complete the asset sale, including commercially reasonable efforts to: (1) obtain all required third party consents; (2) effect all required governmental filings; and (3) otherwise comply in all material respects with all applicable laws in connection with the completion of the asset sale.

         Proxy Statement.    NitroMed agreed to prepare and file with the SEC this proxy statement relating to the special meeting of stockholders of NitroMed.

         Stockholder Meeting.    NitroMed agreed to promptly call, give notice of and hold a meeting of its stockholders to consider the proposal to approve the asset sale and to solicit from NitroMed stockholders proxies in favor of the proposal.

         Restrictive Covenant.    NitroMed has agreed, for a period of three years after the closing of the asset sale, not to, directly or indirectly, sell, manufacture, market or promote any specified generic competitive products or establish, engage in or be connected with any business that sells, manufactures, markets or promotes any specified generic competitive products.

         Other Transaction Documents.    NitroMed and JHP have agreed to execute and deliver other documents in connection with the asset sale as are reasonably necessary to evidence and effectuate the asset sale and the transactions contemplated by the asset purchase agreement. For example, NitroMed has agreed to execute and deliver a bill of sale and assignment, a patent assignment and a trademark assignment at the closing and JHP has agreed to execute and deliver an assumption agreement at the closing.

Termination of the Asset Purchase Agreement

        NitroMed and JHP can mutually agree to terminate the asset purchase agreement at any time. NitroMed or JHP may also terminate the asset purchase agreement if a governmental entity of competent jurisdiction issues a nonappealable final order or takes any other nonappealable final action that has the effect of permanently restraining or otherwise prohibiting the consummation of the asset sale.

        JHP may terminate the asset purchase agreement if:

  •
  NitroMed is in material breach of the asset purchase agreement and such breach, individually or in combination with any other such breach, would cause NitroMed's representations and warranties not to be true and correct as of the closing, except for failures that would not reasonably be expected to result, in the aggregate, in a material adverse effect on the BiDil and BiDil XR drug business, the assets to be sold in the asset sale, or the ability of NitroMed to complete the sale of the BiDil and BiDil XR drug business, or would cause NitroMed not to have performed or complied in all material respects with the covenants required to be preformed or complied with by it as of or prior to the closing of the asset sale and such breach is not cured upon the earlier of (1) the closing of the asset sale and (2) within 30 days following notice to NitroMed by JHP of such breach;

  •
  the closing of the asset sale does not occur on or before February 15, 2009 by reason of the failure of any condition to the obligations of JHP to close the asset sale, unless the failure results exclusively or primarily from a breach by JHP of any representation, warranty, covenant or agreement contained in the asset purchase agreement;

  •
  NitroMed's board of directors fails to recommend approval of the asset sale in this proxy statement or withdraws, modifies or amends its recommendation relating to the asset sale in a manner adverse to JHP;

  •
  NitroMed's board of directors authorizes, approves, endorses, recommends or submits to NitroMed's stockholders an acquisition proposal (other than the asset sale contemplated by the asset purchase agreement);

  •
  NitroMed fails to call the NitroMed special meeting of stockholders or fails to deliver this proxy statement such that the NitroMed special meeting cannot be held at on or before February 12, 2009;

  •
  a tender offer or exchange offer for outstanding shares of NitroMed common stock commences and NitroMed's board of directors recommends that NitroMed's stockholders tender their shares in such tender or exchange offer or, within 10 business days after the commencement of such tender or exchange offer, NitroMed's board of directors fails to recommend against acceptance of the tender or exchange offer;

  •
  a governmental entity of competent jurisdiction has issued a nonappealable final order, decree or ruling or taken other nonappealable final action that has the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the asset sale and the transactions contemplated by the asset purchase agreement; or

  •
  NitroMed stockholders do not approve the asset sale at the special meeting of NitroMed stockholders.

        NitroMed may terminate the asset purchase agreement if:

  •
  JHP is in material breach of the asset purchase agreement and such breach, individually or in combination with any other such breach, would cause JHP's representations and warranties not to be true and correct as of the closing, except for failures that, in the aggregate, would not reasonably be expected to result in a material adverse effect on the ability of JHP to complete the purchase of the BiDil and BiDil XR drug business, or would cause JHP not to have performed or complied in all material respects with the covenants required to be preformed or complied with by it as of or prior to the closing of the asset sale and such breach is not cured upon the earlier of (1) the closing of the asset sale and (2) following notice to JHP by NitroMed of such breach;

  •
  the closing of the asset sale does not occur on or before February 15, 2009 by reason of the failure of any condition to the obligations of NitroMed to close the asset sale, unless the failure results exclusively or primarily from a breach by NitroMed of any representation, warranty, covenant or agreement contained in the asset purchase agreement;

  •
  NitroMed's board of directors, pursuant to and in compliance with the no solicitation provisions of the asset purchase agreement, approve or recommend to NitroMed stockholders any superior proposal;

  •
  a governmental entity of competent jurisdiction has issued a nonappealable final order, decree or ruling or taken other nonappealable final action that has the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the asset sale and the transactions contemplated by the asset purchase agreement; or

  •
  NitroMed stockholders do not approve the asset sale at the special meeting of NitroMed stockholders and NitroMed is in compliance in all material respects of NitroMed's covenants relating to nonsolicitation, this proxy statement and the special meeting of NitroMed stockholders.

Effect of Termination

        In the event of the termination of the asset purchase agreement as described in "—Termination of Asset Purchase Agreement" above, the asset purchase agreement will be of no further force or effect, except:

  •
  each party will retain its rights for any breach by the other party, prior to the termination of the asset purchase agreement, of any covenant or agreement contained in the asset purchase agreement;

  •
  designated provisions of the asset purchase agreement, including if applicable, the termination fees described below, will survive termination;

  •
  termination of the asset purchase agreement will not affect the obligations of the parties contained in their confidentiality agreement, which will survive termination of the asset purchase agreement in accordance with its terms.

        In addition, if JHP terminates the asset purchase agreement because NitroMed is in material breach of the asset purchase agreement and such breach, individually or in combination with any other such breach, would cause NitroMed's representations and warranties not to be true and correct as of the closing (except for failures that would not reasonably be expected to result, in the aggregate, in a material adverse effect on the BiDil and BiDil XR drug business, the assets to be sold in the asset sale, or the ability of NitroMed to complete the sale of the BiDil and BiDil XR drug business) then JHP will be entitled to be paid by NitroMed for JHP's transaction expenses, not in excess of $500,000. Similarly, if NitroMed terminates the asset purchase agreement because JHP is in material breach of the asset purchase agreement and such breach, individually or in combination with any other such breach, would cause JHP's representations and warranties not to be true and correct as of the closing (except for failures that, in the aggregate, would not reasonably be expected to result in a material adverse effect on the ability of JHP to complete the purchase of the BiDil and BiDil XR drug business) then NitroMed will be entitled to be paid by JHP for NitroMed's transaction expenses, not in excess of $500,000.

Termination Fee

        In the asset purchase agreement, NitroMed has agreed to pay JHP a termination fee equal to 3.5% of the purchase price, or approximately $857,500 based on an assumed purchase price of $24.5 million, if the asset purchase agreement is terminated:

  •
  by JHP if:

  •
  NitroMed's board of directors fails to recommend approval of the asset sale in this proxy statement or withdraws, modifies or amends its recommendation relating to the asset sale in a manner adverse to JHP;

  •
  NitroMed's board of directors authorizes, approves, endorses, recommends or submits to NitroMed's stockholders an acquisition proposal (other than the asset sale contemplated by the asset purchase agreement);

  •
  NitroMed fails to call the NitroMed special meeting of stockholders or fails to deliver this proxy statement such that the NitroMed special meeting cannot be held at on or before February 12, 2009; or

  •
  a tender offer or exchange offer for outstanding shares of NitroMed common stock commences and NitroMed's board of directors recommends that NitroMed's stockholders tender their shares in such tender or exchange offer or, within 10 business days after the commencement of such tender or exchange offer, NitroMed's board of directors fails to recommend against acceptance of the tender or exchange offer;

  •
  by NitroMed if NitroMed's board of directors, pursuant to and in compliance with the no solicitation provisions of the asset purchase agreement, approve or recommend to NitroMed stockholders any superior proposal;

  •
  by JHP or NitroMed if NitroMed stockholders do not approve the asset sale at the special meeting of NitroMed stockholders so long as (1) after the date of the asset purchase agreement and before the date of such termination, any acquisition proposal shall have been publicly announced or disclosed to any member of NitroMed's board of directors and is not withdrawn and (2) within 12 months after the termination of the asset purchase agreement, an acquisition of NitroMed is consummated or NitroMed enters into an agreement providing for an acquisition of NitroMed.

        As used in the termination fee provisions of the asset purchase agreement, an acquisition of NitroMed means the transactions contemplated by an acquisition proposal (other than the asset purchase agreement), except that references to "20%" in the definition of acquisition proposal are deemed to be "50%." See "—No Solicitation" above.

        In addition, NitroMed has agreed to pay JHP's transaction expenses, not in excess of $500,000, if NitroMed is not otherwise required to pay a termination fee under the provisions discussed above and the asset purchase agreement is terminated:

  •
  by JHP if:

  •
  NitroMed stockholders do not approve the asset sale at the special meeting of NitroMed stockholders; or

  •
  the closing of the asset sale does not occur on or before February 15, 2009 by reason of the failure of NitroMed's stockholders to approve the asset sale prior to that date; or

  •
  by NitroMed if the closing of the asset sale does not occur on or before February 15, 2009 by reason of the failure of NitroMed's stockholders to approve the asset sale prior to that date.

Representations and Warranties

        The asset purchase agreement contains customary representations and warranties made by NitroMed to JHP. These representations and warranties relate to, among other things:

  •
  organization, capital structure, corporate power and authority, execution and delivery, approvals and noncontravention relating to the asset purchase agreement and related matters;

  •
  documents filed with the SEC and the accuracy of information contained in those documents;

  •
  financial statements and the absence of undisclosed liabilities, compliance with reporting requirements;

  •
  absence of specified changes;

  •
  filing of tax returns, payment of taxes and other tax matters;

  •
  assets;

  •
  intellectual property;

  •
  material contracts;

  •
  litigation;

  •
  employment matters;

  •
  environmental matters;

  •
  legal compliance;

  •
  permits;

  •
  business relationships with affiliates;

  •
  inventory and accounts receivable;

  •
  insurance;

  •
  receipt of a fairness opinion from a financial advisor;

  •
  takeover statutes; and

  •
  brokers and agents.

        The asset purchase agreement also contains representations and warranties made by JHP to NitroMed. These representations and warranties relate to, among other things:

  •
  organization, capital structure, corporate power and authority, execution and delivery, approvals and noncontravention relating to the asset purchase agreement and related matters;

  •
  litigation;

  •
  financing;

  •
  solvency; and

  •
  due diligence conducted by JHP.

Indemnification

        NitroMed has agreed to hold JHP harmless against misstatements in its representations and warranties with specified exceptions as to which the following limitations do not apply. Subject to those specified exceptions, NitroMed's indemnification obligations for such misstatements apply only to the extent that such misstatements cause damage to JHP that exceeds, in the aggregate, 0.75% of the purchase price, or approximately $183,750 based on an assumed purchase price of $24.5 million, up to a maximum amount equal to 15% of the purchase price, or approximately $3,675,000 based on an assumed purchase price of $24.5 million. To qualify for indemnification for such misstatements not subject to exceptions, a claim for such misstatements must generally be made within 18 months after the closing date of the asset sale. However, NitroMed's representations and warranties relating to organization, corporate power and authority, authority to enter into and perform its obligations under the asset purchase agreement and related agreements, title to assets and intellectual property will survive indefinitely and will not be subject to the deductible and aggregate liability limitations discussed above with respect to misstatements. JHP will similarly indemnify NitroMed for misstatements, except that JHP's representations and warranties relating to organization, corporate power and authority and authority to enter into and perform its obligations under the asset purchase agreement and related agreements will survive indefinitely and will not be subject to the deductible and aggregate liability limitations discussed above with respect to misstatements.

        NitroMed will also indemnify JHP without limitation as to time or amount against breaches of covenants and other liabilities of NitroMed not assumed by JHP. JHP will indemnify NitroMed without limitation as to time or amount against breaches of covenants and other liabilities of NitroMed that are assumed by JHP.

        Neither party will be liable for any consequential, special, punitive or other similar damages except (1) losses relating to third-party claims that are indemnified against or (2) losses relating to title to or claims against the assets acquired by JHP in the asset sale, including any infringement of or invalidity or unenforceability of any rights or interests regarding intellectual property related to the BiDil and BiDil XR drug business.

        In addition to the rights described above relating to termination, termination fees and indemnification, each party will have the right to sue for injunctive relief or other equitable remedies if the other party fails to fulfill its covenants and to sue for money damages for claims based on fraud or intentional breaches.

        NitroMed has not obtained any insurance policies covering the matters as to which it will indemnify JHP. NitroMed's indemnification covenants to its directors and officers, as well as its directors and officers insurance policies, will remain in effect following the asset sale.

Material United States Federal Income Tax Consequences

        NitroMed will recognize a taxable gain on the asset sale equal to the difference between the amount it realizes from the asset sale and the adjusted tax basis of the assets sold. For purposes of calculating the amount of NitroMed's gain or loss, the proceeds received by NitroMed will include the cash received, the amount of NitroMed's indebtedness and other liabilities that are assumed, and any other consideration NitroMed receives for its assets. NitroMed expects to have sufficient losses (including net operating loss carryforwards) to offset the gain expected to be realized from the asset sale for regular federal income tax purposes, subjecting NitroMed only to federal alternative minimum tax.

        NitroMed does not expect that the asset sale will result in any federal or state income tax consequences for its stockholders since they will not receive any of the proceeds of the asset sale.

Amendment

        Subject to applicable laws, NitroMed and JHP may mutually amend or waive any provision of the asset purchase agreement at any time.

Governing Law

        The asset purchase agreement is governed by and will be construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

Stockholder Voting Agreement

        In connection with the execution of the asset purchase agreement, NitroMed and JHP entered into stockholder voting agreements with certain funds affiliated with HealthCare Ventures LLC, Rho Ventures, Invus Public Equities, L.P. and Care Capital LLC that together own or control an aggregate of approximately 31% of NitroMed's common stock. Pursuant to the stockholder voting agreements, among other things, each of the funds (1) agreed to vote its shares of NitroMed common stock in favor of approval of the Asset Sale and against the approval or adoption of any alternative transactions, (2) granted to JHP a proxy to vote its shares of NitroMed common stock in favor of approval of the Asset Sale, (3) agreed not to transfer its shares of NitroMed common stock prior to the expiration of the stockholder voting agreements and (4) agreed not to solicit proposals relating to alternative transactions or enter into discussions or provide confidential information in connection with proposals for alternative transactions. Certain NitroMed directors are affiliated with the funds that entered into the stockholder voting agreements: Jerry Karabelas is a partner of Care Capital LLC, Mark Leschly is a managing member, managing director or managing partner of the funds affiliated with Rho Ventures, John Littlechild is the general partner of the funds affiliated with HealthCare Ventures LLC and Christopher Sobecki is managing director of an affiliate of Invus Public Equities, L.P.

        The form of the stockholder voting agreement is attached as Annex B to this proxy statement.

 DESCRIPTION OF NITROMED, INC.

  NitroMed, Inc.
  45 Hayden Avenue
  Suite 3000
  Lexington, Massachusetts 02421
  (781) 266-4000

        NitroMed is the maker of BiDil®, which is indicated for the treatment of heart failure in self-identified black patients as an adjunct to current standard therapies. BiDil is an orally administered fixed-dose combination of isosorbide dinitrate and hydralazine hydrochloride. The U.S. Food and Drug Administration, or FDA, approved BiDil in June 2005 and NitroMed commercially launched BiDil in July 2005. In January 2008, NitroMed discontinued active promotional activities for BiDil based upon NitroMed's determination that the successful commercialization of BiDil requires a magnitude of resources that it could not allocate to the program, as well as NitroMed's plans to conserve cash in order to pursue the development of an extended release formulation of BiDil, known as BiDil XR™. BiDil is an orally administered medicine that is presently dosed three times daily. In connection with NitroMed's efforts to develop BiDil XR as a once-daily formulation, NitroMed has conducted bioequivalence and pharmacodynamic studies comparing BiDil XR to the current formulation of BiDil and, based upon its communications with the FDA, expects that its proposed plan could support FDA approval to commercialize BiDil XR, if bioequivalence is demonstrated. The bioequivalence study design compares the pharmacokinetics of the BiDil XR formulation to the pharmacokinetics of BiDil. Pharmacokinetics refers to the manner in which the body absorbs, distributes, metabolizes and excretes the study drug.

        In connection with its past research and development programs, NitroMed also generated intellectual property rights with respect to its nitric oxide enhancing technologies. NitroMed is seeking to divest these proprietary technologies through a sale of assets, exclusive license or otherwise. NitroMed does not have any plans to conduct further research with respect to these technologies.

DESCRIPTION OF JHP PHARMACEUTICALS, LLC

  JHP Pharmaceuticals, LLC
  Morris Corporate Centre 2
  One Upper Pond Road
  Building D, 3rd Floor
  Parsippany, NJ 07054

        JHP is a specialty pharmaceutical company that manufactures and sells pharmaceutical products, primarily aseptic injectable products into the hospital segment, and provides contract manufacturing of sterile products for innovator pharmaceutical companies. JHP markets 14 branded pharmaceutical products through its national sales and marketing infrastructure and contract manufactures pharmaceutical products for large proprietary pharmaceutical companies. JHP employs more than 350 staff in the USA in its manufacturing, sales and marketing and corporate areas. In August, JHP announced the acquisition of US and Canadian rights for Dantrium® (dantrolene sodium) from Procter & Gamble. JHP is a private company wholly owned by JHP Holdings, LLC.

 MATTERS BEING SUBMITTED TO A VOTE OF STOCKHOLDERS

Proposal No. 1: Approval of the Asset Sale

        At the special meeting, NitroMed stockholders will be asked to approve the sale of substantially all of its assets pursuant to the asset sale. The terms of, reasons for and other aspects of the asset purchase agreement and the asset sale are described in detail in the other sections of this proxy statement.

Vote Required; Recommendation of Board of Directors

        The affirmative vote of holders of a majority of the outstanding shares of NitroMed's common stock as of the record date for the special meeting is required for Proposal No. 1.

        A failure to submit a proxy card or vote at the NitroMed special meeting, or an abstention, vote withheld or "broker non-vote" for Proposal No. 1 will have the same effect as a vote against the approval of Proposal No. 1.

        THE NITROMED BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT NITROMED'S STOCKHOLDERS VOTE "FOR" PROPOSAL NO. 1 TO APPROVE THE ASSET SALE PURSUANT TO THE ASSET PURCHASE AGREEMENT.

Proposal No. 2: Approval of Possible Adjournment of the Special Meeting

General

        If NitroMed fails to receive a sufficient number of votes to approve Proposal No. 1 to approve the asset sale, NitroMed may propose to adjourn the NitroMed special meeting, for a period of not more than 30 days, for the purpose of soliciting additional proxies to approve Proposal No. 1. NitroMed currently does not intend to propose adjournment at the special meeting if there are sufficient votes to approve the proposal to approve the asset sale.

Vote Required; Recommendation of Board of Directors

        The affirmative vote of the holders of a majority of NitroMed's common stock present in person or represented by proxy at the special meeting is required to approve the adjournment of the special meeting for the purpose of soliciting additional proxies to approve Proposal No. 1.

        A failure to submit a proxy card or vote at the special meeting, or an abstention, vote withheld or "broker non-vote" will have no effect on the outcome of Proposal No. 2.

        THE NITROMED BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT NITROMED'S STOCKHOLDERS VOTE "FOR" PROPOSAL NO. 2 TO ADJOURN THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF THE PROPOSAL TO APPROVE THE ASSET SALE.

 MARKET PRICE AND DIVIDEND INFORMATION

        NitroMed's common stock is currently traded on the NASDAQ Global Market under the symbol "NTMD." The following table presents, for the periods indicated, the range of high and low per share sales prices for NitroMed common stock as reported on the NASDAQ Global Market for each of the periods set forth below.

NitroMed Common Stock

	High	Low
Year Ended December 31, 2006
First Quarter	$14.90	$7.51
Second Quarter	$8.86	$3.59
Third Quarter	$4.90	$2.38
Fourth Quarter	$3.20	$2.04
Year Ended December 31, 2007
First Quarter	$4.44	$2.25
Second Quarter	$3.98	$2.11
Third Quarter	$2.52	$1.75
Fourth Quarter	$1.80	$1.00
Year Ending December 31, 2008
First Quarter	$1.25	$0.80
Second Quarter	$1.52	$0.81
Third Quarter	$1.12	$0.37
Fourth Quarter (through November 20, 2008)	$0.50	$0.15

        On October 22, 2008, the last full trading day prior to announcement of the proposed asset sale, the closing price per share of NitroMed common stock as reported on the NASDAQ Global Market was $0.25, for an aggregate value of NitroMed of approximately $11.7 million.

        As of                        , 2008, NitroMed had approximately            holders of record of its common stock.

Dividends

        NitroMed has never declared or paid any cash dividends on its capital stock nor does it intend to do so in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of NitroMed's board of directors and will depend upon its financial condition, operating results, capital requirements, deployment of resources and ability to engage in strategic transactions, whether or not the asset sale is consummated, as well as such other factors as NitroMed's board of directors deems relevant.

 PRINCIPAL STOCKHOLDERS OF NITROMED

        The following table sets forth information regarding beneficial ownership of NitroMed's common stock as of November 1, 2008 by:

  •
  each person, entity or group of affiliated persons or entities known to NitroMed to be the beneficial owner of more than 5% of the outstanding shares of NitroMed common stock;

  •
  each member of NitroMed's board of directors;

  •
  (1) all individuals serving as NitroMed's principal executive officer during fiscal year 2007, (2) all individuals serving as NitroMed's principal financial officer during fiscal year 2007, (3) each of NitroMed's three most highly compensated other executive officers who were serving as executive officers on December 31, 2007 and (4) one additional person for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer on December 31, 2007; and

  •
  all of NitroMed's directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the applicable rules of the SEC and includes voting or investment power with respect to shares of NitroMed's common stock. Shares of common stock issuable under stock options and warrants that are currently exercisable or exercisable within 60 days of November 1, 2008 are deemed to be beneficially owned by the person holding the option or warrant for purposes of calculating the percentage ownership of any other person. The information set forth below is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares deemed beneficially owned in this table does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, to NitroMed's knowledge, all persons named in the table have sole voting and investment power with respect to the shares of common stock beneficially owned by them, except, where applicable, to the extent authority is shared by spouses under community property laws.

Name and Address of Beneficial Owner(1)	Number of Outstanding Shares of Common Stock Beneficially Owned	Common Stock Underlying Options Exercisable Within 60 Days	Total Number of Shares Beneficially Owned	Percentage of Common Stock Beneficially Owned
5% Stockholders
Funds affiliated with HealthCare
Ventures, L.L.C.	3,239,598	—	3,239,598	7.0
Nassau Street, Second Floor
Princeton, NJ 08837(2)
Rho Ventures	5,397,711	—	5,397,711	11.7
152 West 57th Street, 23rd Floor
New York, NY 10019(3)
Invus Public Equities, L.P.	4,989,024	—	4,989,024	10.8
750 Lexington Avenue, 30th Floor
New York, NY 10022(4)
Deerfield Capital, L.P.	5,525,345	—	5,525,345	12.0
780 Third Avenue, 37th Floor
New York, NY 10017(5)
Named Executive Officers
Kenneth M. Bate	—	491,668	491,668	1.1
James G. Ham, III(6)	299	—	299	*
Gerald W. Bruce(7)	46,072	—	46,072	*

Name and Address of Beneficial Owner(1)	Number of Outstanding Shares of Common Stock Beneficially Owned	Common Stock Underlying Options Exercisable Within 60 Days	Total Number of Shares Beneficially Owned	Percentage of Common Stock Beneficially Owned
Jane A. Kramer(8)	37,051	—	37,051	*
L. Gordon Letts, Ph.D.(9)	128,367	437,700	566,067	1.1
Manuel Worcel, M.D.(10)	110,717	—	110,717	*
Directors
Robert S. Cohen	12,500	75,000	87,500	*
Frank L. Douglas, M.D., Ph.D.	—	60,000	60,000	*
Zola Horovitz, Ph.D.	12,500	75,000	87,500	*
Argeris N. Karabelas, Ph.D.(11)	1,403,460	426,249	1,829,709	3.9
Mark Leschly(12)	5,421,455	62,500	5,483,955	11.9
John W. Littlechild(13)	3,306,360	64,375	3,370,735	7.3
Joseph Loscalzo, M.D., Ph.D.	3,449	154,250	157,699	*
Davey S. Scoon	—	75,000	75,000	*
Christopher J. Sobecki(14)	4,989,024	25,000	5,014,024	10.9
All current directors and executive officers
as a group (10 persons)	15,148,748	1,509,042	16,657,790	35.0

*
Less than 1% of NitroMed's outstanding common stock.

(1)
Unless otherwise indicated, the address of each stockholder is c/o NitroMed, Inc., 45 Hayden Avenue, Suite 3000, Lexington, MA 02421.

(2)
Consists of 1,240,788 shares of common stock held by HealthCare Ventures V, L.P. and 1,998,810 shares of common stock held by HealthCare Ventures VI, L.P. Mr. Littlechild, a director of NitroMed, is a general partner of HealthCare Partners V, L.P. (which is the general partner of HealthCare Ventures V, L.P.) and HealthCare Partners VI, L.P. (which is the general partner of HealthCare Ventures VI, L.P.). Mr. Littlechild disclaims beneficial ownership of the shares held by each of the funds affiliated with HealthCare Ventures, L.L.C., except to the extent of his pecuniary interest therein.

(3)
Consists of 2,647,802 shares of common stock held by Rho Management Trust II, 450,376 shares of common stock held by Rho Management Trust III, 77,932 shares of common stock held by Rho Investment Partners "H" L.P., 21,145 shares of common stock held by Rho Management Partners L.P., 378,884 shares of common stock held by Rho Ventures IV L.P., 891,990 shares of common stock held by Rho Ventures IV (QP) L.P. and 929,582 shares of common stock held by Rho Ventures IV GmbH & Co., Beteiligungs KG. Mr. Leschly, a director of NitroMed, is a managing member of the general partner of Rho Ventures IV, L.P. and Rho Ventures IV (QP), L.P., a managing director of the general partner of Rho Ventures IV GmbH & Co. Beteiligungs KG and a managing partner of the investment advisor to Rho Management Trust II. Mr. Leschly disclaims beneficial ownership of the shares held by each of the funds affiliated with Rho Capital Partners, Inc. except to the extent of his pecuniary interest therein.

(4)
Consists of 4,989,024 shares of common stock held by Invus Public Equities, L.P. Mr. Sobecki, a director of NitroMed, is managing director of The Invus Group, LLC, which is an affiliate of Invus Public Equities, L.P. Mr. Sobecki disclaims beneficial ownership of the shares held by Invus Public Equities, L.P., except to the extent of his pecuniary interest therein.

(5)
Based upon a Schedule 13D filed with the SEC on September 23, 2008. Consists of 1,945,255 shares of common stock held by Deerfield Special Situations Fund, L.P., whose general partner is Deerfield Capital, L.P., and 3,580,090 shares of common stock held by Deerfield Special Situations

  Fund International Limited, whose investment manager is Deerfield Management Company, L.P. Mr. Flynn is the managing member of general partner of Deerfield Capital, L.P. and the managing member of the general partner of Deerfield Management Company, L.P.

(6)
Mr. Ham ceased to serve as NitroMed's vice president, chief financial officer, treasurer and secretary on April 11, 2008.

(7)
Mr. Bruce ceased to serve as NitroMed's senior vice president, commercial operations on March 15, 2008.

(8)
Ms. Kramer ceased to serve as NitroMed's vice president, corporate affairs on April 15, 2008.

(9)
Dr. Letts ceased to serve as NitroMed's senior vice president, research and development and chief scientific officer on May 21, 2007. Pursuant to the terms of a transition agreement, Dr. Letts served as NitroMed's scientific and technology advisor from May 21, 2007 to May 21, 2008.

(10)
Dr. Worcel ceased to serve as NitroMed's chief medical officer on January 17, 2008.

(11)
Includes 1,332,856 shares of common stock held by funds affiliated with Care Capital LLC, 36,885 shares held by Jan and Lotte Leshly and 22,540 shares held by David Ramsay. Mr. Ramsay and Mr. Leschly are partners of Care Capital LLC. Dr. Karabelas, a director of NitroMed, is also a partner of Care Capital LLC. Dr. Karabelas disclaims beneficial ownership of the shares held by each of the funds of NitroMed affiliated with Care Capital LLC, except to the extent of his pecuniary interest therein. Dr. Karabelas served as NitroMed's interim president and chief executive officer from March 20, 2006 to January 19, 2007.

(12)
Includes 5,397,711 shares of common stock held by funds affiliated with Rho Ventures. See Note 4 above.

(13)
Includes 3,239,598 shares of common stock held by funds affiliated with HealthCare Ventures, L.L.C. See Note 3 above.

(14)
Includes 4,989,024 shares of common stock held by Invus Public Equities, L.P. See Note 5 above.

 FUTURE STOCKHOLDER PROPOSALS

        In order to be included in proxy material for NitroMed's 2009 annual meeting of stockholders, stockholders' written proposed resolutions must be received by NitroMed at its principal executive offices, 45 Hayden Avenue, Suite 3000, Lexington, Massachusetts 02421 no later than December 17, 2008. NitroMed suggests that proponents submit their proposals by certified mail, return receipt requested, addressed to NitroMed's corporate secretary.

        In addition, NitroMed's by-laws require that it be given advance notice of stockholder nominations for election to the board of directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders, other than matters included in NitroMed's proxy statement. The required notice must be in writing and received by NitroMed's corporate secretary at its principal offices not less than 60 days nor more than 90 days prior to the annual meeting of stockholders. The date of NitroMed's 2009 annual meeting of stockholders has not yet been established, but assuming it is held on May 14, 2009, in order to comply with the time periods set forth in NitroMed's by-laws, appropriate notice for the 2009 annual meeting would need to be provided to NitroMed's secretary no earlier than February 13, 2009 and no later than March 15, 2009.

 WHERE YOU CAN FIND MORE INFORMATION

        NitroMed files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at, or obtain copies of this information by mail from, the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

        NitroMed's filings with the SEC are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at www.sec.gov.

        NitroMed will furnish, without charge, a copy of its Annual Report on Form 10-K for the year ended December 31, 2007, including consolidated financial statements and schedule thereto but not including exhibits, to each of its stockholders of record on                    , 2008, and to each beneficial stockholder on that date upon written request made to NitroMed, Inc., Attention: Corporate Secretary, 45 Hayden Avenue, Suite 3000, Lexington, Massachusetts 02421, (781) 266-4000. A reasonable fee will be charged for copies of requested exhibits.

 Incorporation by Reference

        The SEC allows NitroMed to incorporate by reference information into this proxy statement. This means that NitroMed can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference into this proxy statement is considered a part of this proxy statement, and information that NitroMed files later with the SEC, prior to the closing of the asset sale, will automatically update and supercede the previously filed information and be incorporated by reference into this proxy statement.

        NitroMed incorporates by reference into this proxy statement the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting:

  •
  NitroMed's Annual Report on Form 10-K for its fiscal year ended December 31, 2007.

  •
  NitroMed's Quarterly Reports on Form 10-Q for its fiscal quarters ended March 31, 2008, June 30, 2008 and September 30, 2008.

  •
  NitroMed's Current Reports on Form 8-K filed on January 17, 2008, February 29, 2008, March 28, 2008, June 3, 2008, September 10, 2008, September 17, 2008, October 23, 2008 and November 18, 2008, as amended.

        No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated                                    , 2008. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

        This proxy statement contains a description of representations and warranties made in the asset purchase agreement. Representations and warranties are also set forth in contracts and other documents, including the asset purchase agreement, that are attached or filed as annexes to this proxy or are incorporated by reference into this document. The assertions embodied in those representations and warranties were made solely for purposes of such contracts or other documents and solely for the benefit of the parties to such contracts or other documents as of specific dates, may be subject to important qualifications and limitations agreed to by the contacting parties (including NitroMed and JHP) in connection with negotiating the terms of such contracts and documents and may not be complete. Moreover, these representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, or may have been used for the purposes of allocating contractual risk between the parties to such contract or other document instead of establishing these matters as facts, and may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement. Accordingly, you should not rely upon the descriptions of representations and warranties contained in this proxy statement or the actual representations and warranties contained in such contracts and other documents, including the asset purchase agreement, as statements of factual information.

        YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the special meeting, please sign and date the enclosed proxy card and return it promptly in the envelope provided or vote through the Internet or by telephone as described in the enclosed proxy card. Giving your proxy now will not affect your right to vote in person if you attend the special meeting.

        If you have any questions about this proxy statement, the special meeting or the asset sale or need assistance with the voting procedures, you should contact The Altman Group, NitroMed's proxy solicitor, toll-free at (800) 249-7120 or collect at (201) 806-7300.

 Annex A

ASSET PURCHASE AGREEMENT

PURCHASE AND SALE AGREEMENT

BY AND BETWEEN
NITROMED, INC.

and

JHP PHARMACEUTICALS, LLC

October 22, 2008

Disclosure Schedule

Schedules:

Schedule 1	Voting Agreement
Schedule 1.1(a)(ii)	Seller Intellectual Property
Schedule 1.1(a)(iii)	Product Registrations, Governmental Approvals and Governmental Filings
Schedule 1.1(a)(iv)	Marketing Materials
Schedule 1.1(a)(v)	Inventory and Accounts Receivable
Schedule 1.1(a)(vii)	Tangible Property
Schedule 1.1(a)(ix)	Permits
Schedule 1.1(a)(xi)	Supplier and Other Lists
Schedule 1.2(b)	Allocation of Purchase Price
Schedule 1.4	Non-Assumed Designated Contracts
Schedule 1.5	Trade Liabilities as of September 30, 2008
Schedule 4.2	Operation of Business
Schedule 4.3	Representatives of the Buyer
Schedule 5.1(f)(i)	Required Third Party Consents and Governmental Filings

Exhibits:

Exhibit A	—	Form of Bill of Sale
Exhibit B	—	Form of Patent Assignment
Exhibit C	—	Form of Trademark Assignment
Exhibit D	—	Form of Assumption Agreement
Exhibit E	—	Form of Legal Opinions

PURCHASE AND SALE AGREEMENT

        This PURCHASE AND SALE AGREEMENT (the "Agreement") is entered into as of October 22, 2008 by and between NITROMED, INC., a Delaware corporation (the "Seller"), and JHP PHARMACEUTICALS, LLC, a Delaware limited liability company (the "Buyer"). The Seller and the Buyer are referred to collectively herein as the "Parties."

INTRODUCTION

        1.     The Seller is engaged, among other matters, in the Business.

        2.     The Buyer desires to purchase from the Seller, and the Seller desires to sell to the Buyer, all of the assets of the Seller relating exclusively or primarily to the Business (other than the assets excluded pursuant hereto), subject to the assumption of the specified Liabilities and upon the terms and subject to the conditions set forth herein.

        3.     As a condition to, and concurrently with, the execution and delivery of this Agreement, the Seller Stockholders have executed and delivered a Voting Agreement, in substantially the form attached hereto as Schedule 1, dated the date of this Agreement, pursuant to which the Seller Stockholders have agreed to vote all shares of the Seller's capital stock held by such Seller Stockholders in favor of the Voting Proposal.

        4.     Capitalized terms used in this Agreement shall have the meanings ascribed to them in Article X.

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

ARTICLE I
ASSET PURCHASE

        1.1    Purchase and Sale of Assets; Assumption of Liabilities.

          (a)    Transfer of Assets.    Subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the Closing, the Seller shall sell, convey, assign, transfer and deliver to the Buyer, and the Buyer shall purchase and acquire from the Seller, all of the Seller's right, title and interest in and to all of the Acquired Assets, free and clear of any and all Security Interests. Without limiting the generality of the foregoing, the Acquired Assets shall include without limitation all of the Seller's right, title and interest in and to:

              (i)  All rights, title and interest in and to the Products.

             (ii)  All Intangibles owned or jointly owned by the Seller or under development by the Seller or by the Seller and any other Person or Persons related exclusively or primarily to the Products, or either of them, and/or related to or used or planned to be used exclusively or primarily in the Business, including, without limitation, as set forth on Schedule 1.1(a)(ii).

            (iii)  All Product Registrations, Governmental Approvals and Governmental Filings related exclusively or primarily to the Product and the Business including, without limitation, as set forth on Schedule 1.1(a)(iii).

            (iv)  All Marketing Materials and books and records related exclusively or primarily to the Products, or either of them, and the Business, including, without limitation, as set forth on Schedule 1.1(a)(iv).

             (v)  All of the Accounts Receivable and the Inventory related exclusively or primarily to the Products, or either of them, and the Business, together with any deposits or other property provided by or on behalf of the Seller with respect to the Inventory, including, without limitation, as set forth on Schedule 1.1(a)(v).

            (vi)  All rights, title and interest in and to prepaid FDA establishment fees and prepaid FDA product fees with respect to the Products, or either of them.

           (vii)  All of the Seller's tangible property related exclusively or primarily to the Products, or either of them, and the Business including, without limitation, as set forth on Schedule 1.1(a)(vii).

          (viii)  All of the Seller's Contract Rights under the Contracts related exclusively or primarily to the Business to which the Seller is a party or by which the Seller is bound, including the Designated Contracts, but excluding Contract Rights relating to (1) this Agreement and any other Contracts entered into by the Seller with the Buyer in connection with the transactions contemplated by this Agreement; (2) Contracts that relate to any Excluded Assets, or any employee or independent contractor of or engaged by the Seller or constitute or evidence Employee Benefit Plans of the Seller; (3) Contracts relating to the acquisition of the Seller or any of the Seller's predecessors or affiliates, provided that the Acquired Assets shall include the rights of the Seller with respect to all noncompetition, nondisclosure and other restrictive covenants made for the benefit of the Seller or its predecessors in any such Contract; and (4) any Designated Contracts requiring a material Consent that is not obtained on or before the Closing Date ("Non-Assigned Contracts"); provided that, once such material Consent is obtained, the Contract Rights under such Designated Contract shall be deemed, automatically and without further action by the Parties, to be included in the Acquired Assets as of the date such material Consent is delivered to the Buyer.

            (ix)  All transferable rights under all Permits granted or issued to the Seller or otherwise held by the Seller, in each case related exclusively or primarily to the Products, or either of them, and the Business including, without limitation, as set forth on Schedule 1.1(a)(ix).

             (x)  All of the Seller's goodwill related exclusively or primarily to the Products, or either of them, the Acquired Assets, and the Business.

            (xi)  Without in any way limiting subsections (iv) and (v) above, all of the Seller's customer lists, prospect lists, supplier lists, data bases, computer media, sales and marketing materials, invoices, correspondence, files, books and records related exclusively or primarily to the Business or the Products, or either of them, other than the Marketing Materials and the Books and Records, but excluding (A) the Seller's corporate minute books, stock books and related organizational documents; and (B) the Seller's files, books and records relating exclusively or primarily to the Seller's assets not included in the Acquired Assets or to the Seller's Liabilities not included in the Assumed Liabilities including, without limitation, as set forth on Schedule 1.1(a)(xi).

           (xii)  All of the Seller's claims, causes of action and other legal rights and remedies, whether or not known as of the Closing Date, relating exclusively or primarily to the Seller's ownership of the Acquired Assets or the operation of the Business, including, without limitation, any causes of action or other legal rights or remedies, whether or not known as of the Closing Date, under any Designated Contracts, but excluding causes of action and other legal rights and remedies of the Seller (A) against the Buyer with respect to the transactions contemplated by this Agreement; or (B)to the extent relating to the Seller's assets not included in the Acquired Assets or to the Seller's Liabilities not included in the Assumed Liabilities.

          (b)    Excluded Assets.    Notwithstanding anything to the contrary in this Agreement, the Acquired Assets shall not include any of the Excluded Assets.

          (c)    Assumed Liabilities.    Subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the Closing, the Buyer shall assume and be responsible for the Assumed Liabilities.

          (d)    No Other Liabilities.    Notwithstanding any other provisions of this Agreement, the Buyer shall not purchase the Acquired Assets subject to, and the Buyer shall not in any manner assume or be liable or responsible for, any Liabilities of the Seller other than the Assumed Liabilities. All Liabilities of the Seller other than the Assumed Liabilities shall remain the sole obligation of the Seller and the Seller shall be responsible for such Liabilities. Without limiting the generality of the foregoing, and in addition to the Liabilities excluded from the Assumed Liabilities, the Buyer shall not in any manner assume or be liable or responsible for any of the Excluded Liabilities.

        1.2    Purchase Price and Related Matters.

          (a)    Purchase Price.    In consideration for the sale and transfer of the Acquired Assets, the Buyer agrees to pay to the Seller the sum of $24,500,000, subject to adjustment pursuant to Sections 1.2(d) and 1.2(e) (the "Purchase Price"). At the Closing, the Buyer shall assume the Assumed Liabilities as provided in Section 1.1(c) and pay to the Seller an amount (the "Closing Date Payment") equal to: (i) the sum of $24,500,000; plus (ii) the Actual Closing Date Inventory Amount, not in excess of $1,800,000; plus or minus (iii) the Estimated Net A/R, in cash in immediately available funds.

          (b)    Allocation of Purchase Price.    The Buyer and the Seller agree to allocate the Purchase Price plus all Assumed Liabilities to the extent they are properly treated as part of the purchase price for federal income tax purposes (and all other capitalizable costs) among the Acquired Assets for all purposes (including financial accounting and tax purposes) in accordance with the allocation schedule attached hereto as Schedule 1.2(b). The Buyer and the Seller agree that the allocation schedule attached as Schedule 1.2(b) shall be prepared in accordance with the provisions of Section 1060 of the Code, the Treasury Regulations promulgated thereunder and any similar provisions of state, local or foreign Law, as applicable.

          (c)    Tax Allocation Schedule.    All federal, state, local, and foreign income Tax Returns of the Seller and the Buyer shall be filed consistently with the information set forth on Schedule 1.2(b). Moreover, the Seller and the Buyer further agree to file IRS Form 8594 (and any corresponding form required to be filed by a state or local Taxing Authority) in a manner that is consistent with the information on Schedule 1.2(b). The Seller and the Buyer agree to promptly provide each other with any information necessary to complete such Tax Returns and IRS Forms 8594 (and any corresponding form required to be filed by a state or local Taxing Authority). The Seller and the Buyer shall not take any position on a Tax Return, tax proceeding or audit that is inconsistent with any information set forth on Schedule 1.2(b), unless either of them has received written advice from its tax advisors that such reporting is more likely than not to result in the accrual of interest and/or penalties.

          (d)    Inventory Adjustment.    The Closing Date Inventory Amount shall be determined as follows:

              (i)  The Buyer and the Seller shall jointly engage the Neutral Accountant to make a physical count of the Inventory no earlier than thirty (30) days prior to the Closing Date and a determination of the book value of the Inventory as of the Closing Date determined in accordance with Section 1.2(d)(ii). With respect to any Inventory location for which (A) the third party service provider that manages such Inventory location has received an unqualified opinion on a Report on Controls Placed in Operation and Tests of Operating Effectiveness (SAS 70 Type II) or (B) the net book value of the Inventory at such location is less than $100,000, the Parties will rely on the physical count made by the third party service provider that manages such Inventory location, provided that such physical count is made no earlier than thirty (30) days prior to the Closing Date. The Parties will rely upon the physical count made by any such third party service provider to calculate the net book value of the Inventory at the locations referenced in the preceding sentence on the Closing Date. The fees and expenses of the Neutral Accountant shall be shared equally by the Buyer and the Seller, with each Party being severally, but not jointly, responsible for one half (1/2) of such fees and expenses.

             (ii)  The Buyer and the Seller shall each be permitted to have one or more representatives present during such physical count. The Neutral Accountant shall (A) determine the book value of the Inventory in accordance with GAAP, which Inventory shall also exclude the Expired Inventory, and be valued at the lower of cost or net realizable value on a first-in, first-out basis and (B) deliver on the Closing Date to the Buyer and the Seller a report (the "Actual Closing Date Inventory Report"), which shall be binding on the Buyer and the Seller, reflecting its determinations regarding the book value of the Inventory and setting forth the specific adjustments to the Inventory amount if any (the "Actual Closing Date Inventory Amount"). Notwithstanding anything contained herein to the contrary, in no event shall the Actual Closing Date Inventory Amount exceed $1,800,000.

          (e)    A/R Adjustment.

              (i)  No less than three (3) business days prior to the Closing Date, the Seller shall prepare and deliver to the Buyer a certificate (the "Estimated Net A/R Certificate") setting forth its good faith estimate of the Net A/R (the "Estimated Net A/R") of the Seller as of the Closing. At the Closing, the Buyer shall pay to the Seller the amount of the Estimated Net A/R or receive a credit against the Purchase Price if, and to the extent, the Estimated Net A/R is negative. The Estimated Net A/R and the Net A/R shall be determined in accordance with GAAP, applied on a consistent basis.

             (ii)  As promptly as practicable, but no later than one hundred twenty (120) days after the Closing Date, the Buyer will cause to be prepared and delivered to the Seller a certificate of the Buyer setting forth its calculation of the Net A/R (the "Buyer's Net A/R Certificate").

              (A)  If the Seller disagrees with the calculation of the Net A/R set forth in the Buyer's Net A/R Certificate, the Seller shall deliver, within thirty (30) days after delivery of the Buyer's Net A/R Certificate, a notice to the Buyer disagreeing with such calculation (the "Seller's Notice of Disagreement"). The Seller's Notice of Disagreement shall specify those items or amounts as to which the Seller disagrees and the Seller's proposed computation of the Net A/R. If within thirty (30) days following the date on which the Buyer's Net A/R Certificate is delivered by the Buyer to the Seller, the Seller has not delivered to the Buyer in writing the Seller's Notice of Disagreement, if any, then the amount of the Net A/R set forth in the Buyer's Net A/R Certificate will be final and binding on the Parties.

              (B)  If the Seller's Notice of Disagreement is timely delivered pursuant to Section 1.2(e)(ii)(A), the Buyer and the Seller shall, during the fifteen (15) days following such delivery, negotiate reasonably and in good faith to reach agreement on the items or amounts disputed by the Seller in the Seller's Notice of Disagreement. If during such fifteen (15) day period, the Buyer and the Seller are able to reach such agreement, then the Net A/R as agreed to will be final and binding on the Parties. If however during such fifteen (15) day period, the Buyer and the Seller are unable to reach such agreement, they shall promptly thereafter cause the Neutral Accountant to review the disputed items or amounts for the purpose of calculating the Net A/R. In making such calculation, the Neutral Accountant shall consider only those items or amounts in the Buyer's Net A/R Certificate as to which the Seller has disagreed in the Seller's Notice of Disagreement. The Neutral Accountant shall deliver to the Buyer and the Seller, as promptly as practicable, a report setting forth such calculation. Such report shall be final and binding upon the Buyer and the Seller, absent manifest error. The fees and expenses of the Neutral Accountant's review and report shall be borne equally by the Parties, with each Party being severally, but not jointly, responsible for one half (1/2) of such fees and expenses.

              (C)  Each of the Buyer and the Seller will make the work papers and back-up materials used in preparing the Buyer's A/R Certificate and the Seller's Notice of Disagreement, as the case may be, available to the other Party, their accountants and other representatives, and the Neutral Accountant, at reasonable times and upon reasonable notice during (i) the review by such Person and (ii) the resolution by the Parties of any dispute in connection therewith.

            (iii)  Within ten (10) days after the Net A/R has been determined, either by agreement of the Parties, the failure of the Seller to so timely deliver the Seller's Notice of Disagreement or following resolution of such Notice of Disagreement in accordance with Section 1.2(e)(ii)(B) ("Final Net A/R"), the Buyer or the Seller, as the case may be, shall make the following payments to each other:

              (A)  If the Final Net A/R exceeds the Estimated Net A/R, then the Buyer shall pay to the Seller the amount of such difference.

              (B)  If the Estimated Net A/R exceeds the Final Net A/R, then the Seller shall pay to the Buyer the amount of such difference.

            (iv)  Notwithstanding anything contained herein to the contrary, in no event shall the Estimated Net A/R or the Final Net A/R exceed $450,000.

          (f)    Any payment or credits made pursuant to Section 1.2(e) shall be deemed an adjustment to the Purchase Price. Any payment due after the Closing Date pursuant to Section 1.2(e) by the Buyer or the Seller shall be made in immediately available funds by wire transfer to the account designated in writing by the Seller or the Buyer, as the case may be.

        1.3    The Closing.

          (a)    Time and Location.    The Closing shall take place at the offices of Wilmer Cutler Pickering Hale and Dorr LLP in Boston, Massachusetts, commencing at 10:00 a.m., local time, on the Closing Date or at the request of either Party by a mutually agreed upon method for the exchange of documents.

          (b)    Actions at the Closing.    At the Closing:

              (i)  the Seller shall deliver (or cause to be delivered) to the Buyer the various certificates, instruments and documents required to be delivered under Section 5.1;

             (ii)  the Buyer shall deliver (or cause to be delivered) to the Seller, the various certificates, instruments and documents required to be delivered under Section 5.2;

            (iii)  the Seller shall execute and deliver a Bill of Sale and Assignment in substantially the form attached hereto as Exhibit A;

            (iv)  the Seller shall execute and deliver a Patent Assignment in substantially the form attached hereto as Exhibit B;

             (v)  the Seller shall execute and deliver a Trademark Assignment in substantially the form attached hereto as Exhibit C;

            (vi)  the Buyer shall execute and deliver to the Seller an Assumption Agreement in substantially the form attached hereto as Exhibit D;

           (vii)  Intentionally left blank

          (viii)  Intentionally left blank

            (ix)  the Seller and the Buyer shall execute and deliver such other instruments of conveyance as the Buyer may reasonably request in order to effect the sale, transfer, conveyance and assignment to the Buyer of the Acquired Assets;

             (x)  the Buyer and the Seller shall execute and deliver such other instruments as the Seller may reasonably request in order to effect the assumption by the Buyer of the Assumed Liabilities;

            (xi)  the Seller shall transfer to the Buyer all the books, records, files and other data (or copies thereof) within the possession or control of the Seller relating to the Acquired Assets and reasonably necessary for the continued operation of the Business by the Buyer;

           (xii)  the Buyer shall pay to the Seller the Purchase Price in cash by wire transfer of immediately available funds into an account designated by the Seller, which account shall be designated by the Seller two (2) Business Days prior to Closing;

          (xiii)  the Seller shall deliver to the Buyer, or otherwise put the Buyer in possession and control of, all of the Acquired Assets of a tangible nature owned by the Seller;

          (xiv)  each of the Seller and the Buyer shall deliver an opinion of its respective counsel addressed to the other Party in the form set forth in Exhibit G;

           (xv)  the Seller shall deliver fully signed releases or termination statements of all Security Interests for any Acquired Assets;

          (xvi)  the Seller shall deliver to the Buyer the Seller's calculation of the Actual Closing Date Inventory Amount; and

         (xvii)  the Parties shall execute and deliver to each other a cross-receipt evidencing the transactions referred to above.

        1.4    Consents to Assignment.

          (a)   Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign or transfer any contract, lease, authorization, license or permit, or any claim, right or benefit arising thereunder or resulting therefrom, if an attempted assignment or transfer thereof, without the consent of a third party thereto or of the issuing Governmental Entity, as the case may be, would constitute a breach thereof. If Deferred Consent is not obtained, or if an attempted assignment or transfer thereof would be ineffective or would affect the rights thereunder so that the Buyer would not receive all such rights, then, in each such case, (a) the Deferred Item shall be withheld from sale pursuant to this Agreement without any reduction in the Purchase Price, (b) from and after the Closing, the Seller and the Buyer will cooperate, in all reasonable respects, to obtain such Deferred Consent as soon as practicable after the Closing, provided that the Seller shall not be required to make any payments to any counterparty to a Contract or agree to any material undertakings in connection therewith, and (c) until such Deferred Consent is obtained, the Seller and the Buyer will cooperate, in all reasonable respects, to provide to the Buyer the benefits under the Deferred Item to which such Deferred Consent relates (with the Buyer entitled to all the gains and responsible for all the losses, Taxes, Liabilities and/or obligations thereunder). In particular, in the event that any such Deferred Consent is not obtained prior to the Closing, then the Buyer and the Seller shall enter into such arrangements

  (including subleasing or subcontracting if permitted) to provide to the Parties the economic and operational equivalent of obtaining such Deferred Consent and assigning or transferring such contract, lease, authorization, license or permit, including enforcement for the benefit of the Buyer of all claims or rights arising thereunder, and the performance by the Buyer of the obligations thereunder on a prompt and punctual basis.

          (b)   From and after the Closing, the Seller hereby irrevocably constitutes and appoints the Buyer or Buyer's designee as the Seller's true and lawful attorney in fact, to execute and deliver any and all documents and instruments in the name of the Seller and to take all such action and do all such things as the Seller could personally do if present to the extent necessary or required to carry out the provisions of this Agreement, including, without limitation Section 9.9 (it being agreed that the Buyer and its designees shall have no authority to obligate the Seller to make any payments or agree to any material undertakings inconsistent with this Agreement). The power of attorney is irrevocable and is deemed coupled with an interest.

        1.5    Further Assurances.    At any time and from time to time after the Closing Date, as and when requested by any Party hereto and at such Party's expense, the other Party or Parties shall promptly execute and deliver, or cause to be executed and delivered, all such documents, instruments and certificates and shall take, or cause to be taken, all such further or other actions as are reasonably necessary to evidence and effectuate the transactions contemplated by this Agreement, without additional consideration.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE SELLER

        The Seller represents and warrants to the Buyer that the statements contained in this Article II are true and correct as of the date hereof, subject to the Disclosure Schedule. The Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Article II. The disclosures in a section or subsection of the Disclosure Schedule shall qualify a subsection in this Article II to the extent that such subsection of a representation in this Article II is qualified by an express reference to the Disclosure Schedule corresponding to such subsection. If such disclosure complies with the prior sentence, then such disclosure shall also qualify other provisions of the Disclosure Schedule to the extent it is reasonably clear from a reading of the disclosure that such disclosure is applicable to such subsection so qualified. The inclusion of any information in the Disclosure Schedule (or any update thereto) shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material to the Business, has resulted in or would result in a Business Material Adverse Effect, or is outside the ordinary course of business. For purposes of this Agreement, the phrase "to the knowledge of the Seller" or any phrase of similar import shall mean and be limited to the actual knowledge of the following individuals: (i) The Chief Executive Officer, President and Interim Chief Financial Officer, and (ii) the Deputy General Counsel, Secretary and Treasurer, and (iii) the Controller.

        2.1    Organization, Qualification and Corporate Power.

          (a)   The Seller is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and is duly qualified to conduct business under the Laws of each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities, in each case as they relate exclusively to the Business, makes such qualification necessary, except for any such failure to be qualified that would not reasonably be expected to result in a Business Material Adverse Effect. The Seller has all requisite corporate power and authority to own, hold and use the Acquired Assets and to carry on the business in which it is now engaged and to own and use the properties now owned and used by it.

          (b)   The Seller has made available to the Buyer correct and complete copies of its Certificate of Incorporation and Bylaws (each as amended to date). The minute books (containing the records of meetings of the stockholders and the board of directors) and the stock record books of the Seller are correct and complete in all material respects. The Seller is not in default under or in violation of any provision of its Certificate of Incorporation or Bylaws.

          (c)   Except as provided in Section 2.1 (c) of the Disclosure Schedule, the Seller does not have any subsidiaries and does not own any securities of any corporation or any other interest in any Person.

        2.2    Capitalization.    The authorized capital stock of the Seller consists of (a) 65,000,000 shares of common stock, $0.01 par value per share, of which, as of the date of this Agreement, 46,076,551 shares were issued and outstanding, and (b) 5,000,000 shares of Preferred Stock, $0.01 par value per share, of which, as of the date of this Agreement, no shares were issued and outstanding. There are no outstanding agreements or commitments to which the Seller is a party or which are binding upon the Seller providing for the redemption of any of its capital stock.

        2.3    Authority.    The Seller has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations hereunder and thereunder. The execution and delivery by the Seller of this Agreement and, subject to obtaining the Requisite Stockholder Approval, which is the only approval required from the Seller's stockholders, the performance by the Seller of the transactions contemplated by the Agreement and the Ancillary Agreements have been validly authorized by all necessary corporate action on the part of the Seller. This Agreement has been, and such Ancillary Agreements will be, validly executed and delivered by the Seller and, assuming this Agreement and each such Ancillary Agreement constitute the valid and binding obligation of the Buyer, constitutes or will constitute a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar Laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

        2.4    Noncontravention.    Neither the execution and delivery by the Seller of this Agreement or the Ancillary Agreements, nor the consummation or performance by the Seller of the transactions and obligations contemplated hereby or thereby, will:

          (a)   conflict with or violate any provision of the Certificate of Incorporation, Bylaws or other organizational documents of the Seller;

          (b)   except as set forth in Section 2.4(b) of the Disclosure Schedule, require on the part of the Seller any filing with, or any Permit, or other authorization, consent or approval of, any Governmental Entity;

          (c)   except as set forth in Section 2.4(c) of the Disclosure Schedule, conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate or modify, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness or Security Interest to which the Seller is a party or by which the Seller is bound or to which any of its assets is subject; or

          (d)   violate any order, writ, injunction or decree specifically naming, or Law applicable to the Seller or any of its properties or assets.

        2.5    SEC Documents; Financial Statements.

          (a)   The Seller SEC Documents, as of their respective dates, (i) were or will be filed on a timely basis, (ii) at the time filed, complied, or will comply when filed, as to forms in all material respects with the applicable requirements of the Securities Act, the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Seller SEC Documents, and (iii) did not or will not at the time they were or are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Seller SEC Documents or necessary in order to make the statements in such Seller SEC Documents, in the light of the circumstances under which they were or are made, not misleading. As used in this Section 2.5, the term "file" shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC consistent with the applicable requirements of the SEC.

          (b)   The Seller has furnished the Buyer with copies of the Financial Statements. The Financial Statements have been prepared in accordance with GAAP and the methodologies described in the footnotes thereto and fairly present, in all material respects, the financial condition and results of operations and cash flows of the Seller as of the respective dates thereof and for the periods referred to therein in accordance with such methodologies; provided, however, that the unaudited Financial Statements for the current calendar year referred to in clause (b) of the definition of such term are subject to normal year-end adjustments and do not include footnotes.

          (c)   The Seller does not have now, and has never had, any Contract pursuant to which any Person other than a wholesaler of the Products issues or is entitled to issue chargebacks to the Seller, and, as of the Closing Date, the Seller will have no Liability for any chargebacks made by Persons other than wholesalers. Without limitation of the foregoing, no distributor of the Products makes or is entitled to make any chargeback against amounts otherwise owed to the Seller, except for chargebacks made by such distributor through a wholesaler which in turn issues the chargeback to the Seller.

          (d)   Section 2.5(d) of the Disclosure Schedule sets forth, with respect to each presentation of the Products with respect to each wholesaler and distributor, a true and accurate calculation of the Seller's average quarterly sales volume for the twelve months ended September 30, 2008.

        2.6    Absence of Certain Changes.    Except as contemplated by this Agreement, between the Balance Sheet Date and the date of this Agreement, there have not been any changes in the financial condition or results of operations of the Business, except for any changes that would not reasonably be expected to result in a Business Material Adverse Effect. Except as contemplated by this Agreement or as disclosed in the Seller SEC Documents filed prior to the date of this Agreement, between the Balance Sheet Date and the date of this Agreement, the Seller has not taken any of the following actions (or permitted any of the following events to occur) with respect to the Business:

          (a)   sold, assigned or transferred any portion of the Acquired Assets in a single transaction or series of related transactions in an amount in excess of one hundred fifty thousand dollars ($150,000) in the aggregate, except in the ordinary course of business or as set forth in Section 2.6(a) of the Disclosure Schedule;

          (b)   suffered any extraordinary losses (whether or not covered by insurance) material to the Business;

          (c)   made any capital expenditures or commitments therefor in an amount in excess of one hundred fifty thousand dollars ($150,000) in the aggregate, except in the ordinary course of business or as set forth in Section 2.6(c) of the Disclosure Schedule;

          (d)   acquired any operating business, whether by merger, stock purchase or asset purchase, except for any such business which did not become part of the Business;

          (e)   incurred or guaranteed any indebtedness for borrowed money or other Liabilities, except in the ordinary course of business;

          (f)    materially changed its accounting principles, methods or practices, except in each case to conform to changes in GAAP or applicable local generally accepted accounting principles; or

          (g)   suffered a discontinuation or loss of insurance;

          (h)   disposed of, or suffered any lapse or loss of, any Designated Intellectual Property;

          (i)    incurred or granted any lien, pledge or other Security Interest, other than in the ordinary course of business; or

          (j)    entered into any agreement or commitment with respect to any of the matters referred to in paragraphs (a) through (i) of this Section 2.6.

        2.7    Undisclosed Liabilities.    The Business does not have any Liability of a nature which is material to the Business, except for (a) Liabilities shown on the Most Recent Balance Sheet, (b) Liabilities which have arisen since the Balance Sheet Date in the ordinary course of business, (c) Liabilities under Contracts which are not required by GAAP to be reflected on a balance sheet or in the footnotes thereto other than any Liability relating to any breach or default under, or violation of, such Contracts, (d) other Liabilities incurred in the ordinary course of business which are not required by GAAP to be reflected on a balance sheet or in the footnotes thereto and do not relate to a breach of, or default in or under, any representation, warranty or covenant made by the Seller in this Agreement, (e) the Excluded Liabilities which are not required by GAAP to be reflected on a balance sheet or in the footnotes thereto and do not relate to a breach of, or default of or under, any representation, warranty or covenant made by the Seller in this Agreement, and (f) Liabilities set forth Section 2.7 of the Disclosure Schedule,.

        2.8    Tax Matters.

          (a)   Except as set forth in Section 2.8(a) of the Disclosure Schedule, the Seller has filed or had filed on its behalf all material Tax Returns that it was required to file (separately or as part of a consolidated, combined or unitary group) and all such Tax Returns were correct and complete. Except as set forth in Section 2.8(a) of the Disclosure Schedule, all material Taxes owed by the Seller (whether or not shown on any Tax Return) have been timely paid. All material Taxes that the Seller is or was required by Law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

          (b)   There are no liens for Taxes on any of the Acquired Assets, other than with respect to liens for Taxes not yet due and payable.

          (c)   The federal income Tax Returns of the Seller have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations for all taxable years through the taxable year ended on December 31, 2004. No examination or audit of any Tax Return of the Seller by any Governmental Entity is currently in progress or, to the knowledge of the Seller, threatened or contemplated. Except as set forth in Section 2.8(c) of the Disclosure Schedule, the Seller has not been notified in writing by any jurisdiction that the jurisdiction believes that the Seller was required to file any Tax Return that was not filed. The Seller has not waived any statute of limitations in respect of Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

          (d)   The Seller has not been a member of a group with which it has filed or been included in a combined, consolidated or unitary income Tax Return.

          (e)   If the Seller engages in any transaction described in I.R.S. Notice 2008-20, then the Seller shall provide any information to the Buyer necessary for the Buyer to comply with its disclosure and reporting requirements under Section 6011 of the Code, and the Treasury Regulations promulgated thereunder.

        2.9    Assets.

          (a)   Section 2.9(a) of the Disclosure Schedules contains an accurate and complete list, as of the date hereof, of all (i) tangible personal property of the Seller used exclusively or primarily in connection with the Business; grouped as to type, showing cost, accumulated depreciation and net book value; (ii) Intangibles, showing cost or amount capitalized, accumulated amortization and net book value and (iii) Inventory, including Inventory held by wholesalers and distributors.

          (b)   Seller has good legal title to, a valid leasehold interest in or a valid license or right to use, all of the material tangible personal property reflected on the Most Recent Balance Sheet (other than property sold, consumed or otherwise disposed of in the ordinary course of business since the Balance Sheet Date), free and clear of all Security Interests.

          (c)   The Acquired Assets are all of the assets required or necessary to conduct the Business in all material respects as currently conducted by the Seller.

        2.10    Intellectual Property.

          (a)   Section 2.10(a) of the Disclosure Schedule sets forth a complete list as of the date of this Agreement of all Patents, Trademarks and Copyright registrations that are owned by the Seller, or to which Seller has acquired rights from third parties: (i) that are identical to the Patents, Trademarks and Copyright registrations identified on Schedule 1.1(a)(ii); and (ii) constitute all Patents, Trademarks and Copyright registrations that are owned by the seller, or to which seller has acquired rights from third parties that are required or necessary to conduct the Business as currently conducted or planned to be conducted. The Seller owns, licenses, or otherwise possesses valid rights to use, all Designated Intellectual Property. Except as set forth in Section 2.10(a) of the Disclosure Schedule under the column captioned "Own Int," the Seller has sole and exclusive, good, marketable and transferable title with respect to the Designated Intellectual Property, free and clear of any Security Interest; and, except as set forth in Section 2.10(a) of the Disclosure Schedule under the caption "Royalties," no royalties or other consideration are payable in connection with the Seller's use and enjoyment of the Designated Intellectual Property. To the knowledge of the Seller, the consummation of the transactions contemplated hereby does not and will not conflict with or result in the abandonment, cancellation, diminution or unenforceability of any Designated Intellectual Property. All patents and patent applications listed in Section 2.10(a) of the Disclosure Schedule are subsisting and Seller has not been advised by legal counsel that any of the Patents listed in Section 2.10(a) of the Disclosure Schedule is invalid or unenforceable. Seller has, with respect to the Patents listed in Section 2.10(a) of the Disclosure Schedule, complied with its duty of candor to the United States Patent and Trademark Office and patent offices in all jurisdictions outside the United States in which applications for the Patents listed in Section 2.10(a) of the Disclosure Schedule have been filed or prosecuted. Each license, sublicense or other Contract to which the Seller is a party or by which the Seller is bound under which any rights, title or interest in and/or ownership of any Designated Intellectual Property, or any prior version thereof, was acquired, is granted by the Seller to another Person, or is granted by another Person to the Seller is a valid and binding obligation of the Seller and, to the knowledge of the Seller, of each other party thereto. Neither the Seller nor, to the knowledge of the Seller, any other Person, is in breach or violation of, or default under, any such license, sublicense or other Contract, and no event has occurred, is pending or, to the knowledge of the Seller, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Seller or, to the knowledge of the Seller, any other Person under such license, sublicense or other Contract. Except for the licenses identified in Section 2.10 (a) of the Disclosure Schedule under the caption "Licenses," the Seller has not granted to any third party any license or right to the Designated Intellectual Property.

          (b)   To the knowledge of the Seller, all Designated Intellectual Property set forth in Section 2.10(a) of the Disclosure Schedule is: (i) valid, (ii) subsisting (except for the registered trademarks designated as abandoned in Section 2.10(a) of the Disclosure Schedule), and (iii) enforceable (to the extent consisting of an issued patent or a registered trademark).

          (c)   The Designated Intellectual Property has not been obtained through any fraudulent activity or misrepresentation. There are no claims pending or threatened that challenge the validity or the enforceability of any Designated Intellectual Property.

          (d)   To the knowledge of the Seller, no third party has infringed, violated, misappropriated, or diluted or is infringing, violating, misappropriating, or diluting any Designated Intellectual Property. With respect to the Business, the Seller has not asserted a claim against any Person with respect to ownership or use of any Designated Intellectual Property.

          (e)   To the knowledge of the Seller, the Business as previously or presently conducted does not infringe, violate, or misappropriate any valid patents, trademarks, trade names, service marks, copyrights or other intellectual property rights of any third party. No third party has notified the Seller in writing that (i) any of such third party's intellectual property rights are infringed by the Seller, or (ii) the Seller requires a license to any of such third party's intellectual property rights in order for the Seller to be non-infringing. The Seller has not received any written offer to license (or any other form of written notice of) any third party's intellectual property rights.

          (f)    Except as set forth on Section 2.10(f) of the Disclosure Schedule no Intangibles rights of any third party are used in the Business or to market, offer for sale, sell, license, or otherwise dispose of the Products.

          (g)   Except as set forth on Section 2.10(g) of the Disclosure Schedule all of the Seller Intellectual Property was created by regular full time employees of the Seller within the scope of their employment who have executed confidentiality and assignment of inventions agreement(s), or each author, inventor or developer of such Seller Intellectual Property has irrevocably assigned to the Seller in writing all proprietary rights in such Person's work with respect to such Seller Intellectual Property. The works of authorship included in such Seller Intellectual Property were not copies of, nor derived from, any works of authorship for which the Seller does not own the Intellectual Property, and no other Person has any claims to authorship or ownership of any part thereof. None of the Seller Intellectual Property has been misappropriated from any third party.

          (h)   All Patents, Trademarks, and Copyrights listed in Section 2.10(a) of the Disclosure Schedule (i) with respect to issued patents and registered trademarks, have been duly registered or issued to the Seller by the appropriate Government Entity and with respect to pending patent application or trademark applications have been duly recorded to the Seller by the appropriate Government Entity; (ii) except for the trademarks designated as abandoned in Section 2.10(a) of the Disclosure Schedule, are currently in compliance in all material respects with all applicable Laws and other legal requirements (including, as applicable, application, registration and maintenance requirements, such as the timely post-registration filing of affidavits of use and incontestability and renewal applications with respect to Trademarks, and the payment of filing, examination and annuity and maintenance fees with respect to patents); and (iii) are not subject to any maintenance fees or actions falling due within ninety (90) days after the Closing Date. No Trademark listed in Section 2.10(a) of the Disclosure Schedule is currently involved in any opposition or cancellation proceeding and, to the knowledge of the Seller, no such action has been threatened with respect to any of those Trademarks. No Patent owned by the Seller is currently involved in any interference, reissue, re-examination or opposition proceeding and, to the knowledge of the Seller, no such action has been threatened with respect to any such Patent.

          (i)    All material Trademarks of the Seller within the Designated Intellectual Property and currently used in the operation of the Business have been in continuous use by the Seller since the date of their initial use in commerce. To the knowledge of the Seller, there has been no prior use of any registered Trademarks owned by the Seller or other action taken by any third party that would confer upon such third party superior rights in such Trademarks. The Seller has taken reasonable steps to prevent infringement of the Trademarks referenced in the first sentence of this subsection 2.10(i).

          (j)    The Seller has taken reasonable steps to protect its rights in material confidential information and trade secrets owned by the Seller or disclosed to the Seller by a third party and used in connection with the conduct of the Business. Without limiting the foregoing, the Seller has enforced a policy of requiring each employee with access to confidential information or trade secrets to execute proprietary information, invention assignment and confidentiality agreements, and each consultant and contractor with access to confidential information or trade secrets to execute confidentiality agreements, as appropriate, substantially consistent with the Seller's standard forms (complete and current copies of which have been delivered or made available to the Buyer). Except under valid and binding confidentiality obligations, there has been no material disclosure by the Seller to a third party of any confidential information or trade secrets used in connection with the conduct of the Business.

          (k)   Each domain name included in the Acquired Assets is free and clear of all Security Interests and is in full force and effect. The Seller has paid all fees required to maintain each such registration. To the knowledge of the Seller, none of the Seller's registrations or uses of the domain names included in the Acquired Assets has been disturbed or placed "on hold" and the Seller has not received written notice of any claim asserted against the Seller adverse to its rights to such domain names.

          (l)    None of the Seller Intellectual Property listed on Section 2.10(a) of the Disclosure Schedule is owned by or registered in the name of any current or former owner, shareholder, partner, director, executive, officer, employee, salesman, agent, customer, representative or contractor of the Seller nor does any such Person have any interest therein or right thereto, including the right to royalty payments.

          (m)  Section 2.10(m) of the Disclosure Schedule sets forth all the Intangibles of the Seller that are not owned by the Seller, that are proprietary to any third party and that are used, held, or owned in connection with the Business or the marketing, licensing, sale, improvement, modification or exercise of any other right, title, or interest in, to, or under the Products.

          (n)   Designated Intellectual Property does not include any software that is subject to "copyleft" shareware or freeware licensing, and does not contain any material bug, worm, defect, or other code that would significantly harm the data, security, or operation of the Business or the computer systems or networks of the Business.

        2.11    Contracts.

          (a)   Section 2.11 of the Disclosure Schedule sets forth an accurate and complete list of all of the following Designated Contracts to which the Seller is a party or by which it or the Business is bound as of the date of this Agreement that relate to the Business (excluding any contracts or agreements relating to Excluded Assets or Excluded Liabilities):

              (i)  any Contract for the lease of personal property from or to third parties providing for lease payments the remaining unpaid balance of which is in excess of twenty five thousand dollars ($25,000);

             (ii)  any Contract for the purchase of any products or services under which the undelivered balance of, or Liability with respect to, such products and services is in excess of twenty five thousand dollars ($25,000), other than agreements executed in the ordinary course of business;

            (iii)  any Contract with any existing Customer or other Contract which involves a payment to be made to the Seller in excess of twenty-five thousand dollars ($25,000), for the sale of goods and services;

            (iv)  any Contract for the acquisition by the Seller of any operating business, whether by merger, stock purchase or asset purchase, except for any such business which did not or will not become part of the Business;

             (v)  any Contract establishing a partnership or joint venture;

            (vi)  any Contract under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness the outstanding balance of which is more than twenty-five thousand dollars ($25,000) or under which it has imposed a Security Interest on any of its material assets, tangible or intangible, relating to the Business, except for Security Interests relating to any capitalized lease financing;

           (vii)  any Contract under which any rights, title or interest in and/or ownership of any Seller Intellectual Property, or any prior version thereof, or any part of the customer base, business or assets of the Seller (or any of its predecessors) was acquired, is granted by the Seller to another Person, or is granted by another Person to the Seller;

          (viii)  any Contract that contains one or more clauses that: (A) prohibit the Seller from soliciting, or otherwise provide a restrictive covenant prohibiting the Seller from soliciting, any employee or customer of any other Person or (B) prohibit the Seller from engaging, or otherwise provide a restrictive covenant prohibiting the Seller from engaging, in any business;

            (ix)  any Contract related to the manufacturing and/or supply of any of the Products, or other components needed to produce any of the Products;

             (x)  any Contracts relating to the conduct of clinical trials or studies involving or related to any of the Products, including, without limitation, Contracts with investigators, institutions and contract research organizations;

            (xi)  any Contract relating to the storage, distribution, and shipping of any of the Products, and

           (xii)  any Contract relating to the Business (excluding Contracts which constitute Insurance Policies) with remaining revenues in excess of twenty-five thousand dollars ($25,000) or have any Liability remaining in excess of $25,000; provided, however, that no agreement referred to in clauses (i) through (xii) above need be disclosed unless the Seller currently has, or may in the future have, any rights or Liabilities thereunder. A description of each oral Designated Contract is included on Section 2.11 of the Disclosure Schedule.

          (b)   The Seller has made available to the Buyer a complete and accurate copy of each Designated Contract. Each Designated Contract is a valid and binding obligation of the Seller and, to the knowledge of the Seller, of each other party thereto. Neither the Seller nor, to the knowledge of the Seller, any other Person, is in breach or violation of, or default under, any such Designated Contract, and no event has occurred, is pending or, to the knowledge of the Seller, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Seller or, to the knowledge of the Seller, any other Person under such Designated Contract.

          (c)   The Seller has not received any written notice or other written communication regarding any actual, alleged, possible or potential violation or breach of, or default under, any Designated Contract or threatened termination of any Designated Contract or customer relationship. The Seller has not waived any of its rights under any Designated Contract which would impose any Liability upon the Buyer or would affect any rights of the Buyer under any Designated Contract after the Closing Date.

          (d)   With respect to the Business, there are no currently outstanding proposals or offers submitted by the Seller to any customer, prospect, supplier or other Person which, if accepted, would result in a legally binding Contract involving an amount or commitment exceeding twenty five thousand dollars ($25,000) in any single case or an aggregate amount or commitment exceeding fifty thousand dollars ($50,000) in the aggregate.

        2.12    Litigation.    As of the date of this Agreement, there is not pending, and to the knowledge of the Seller not threatened, any material (a) judgment, order, decree, stipulation or injunction of any Governmental Entity specifically naming the Seller, the Acquired Assets or the Business and (b) action, suit, investigation, audit, or proceeding by or before any Governmental Entity or any other Person to which the Seller or the Acquired Assets is or are a party.

        2.13    Employment Matters.    The Seller is not a party to or bound by any collective bargaining agreement relating to the Business, nor with respect to the Business, has the Seller experienced any material strikes, grievances, claims of unfair labor practices or other collective bargaining disputes.

        2.14    Environmental Matters.

          (a)   The Business' operations at the Business Properties are and have been in compliance in all material respects with applicable Environmental Laws. There has been no Release or threatened Release of any Materials of Environmental Concern by Seller or any predecessor in interest in violation of any applicable Environmental Laws or that requires investigation or remediation under, or has otherwise created any Liability under, any applicable Environmental Laws.

          (b)   There is no pending and, to the knowledge of Seller, no threatened civil or criminal litigation, violation, hearing, proceeding, investigation, demand or claim relating to any Environmental Law involving the Business, any of the Business Properties or any property formerly owned or operated by the Seller or Seller's predecessors in interest;

          (c)   The Seller has and had all those Permits required under Environmental Law to operate the Business and Business Properties as and when operated by the Seller.

          (d)   The Seller has not received any written requests, and, to the knowledge of the Seller, has not received any oral requests, for information under any Environmental Law with regard to the disposal of Materials of Environmental Concern at any location. The Seller has provided or made available to the Buyer true and complete copies of all reports, studies, audits, correspondence and documents in the possession of the Seller pertaining to Environmental Matters.

          (e)   The Parties agree that the only representations and warranties of the Seller herein as to any Environmental Matters or any other obligation or Liability with respect to Materials of Environmental Concern are those contained in this Section 2.14 and Section 2.16. Without limiting the generality of the foregoing, the Buyer specifically acknowledges that the representations and warranties contained in Sections 2.12 and 2.15 do not relate to Environmental Matters.

        2.15    Legal Compliance.

          (a)   Except as set forth in Section 2.15(a) of the Disclosure Schedule, with respect to the Business, the Seller is in compliance in all material respects with applicable Laws of any federal, state, local or foreign government, or any Governmental Entity, currently in effect with respect to the Business. The Seller has not received written notice of any pending action, suit, proceeding, hearing, investigation, claim, demand or, except as set forth in Section 2.15(a) of the Disclosure Schedule, notice relating to the Business alleging any failure to so comply.

          (b)   The Seller has timely filed with the FDA all required notices, supplemental applications and annual or other reports or documents, including adverse experience reports, with respect to the Governmental Approvals. With respect to the Products, the Seller has acted, and all other Persons which have performed operations covered by the application to the knowledge of the Seller have acted, in full compliance with 21 U.S.C. Sections 351, 352 and 355; 21 C.F.R. Parts 210, 211, or 314 et seq, respectively, and all terms and conditions of such applications. Any and all development of analytical testing methods by the Seller has been conducted in accordance with protocols and standard operating procedures of the Seller and any third party engaged by the Seller in connection therewith.

          (c)   The Seller has not received any written notice that any Governmental Entity has commenced, or, to the knowledge of the Seller, threatened any action to withdraw or limit any Governmental Approval or request the recall of any of the Products, or has commenced or threatened to initiate any action to enjoin production of any of the Products at any facility.

          (d)   The Seller has established and maintains an effective system of internal policies and controls, including operational, financial reporting and organizational controls, that include training, supervision, and monitoring of sales, marketing and medical affairs personnel to comply with the requirements of all applicable Laws and Designated Contracts. The Seller's employees and agents have promoted the Products in accordance with applicable Laws, including, without limitation, any Laws relating to off-label promotion of the Products and the federal anti-kickback statute, Section 1128B(b) of the Social Security Act.

          (e)   The Seller has taken reasonable actions to ensure that all discounts and price reductions offered to its customers fall within the discount safe-harbor to the federal anti-kickback statute, as described in 42 U.S.C. 1320a-7b(b)(3)(A) and 42 C.F.R. 1001.952(h). Any payments or fees paid to group purchasing organizations comply with the applicable safe-harbor in 42 C.F.R. § 1001.952(j).

          (f)    With respect to the Business and the Product, the Seller has delivered or made available to the Buyer copies of all (i) Governmental Approvals, (ii) reports of inspection observations in the Seller's possession with respect to any manufacturers or suppliers of Product or components thereof, (iii) establishment inspection reports in the Seller's possession, (iv) certificates of analysis for each lot of Inventory, (v) warning or untitled letters as well as any other documents received by the Seller from the FDA or any other Governmental Entity to the extent related to the Products or the Business that assert lack of compliance with any applicable Law or regulatory requirements (including those of the FDA) by the Seller with respect to any manufacturers or suppliers of Products or components thereof.

          (g)   The third parties engaged by the Seller to provide storage, distribution or shipping of any of the Products are contractually required to comply in all material respects with all Laws applicable to such storage, distribution or shipping and the third parties engaged by the Seller to manufacture any of the Products are contractually required to comply in all material respects with all Laws applicable to the manufacture and testing of the Products.

        2.16    Permits.

          (a)   Section 2.16 of the Disclosure Schedule lists all Permits held by the Seller with respect to the Products or the Business including environmental Permits. Each Permit listed in Section 2.16 of the Disclosure Schedule is in full force and effect and the Seller is not in violation of or default under any Permit and no suspension or cancellation of any such Permit has been threatened in writing.

          (b)   Section 2.16(b) of the Disclosure Schedule accurately lists all the Investigational New Drug applications ("INDs") that the Seller has submitted to the FDA for the Products and accurately states the current status of any clinical trials being conducted pursuant to those INDs.

          (c)   Section 2.16(c) of the Disclosure Schedule accurately lists all the NDA applications that the Seller has submitted to the FDA for the Products, and the Seller made available to the Buyer all communications from the FDA relating to those applications and submissions.

          (d)   The Seller has obtained and holds and any Person acting for, or under any Designated Contract with, the Seller holds all Permits required for the lawful operation of the Business as and where such business has been and is presently conducted. All Permits in the Seller's possession are listed on Section 2.16 of the Disclosure Schedule and complete copies of such Permits have been delivered to the Buyer.

        2.17    Business Relationships with Affiliates.    Section 2.17 of the Disclosure Schedule lists any agreements with respect to the Business whereby any Affiliate of the Seller directly or indirectly (a) owns any property or right, tangible or intangible, which is used in and material to the Business, (b) has any material claim or cause of action against the Business, or (c) is a party to any Contract with the Seller or owes any money to, or is owed any money by, the Seller or the Business.

        2.18    Inventory and Accounts Receivable.

          (a)   All inventory of the Seller pertaining to the Business reflected on the Most Recent Balance Sheet is usable and saleable in the ordinary course of business, except for excess and obsolete items and items of below-standard quality, all of which have been written-off or written-down to net realizable value on the Most Recent Balance Sheet. All inventories not written-off have been priced at the lower of cost or market value on a first-in, first-out basis.

          (b)   The Inventory sold and delivered to the Buyer hereunder at Closing shall be free from defects and conform to its specifications and Governmental Approvals and shall not be adulterated or misbranded within the meaning of the FDA Act and is free and clear of all Security Interests. The Inventory has been manufactured, packaged, labeled, stored, and loaded for shipment, as the case may be, in accordance with its specifications, cGMP, all Laws, including, without limitation, those relating to environmental Law and safety. In connection with the Business, the Seller has not used in any capacity the services of any Person debarred under the U.S. Generic Drug Enforcement Act, 21 U.S.C. §335a(k)(1) and further has not used any Person who has been convicted of a crime as defined under the U.S. Generic Drug Enforcement Act in connection with the services rendered to the Seller.

          (c)   All of the Accounts Receivable of the Seller (i) have arisen in the ordinary course of business and (ii) resulted from a bona fide sale to a customer, and all defenses, offsets, allowances, credits, or disputes with regard to any of such accounts have been adequately reserved for in the financial statements of the Seller. No Person has any Security Interest on such receivables or any part thereof, and no agreement for deduction, free goods, discount or other deferred price or quantity adjustment has been made with respect to such receivables. Section 2.18 of the Disclosure Schedule sets forth all Accounts Receivable (including the Account Receivable debtor) that have been outstanding for more than 120 days.

        2.19    Insurance.    Section 2.19 of the Disclosure Schedule lists each material Insurance Policy relating exclusively or primarily to the Business to which the Seller is a party, all of which are in full force and effect. There is no material claim pending under any such policy. The Seller has not received written notice of any threatened termination of any such policy.

        2.20    Opinion of Financial Advisor.    The financial advisor of the Seller, Cowen and Company, LLC, has delivered to the Seller an opinion dated the date of this Agreement to the effect that, as of such date, the Purchase Price is fair to the Seller from a financial point of view.

        2.21    Section 203 of the DGCL.    The Seller's board of directors has taken all actions necessary so that the restrictions contained in Section 203 of the DGCL applicable to a "business combination" (as defined in Section 203) shall not apply to the execution, delivery or performance of this Agreement, or the consummation of the transactions contemplated by this Agreement.

        2.22    Brokers.    No agent, broker, investment banker, financial advisor or other firm or Person is or shall be entitled, as a result of any action, agreement or commitment of the Seller or any of its Affiliates, to any broker's, finder's, financial advisor's or other similar fee or commission in connection with any of the transactions contemplated by this Agreement, except Cowen and Company, LLC and HKS and Company, Inc., whose fees and expenses shall be paid by the Seller. The Seller has made available to the Buyer a complete and accurate copy of all agreements pursuant to which Cowen and Company, LLC and HKS and Company, Inc. is (are) entitled to any fees and expenses in connection with any of the transactions contemplated by this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE BUYER

        The Buyer represents and warrants to the Seller that the statements contained in this Article III are true and correct as of the date hereof. For purposes of this Agreement, the phrase, "to the knowledge of the Buyer" or any phrase of similar import shall mean and be limited to the actual knowledge of the following individuals: Peter Jenkins, CEO of the Buyer and Stuart Hinchen, President of the Buyer.

        3.1    Organization and Corporate Power.    The Buyer is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Buyer has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

        3.2    Authority.    The Buyer has all requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it will be a party and to perform its obligations hereunder and thereunder. The execution and delivery by the Buyer of this Agreement and such Ancillary Agreements and the consummation by the Buyer of the transactions contemplated hereby and thereby have been validly authorized by all necessary action on the part of the Buyer. This Agreement has been, and such Ancillary Agreements will be, validly executed and delivered by the Buyer and, assuming this Agreement and each such Ancillary Agreement constitute the valid and binding obligation of the Seller, constitutes or will constitute a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar Laws relating to or affecting the rights of creditors generally and by equitable principles, including those limiting the availability of specific performance, injunctive relief and other equitable remedies and those providing for equitable defenses.

        3.3    Noncontravention.    Neither the execution and delivery by the Buyer of this Agreement or the Ancillary Agreements to which the Buyer will be a party, nor the consummation or performance by the Buyer of the transactions and obligations contemplated hereby or thereby, will:

          (a)   conflict with or violate any provision of the operating agreement or other organizational documents of the Buyer;

          (b)   require on the part of the Buyer any filing with, or permit, authorization, consent or approval of, any Governmental Entity, except for any filing, permit, authorization, consent or approval;

          (c)   conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate or modify, or require any notice, consent or waiver under, any contract or agreement to which the Buyer is a party or by which the Buyer is bound; or

          (d)   violate any order, writ, injunction or decree specifically naming, or Law applicable to, the Buyer or any of its properties or assets.

        3.4    Litigation.    There are no actions, suits, claims or legal, administrative or arbitratorial proceedings pending against, or, to the Buyer's knowledge, threatened against, the Buyer which would adversely affect the Buyer's performance under this Agreement or the consummation of the transactions contemplated by this Agreement.

        3.5    Financing.    The Buyer has entered into agreements for financing that, if funded in accordance with their terms, will provide the Buyer with sufficient funds to consummate the transactions contemplated by this Agreement. As of the date hereof, such agreements are in effect and the Buyer does not have any reason to believe that any of the conditions to the funding contemplated by such agreements will not be satisfied (other than as a result of a failure of the conditions set forth in Section 5.1 of this Agreement) or that the financing contemplated thereunder will not be available to the Buyer on the Closing Date if all of the conditions to Closing in this Agreement are satisfied. For avoidance of doubt, it shall not be a condition to Closing for the Buyer to obtain the financing under such agreements.

        3.6    Solvency.    Immediately after giving effect to the transactions contemplated by this Agreement and the closing of any financing to be obtained by the Buyer or any of its Affiliates in order to effect the transactions contemplated by this Agreement, the Buyer shall be able to pay its debts as they become due and shall own property having a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent Liabilities). Immediately after giving effect to the transactions contemplated by this Agreement and the closing of any financing to be obtained by the Buyer or any of its Affiliates in order to effect the transactions contemplated by this Agreement, the Buyer shall have adequate capital to carry on its business. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement and the closing of any financing to be obtained by the Buyer or any of its Affiliates in order to effect the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Buyer.

        3.7    Due Diligence by the Buyer.    The Buyer acknowledges that it has conducted to its satisfaction an independent investigation of the financial condition, results of operations, assets, Liabilities, properties and projected operations of the Business and, in making its determination to proceed with the transactions contemplated by this Agreement, the Buyer has relied solely on the results of its own independent investigation and the representations and warranties of the Seller set forth in Article II, including the Disclosure Schedule and other Schedules hereto (and any updates thereto). Such representations and warranties by the Seller constitute the sole and exclusive representations and warranties of the Seller to the Buyer in connection with the transactions contemplated hereby, and the Buyer acknowledges and agrees that the Seller is not making any representation or warranty whatsoever, express or implied, beyond those expressly given in this Agreement, including any implied warranty as to condition, merchantability, or suitability as to any of the assets of the Business and it is understood that the Buyer takes the Acquired Assets and the Business as is and where is (but subject to the benefit of the representations and warranties set forth in this Agreement). The Buyer further acknowledges and agrees that any cost estimates, projections or other predictions that may have been provided to the Buyer or any of its employees, agents or representatives are not representations or warranties of the Seller or any of its Affiliates unless expressly set forth in this Agreement.

ARTICLE IV
PRE-CLOSING COVENANTS

        4.1    Closing Efforts.    Subject to the terms hereof, each of the Parties shall use reasonable commercial efforts to take all actions and to do all things reasonably necessary or advisable to consummate the transactions contemplated by this Agreement, including using reasonable commercial efforts to: (i) obtain all Third Party Consents, (ii) effect all Governmental Filings and (iii) otherwise comply in all material respects with all applicable Laws in connection with the consummation of the transactions contemplated by this Agreement. The Seller shall bear any out-of-pocket costs associated with obtaining such Third Party Consents. Each Party shall promptly notify the other Party of any fact, condition or event known to it that would reasonably be expected to prohibit, make unlawful or delay the consummation of the transactions contemplated by this Agreement. Each Party shall give prompt notice to the other Party if the breach of a representation warranty, covenant or agreement made by it in this Agreement, either individually or collectively with all other breaches by such Party of any other representation, warranty, covenant or agreement in this Agreement, constitutes or would reasonably be expected to constitute in the case of the Seller, a Business Material Adverse Effect or in the case of the Buyer, a Buyer Material Adverse Effect, provided, however, the delivery of any notice or failure to deliver any notice will not limit or otherwise affect the remedies available hereunder to a Party.

        4.2    Operation of Business.

          (a)   Except as contemplated by this Agreement, during the period from the date of this Agreement until the Closing Date, the Seller shall use reasonable commercial efforts to conduct the operations of the Business in the ordinary course and to preserve the Business, keep the Acquired Assets in good condition and repair, and maintain relationships with customers and suppliers. Without limiting the generality of the foregoing and except as set forth in Schedule 4.2, prior to the Closing, the Seller shall not, without the written consent of the Buyer:

              (i)  amend its Certificate of Incorporation, Bylaws or other organizational documents in a manner that could have an adverse effect on the transactions contemplated by this Agreement;

             (ii)  sell, assign or transfer any portion or interest in any of the Products other than in the ordinary course of the business, or sell, assign or transfer any portion of the other Acquired Assets in a single transaction or series of related transactions in an amount in excess of two hundred fifty thousand dollars ($250,000), except for sales in the ordinary course of business and sales, assignments or transfers of assets not used or useful in the Business;

            (iii)  incur or guarantee any indebtedness for borrowed money relating exclusively or primarily to the Business, except in the ordinary course of business;

            (iv)  make any capital expenditures or commitments therefor relating exclusively or primarily to the Business in an amount in excess of one hundred fifty thousand dollars ($150,000) in the aggregate, except in the ordinary course of business or in accordance with the Business' capital expenditure budget included in the Disclosure Schedule;

             (v)  acquire any operating business, whether by merger, stock purchase or asset purchase (except for any such business which will not become part of the Business);

            (vi)  materially change its accounting principles, methods or practices insofar as they relate to the Business, except in each case to conform to changes in GAAP;

           (vii)  enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any Insurance Policy or Contract of a nature listed or required to be listed in Section 2.11 of the Disclosure Schedule;

          (viii)  enter into any Contract with respect to the Business or the Acquired Assets outside the ordinary course of business;

            (ix)  accelerate the delivery of sale of any of the Products or offer discounts on sales of any of the Products or premiums on purchases of new material, except in the ordinary course of the business and consistent with accepted industry practices;

             (x)  sell, assign, license or transfer any of the Designated Intellectual Property to any third party; or

            (xi)  agree in writing or otherwise to take any of the foregoing actions.

          (b)   Notwithstanding the limitations set forth in paragraph (a) above, the Seller shall be permitted to (i) accept capital contributions and loans from any of the Seller's Affiliates and (ii) use any and all cash, cash equivalents and other short term liquid investments of the Business to make dividends, distributions or other payments to any of the Seller's Affiliates.

        4.3    Access.

          (a)   The Seller shall permit the representatives of the Buyer listed on Schedule 4.3 to this Agreement to have access (at reasonable times, on reasonable prior written notice and in a manner so as not to interfere with the normal business operations of the Business) to the premises, properties, financial and accounting records, contracts, and other records and documents, of or pertaining to the Business. Notwithstanding the foregoing, the Seller shall not be obligated (i) to provide any information, documents or access to any Person unless the Buyer is responsible, pursuant to the terms of the Confidentiality Agreement, for the use and disclosure of any information obtained by such Person from the Seller, or such Person enters into a confidentiality agreement with the Seller on terms that are substantially the same as those set forth in the Confidentiality Agreement or (ii) to provide any information, documents or access that would (A) violate the provisions of any applicable Laws (including without limitation those relating to security clearance or export controls) or any confidentiality agreement to which it is a party or (B) cause the loss of the attorney-client privilege with respect thereto. Prior to the Closing, the Buyer and its representatives shall not contact or communicate with the employees, customers and suppliers of the Seller in connection with the transactions contemplated by this Agreement, except with the prior written consent of the Seller.

          (b)   The Buyer and the Seller acknowledge and agree that the Confidentiality Agreement remains in full force and effect and that information provided by the Seller or any of its Affiliates to the Buyer pursuant to this Agreement prior to the Closing shall be treated in accordance with the Confidentiality Agreement. If this Agreement is terminated prior to the Closing, the Confidentiality Agreement shall remain in full force and effect in accordance with its terms. If the Closing occurs, the Confidentiality Agreement, insofar as it covers information relating exclusively or primarily to the Business, shall terminate effective as of the Closing, but shall remain in effect insofar as it covers other information disclosed thereunder.

          (c)   After the date hereof, the Seller shall promptly make certificates of analysis relating to the Products (or either of them) available to the Buyer as they become available to the Seller.

        4.4    No Solicitation.

          (a)   Except as set forth in this Section 4.4, until the Specified Time, the Seller shall not, and shall use all reasonable efforts to cause its Representatives not to, directly or indirectly:

              (i)  solicit, initiate or knowingly facilitate or encourage any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal;

             (ii)  enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any non-public information for the purpose of encouraging or facilitating, any Acquisition Proposal; or

            (iii)  grant any waiver or release under any standstill or similar agreement with respect to Seller's securities.

          Notwithstanding anything to the contrary set forth in this Agreement, in response to an unsolicited Acquisition Proposal that did not result from a breach of this Section 4.4, and subject to its compliance with Section 4.4(c), the Seller may (A) furnish information with respect to the Seller to any Person (and the Representatives of such Person) making an Acquisition Proposal that the Seller's board of directors determines in good faith (after consultation with outside counsel and its financial advisors) is reasonably likely to lead to a Superior Proposal, pursuant to a customary confidentiality agreement not materially less restrictive of the other party than the Confidentiality Agreement (which need not have standstill provisions), (B) engage in discussions or negotiations (including solicitation of a revised Acquisition Proposal) with such Person and its Representatives regarding any such Acquisition Proposal, and (C) amend, or grant a waiver or release under, any standstill or similar agreement with respect to any of Seller's Common Stock, subject to the Seller's board of directors having determined in good faith, after consultation with outside counsel, that failing to release such third party or waive such provisions would reasonably be expected to be inconsistent with the fiduciary duties of the Seller's board of directors under applicable Law.

          (b)   Prior to the Specified Time, the Seller's board of directors shall not:

              (i)  except as set forth in this Section 4.4, withhold, withdraw or modify, in a manner adverse to the Buyer, the approval or recommendation by the Seller's board of directors with respect to the Voting Proposal;

             (ii)  cause or permit the Seller to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement providing for the consummation of a transaction contemplated by any Acquisition Proposal (other than a confidentiality agreement referred to in Section 4.4(a) entered into in the circumstances referred to in Section 4.4(a)); or

            (iii)  except as set forth in this Section 4.4, adopt, approve or recommend any Acquisition Proposal.

          Notwithstanding anything to the contrary set forth in this Agreement, the Seller's board of directors may withhold, withdraw or modify its recommendation with respect to the Voting Proposal or approve or recommend any Superior Proposal only if the Seller's board of directors determines in good faith, after consultation with outside counsel, that failure to do so would be inconsistent with its fiduciary obligations under applicable Law.

          (c)   The Seller shall promptly advise the Buyer orally, with written confirmation to follow, of the Seller's receipt of any written Acquisition Proposal, the material terms and conditions of any such Acquisition Proposal and the identity of the Person making any such Acquisition Proposal. Subject to the fiduciary duties of the Seller's board of directors, the Seller shall keep the Buyer promptly advised of all developments that would reasonably be expected to culminate in the

  Seller's board of directors withdrawing, modifying or amending the recommendation of the Seller's board of directors in favor of the Voting Proposal or terminating this Agreement in accordance with its terms.

          (d)   Nothing contained in this Section 4.4 or elsewhere in this Agreement shall be deemed to prohibit the Seller from (i) negotiating or entering any agreement with respect to a Reverse Merger Transaction or (ii) taking and disclosing to its stockholders a position with respect to a tender offer contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act or from making any disclosure to the Seller's stockholders if, in the good faith judgment of the Seller's board of directors, after consultation with outside counsel, failure to so disclose would be inconsistent with its obligations under applicable Law.

          (e)   The Seller shall, and shall direct its Representatives to, cease immediately all discussions and negotiations that commenced prior to the date of this Agreement regarding any proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal.

        4.5    Disclosure Statement.

          (a)   As promptly as practicable, the Seller, at the Seller's expense, and in cooperation with the Buyer shall (i) prepare and file with the SEC the preliminary and definitive Disclosure Statement; (ii) respond to the comments of the SEC or its staff, if any, on the preliminary Disclosure Statement; and (iii) cause the definitive Disclosure Statement to be sent or given to its stockholders at the earliest practicable time after the resolution of any such comments. The Seller shall notify the Buyer promptly upon the receipt of any comments from the SEC or its staff or any other government officials pertaining to the transactions contemplated by this Agreement and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Disclosure Statement or for additional information and shall promptly supply the Buyer with copies of all correspondence between the Seller or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Disclosure Statement. The Seller shall use commercially reasonable efforts to cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 4.5 to comply in all material respects with all applicable requirements of Law. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Disclosure Statement, the Buyer or the Seller, as the case may be, shall promptly inform the other of such occurrence and the Seller, in cooperation with the Buyer, shall promptly transmit to the SEC or its staff or any other government officials, and/or send or give to its stockholders, such amendment or supplement. The Seller shall (A) consult with the Buyer on those portions of the Disclosure Statement pertaining to the transactions contemplated by this Agreement, (B) give the Buyer an opportunity to comment on those portions of the Disclosure Statement pertaining to the transactions contemplated by this Agreement and any amendments or supplement thereto and (C) consider in good faith the Buyer's comments with respect thereto.

          (b)   The Seller covenants that the Disclosure Statement (or any amendment thereof or supplement thereto) will: (i) as of the time the Disclosure Statement (or any amendment thereof or supplement thereto) is first sent or given to the Seller's stockholders and as of the time of the Seller Stockholders' Meeting, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that the Seller shall not be responsible for the accuracy or completeness of any information concerning the Buyer furnished by the Buyer in writing for inclusion in the Disclosure Statement); and (ii) comply as to form in all material respects with the applicable requirements of the Exchange Act and the SEC rules and regulations promulgated thereunder.

          (c)   The Buyer shall ensure that any information furnished by the Buyer to the Seller in writing for inclusion in the Disclosure Statement does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

        4.6    Stockholder Meeting.    The Seller, acting through the Seller's board of directors, shall take all actions in accordance with applicable Law, its Certificate of Incorporation and Bylaws and the rules of The NASDAQ Stock Market, as applicable, to promptly and duly call, give notice of, convene and hold as promptly as practicable the Seller Stockholders' Meeting. Subject to Section 4.4 (other than Section 4.4(d)(i)), the Seller's board of directors shall recommend adoption of the Voting Proposal by the stockholders of the Seller and include such recommendation in the Disclosure Statement, and the Seller's board of directors shall not withhold, withdraw or modify, or publicly propose or resolve to withhold, withdraw or modify in a manner adverse to the Buyer, its recommendation that the Seller's stockholders vote in favor of the Voting Proposal. Subject to Section 4.4 (other than Section 4.4(d)(i)), the Seller shall take all action that is both reasonable and lawful to solicit from its stockholders proxies in favor of the Voting Proposal and shall take all other action reasonably necessary or advisable to secure the Requisite Stockholder Approval. Notwithstanding anything to the contrary contained in this Agreement, the Seller, after consultation with the Buyer may adjourn or postpone the meeting of stockholders to the extent necessary to ensure that any required supplement or amendment to the Disclosure Statement is provided to the Seller's stockholders or, if as of the time for which the meeting of stockholders is originally scheduled (as set forth in the Disclosure Statement) there are insufficient shares of the Seller's Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting.

ARTICLE V
CONDITIONS PRECEDENT TO CLOSING

        5.1    Conditions to Obligations of the Buyer.    The obligation of the Buyer to consummate the transactions to be consummated at the Closing is subject to the satisfaction (or waiver by the Buyer) of the following conditions:

          (a)   the representations and warranties of the Seller set forth in Article II shall be true and correct as of the Closing Date as if made as of the Closing Date, except (i) for changes contemplated or permitted by this Agreement, (ii) for those representations and warranties that address matters only as of a particular date (which shall be true and correct as of such date subject to clause (iii) below), and (iii) where the failure of the representations and warranties to be true and correct would not reasonably be expected to result, in the aggregate, in a Business Material Adverse Effect (it being agreed that (x) any materiality or Business Material Adverse Effect qualification in a representation and warranty shall be disregarded in determining whether any such failure would reasonably be expected to result in a Business Material Adverse Effect for purposes of this clause (iii), and (y) this (iii) shall only be applicable with respect to the Buyer's condition to its obligation to consummate the transactions contemplated by this Agreement; it being agreed that the Seller shall be responsible to indemnify the Buyer for any breach by the Seller of any representation or warranty in accordance with Article VI following the Closing of this transaction);

          (b)   the Seller shall have performed or complied in all material respects with the agreements and covenants required to be performed or complied with by it under this Agreement as of or prior to the Closing;

          (c)   no action, suit or proceeding brought by any Governmental Entity seeking to prevent consummation of the transactions contemplated by this Agreement shall be pending and no judgment, order, decree, stipulation or injunction enjoining or preventing the consummation of the transactions contemplated by this Agreement shall be in effect;

          (d)   the Seller shall have delivered to the Buyer the Seller Certificate;

          (e)   the Voting Proposal shall have received the Requisite Stockholder Approval;

          (f)    the Seller shall have obtained all Third Party Consents and effected all Governmental Filings listed in Schedule 5.1(f)(i);

          (g)   the Buyer shall have received such other customary certificates (such as a certificates of good standing of the Seller in its jurisdictions of incorporation and certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing; and

          (h)   there shall not have occurred any Business Material Adverse Effect.

        5.2    Conditions to Obligations of the Seller.    The obligation of the Seller to consummate the transactions to be consummated at the Closing is subject to the satisfaction (or waiver by the Seller) of the following conditions:

          (a)   the representations and warranties of the Buyer set forth in Article III shall be true and correct as of the Closing Date as if made as of the Closing Date, except (i) for changes contemplated or permitted by this Agreement, (ii) for those representations and warranties that address matters only as of a particular date (which shall be true and correct as of such date subject to clause (iii) below), and (iii) where the failure of the representations and warranties to be true and correct would not reasonably be expected to result, in the aggregate, in a Buyer Material Adverse Effect (it being agreed that (x) any materiality or Buyer Material Adverse Effect qualification in a representation and warranty shall be disregarded in determining whether any such failure would reasonably be expected to result in a Buyer Material Adverse Effect for purposes of this clause (iii), and (y) this (iii) shall only be applicable with respect to the Seller's condition to its obligation to consummate the transactions contemplated by this Agreement; it being agreed that the Buyer shall be responsible to indemnify the Seller for any breach by the Buyer of any representation or warranty in accordance with Article VI following the Closing of this transaction);

          (b)   the Buyer shall have performed or complied in all material respects with its agreements and covenants required to be performed or complied with by it under this Agreement as of or prior to the Closing;

          (c)   no action, suit or proceeding brought by any Governmental Entity seeking to prevent consummation of the transactions contemplated by this Agreement shall be pending and no judgment, order, decree, stipulation or injunction enjoining or preventing consummation of the transactions contemplated by this Agreement shall be in effect;

          (d)   the Buyer shall have delivered to the Seller the Buyer Certificate;

          (e)   the Voting Proposal shall have received the Requisite Stockholder Approval, provided that the Seller is in compliance in all material respects with Sections 4.4, 4.5 and 4.6;

          (f)    the Seller shall have obtained all Third Party Consents and effected all Governmental Filings listed in Schedule 5.1(f)(i);

          (g)   the Seller shall have received such other customary certificates (such as a certificate of good standing of the Buyer in its jurisdiction of incorporation and certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing; and

          (h)   there shall not have occurred a Buyer Material Adverse Effect.

ARTICLE VI
INDEMNIFICATION

        6.1    Indemnification by the Seller.    Subject to the terms and conditions of this Article VI, from and after the Closing, the Seller shall indemnify the Buyer, its Affiliates and its and their Representatives, successors and assigns, from and in respect of, and hold the Buyer, its Affiliates, and its and their Representatives, successors and assigns, harmless against, all Losses incurred in connection with or suffered by the Buyer, any Affiliate thereof or its or their Representatives, successors and assigns resulting from or constituting:

          (a)   any breach by the Seller of any representation or warranty made by the Seller in this Agreement or any Ancillary Agreement, or any of the representations and warranties made by the Seller in this Agreement or any Ancillary Agreement not being true and correct on the Closing Date except for those representations and warranties that address matters as of a particular date (which shall be true and correct as of such date) treating for these purposes as if the Seller had made its representations and warranties also on the Closing Date);

          (b)   any failure by the Seller to perform any covenant or agreement contained in this Agreement or any Ancillary Agreement; and/or

          (c)   any Excluded Liabilities.

        6.2    Indemnification by the Buyer.    Subject to the terms and conditions of this Article VI, from and after the Closing, the Buyer shall indemnify the Seller, its Affiliates and its and their Representatives, successors and assigns from and in respect of, and hold the Seller, its Affiliates and its and their Representatives, successors and assigns, harmless against, any and all Losses incurred in connection with or suffered by the Seller, any Affiliate thereof or its or their Representatives, successors and assigns resulting from or constituting:

          (a)   any breach by the Buyer of any representation or warranty made by the Buyer in this Agreement or in any Ancillary Agreement, or any of the representations and warranties made by the Buyer in this Agreement or in any Ancillary Agreement not being true and correct on the Closing Date except for those representations and warranties that address matters as of a particular date (which shall be true and correct as of such date) treating for these purposes as if the Buyer had made its representations and warranties also on the Closing Date;

          (b)   any failure by the Buyer to perform any covenant or agreement contained in this Agreement or any Ancillary Agreement; and/or

          (c)   any Assumed Liabilities.

        6.3    Claims for Indemnification.

          (a)    Third-Party Claims.    All claims for indemnification made under this Agreement resulting from, related to or arising out of a third-party claim against an Indemnified Party shall be made in accordance with the following procedures. An Indemnified Party shall give a prompt written notification to the Indemnifying Party of the commencement of any action, suit or proceeding relating to a third-party claim for which indemnification may be sought or, if earlier, upon the assertion of any such claim by a third party. Such notification shall include a description in reasonable detail (to the extent known by the Indemnified Party) of the facts constituting the basis for such third-party claim and the amount of the Losses claimed. Notwithstanding the foregoing, any failure of the Indemnified Party to provide written notification of a claim to the Indemnifying Party in a timely manner will not relieve the Indemnifying Party from any of its obligations under this Article VI, except to the extent that the ability of the Indemnifying Party to defend such claim is materially prejudiced by the Indemnified Party's failure to give such notification of a claim.

  Within thirty (30) days (or such shorter period as required by Law to timely respond to such action) after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, subject to the Indemnifying Party acknowledging in writing its obligation to indemnify the Indemnified Party hereunder, assume control of the defense of such action, suit, proceeding or claim with counsel reasonably satisfactory to the Indemnified Party. If the Indemnifying Party does not assume control of such defense, fails to demonstrate to the Indemnified Party adequate resources to undertake the defense of any such potential Liability or otherwise fails to acknowledge its obligation to indemnify, the Indemnified Party may control such defense at the Indemnifying Party's cost and expense. The Party not controlling such defense may participate therein at its own expense; provided that if the Indemnifying Party has the right to and assumes control of such defense and the Indemnified Party reasonably concludes, based on advice from counsel, that the Indemnifying Party and the Indemnified Party have conflicting interests with respect to such action, suit, proceeding or claim, the reasonable fees and expenses of counsel to the Indemnified Party solely in connection therewith shall be considered "Losses" for purposes of this Agreement; provided, however, that in no event shall the Indemnifying Party be responsible for the fees and expenses of more than one counsel involved in the matter at the same time for all Indemnified Parties. The Party controlling such defense shall keep the other Party advised of the status of such action, suit, proceeding or claim and the defense thereof and shall consider recommendations made by the other Party with respect thereto. The Indemnified Party shall not agree to any settlement of such action, suit, proceeding or claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed. The Indemnifying Party shall not agree to any settlement of such action, suit, proceeding or claim that does not include a complete release of the Indemnified Party from all Liability with respect thereto or that imposes any Liability or obligation on the Indemnified Party without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, conditioned or delayed if such settlement includes only the payment of money damages (which are fully paid by the Indemnifying Party).

          (b)    Procedure for Claims.    An Indemnified Party wishing to assert a claim for indemnification under this Article VI, which does not constitute a third-party claim, shall deliver to the Indemnifying Party a Claim Notice. Within thirty (30) days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response in which the Indemnifying Party shall: (I) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case such response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount, by check or by wire transfer), (II) agree that the Indemnified Party is entitled to receive the Agreed Amount (in which case such response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount, by check or by wire transfer), or (III) contest that the Indemnified Party is entitled to receive any of the Claimed Amount. If the Indemnifying Party in such response contests the payment of all or part of the Claimed Amount, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve such dispute. If such dispute is not resolved within thirty (30) days following the delivery by the Indemnifying Party of such response, the Indemnifying Party and the Indemnified Party shall each have the right to submit such dispute to a court of competent jurisdiction in accordance with the provisions of Section 11.12.

        6.4    Survival.

          (a)   All representations, warranties, covenants, indemnities and other agreements made by any Party to this Agreement and in any Ancillary Agreement will be deemed made on and as of the Closing as though such representations, warranties, covenants, indemnities and other agreements were made on and as of such dates and all representations, warranties, covenants, indemnities and other agreements will remain in full force and effect and survive the Closing, subject to the provisions of this Section 6.4. The representations and warranties of the Parties are bargained for assurances. The representations and warranties of the Seller and the Buyer set forth in this Agreement, the Seller Certificate and the Buyer Certificate shall survive for a period of eighteen (18) months after the Closing Date; provided, however, that: (i) the representations and warranties of the Seller set forth in Sections 2.1(a), 2.3, 2.9(b), and 2.10(a) shall survive indefinitely (such sections are referred to individually and collectively as the "Seller Carve Outs"); and (ii) the representations and warranties of the Buyer set forth in Sections 3.1 and 3.2 shall survive indefinitely ("Buyer Carve Outs"). Each of the covenants set forth in this Agreement or in any Ancillary Agreement, and the indemnification obligations of the Parties with respect thereto, shall survive the Closing indefinitely. To the extent that there is an overlap in the scope of a representation or warranty subject to a Seller Carve Out and another representation or warranty of the Seller, the representation or warranty subject to the Seller Carve Out shall survive indefinitely notwithstanding such overlap.

          (b)   Notwithstanding the foregoing, any representation or warranty, and the indemnification obligations with respect thereto, that would otherwise terminate in accordance with Section 6.4(a) shall, if notice of a claim shall have been timely given under this Article VI on or prior to such termination date, continue to survive solely with respect to such claim, until such claim has been satisfied or otherwise resolved as provided in this Article VI.

        6.5    Limitations.

          (a)   Notwithstanding anything to the contrary contained in this Agreement, the following limitations shall apply only to indemnification claims under Sections 6.1(a) or 6.2(a) of this Agreement subject to Section 6.5(e):

              (i)  the aggregate Liability of the Seller shall not exceed an amount equal to fifteen percent (15%) of the Purchase Price;

             (ii)  the aggregate Liability of the Buyer shall not exceed an amount equal to fifteen percent (15%) of the Purchase Price;

            (iii)  the Seller shall not be obligated to make any indemnification payment under Section 6.1(a) unless the aggregate Losses claimed by the Buyer hereunder with respect to all Losses under Section 6.1(a) exceed three quarters of one percent (.75%) of the Purchase Price (the "Basket"), at which point the Seller shall become liable for the aggregate Losses under Section 6.1(a) in excess of the Basket; it being understood that for the purpose of determining the amount of any Losses (but not the existence of any breach of any representation or warranty) any qualification in any representation or warranty with regard to, "materiality" or "Business Material Adverse Effect" shall be disregarded; and

            (iv)  the Buyer shall not be obligated to make any indemnification payment under Section 6.2(a) unless the aggregate Losses claimed by the Seller hereunder with respect to all Losses under Section 6.2(a) exceed the Basket, at which point the Buyer shall become liable for the aggregate Losses under Section 6.2(a) in excess of the Basket; it being understood that for the purpose of determining the amount of any Losses (but not the existence of any breach of any representation or warranty) any qualification in any representation or warranty with regard to "materiality" or "Buyer Material Adverse Effect" shall be disregarded.

          (b)   In no event shall any Indemnifying Party be responsible or liable for any Losses or other amounts under this Article VI that are consequential, in the nature of lost profits, diminution in the value of property, special or punitive or otherwise not actual damages, except the foregoing shall not apply to any Losses relating to: (i) any third-party claims, including, without limitation, any Loss by a Party constituting a third party claim; or (ii) title to or claims against the Acquired

  Assets including, without limitation, any infringement of, or invalidity or unenforceability of, any rights, interests or privileges regarding the Designated Intellectual Property.

          (c)   The amount of Losses recoverable by an Indemnified Party under this Article VI with respect to an indemnity claim shall be reduced by (i) the amount of any payment received by such Indemnified Party (or an Affiliate thereof), with respect to the Losses to which such indemnity claim relates, from an insurance carrier, and (ii) the amount of any Tax benefit realized by such Indemnified Party (or an Affiliate thereof) which is attributable to the Losses to which such indemnity claim relates (calculated by comparing the Tax liabilities of the Indemnified Party with and without such tax benefit and giving credit hereunder for a reduction in the indemnification payments due to the extent that the Indemnified Party's Tax liability is shown by such comparison to be reduced by inclusion of the tax benefit). An Indemnified Party shall use reasonable commercial efforts to pursue, and to cause its Affiliates to pursue, all insurance claims and Tax benefits to which it may be entitled in connection with any Losses it incurs, and the Parties shall cooperate with each other in pursuing insurance claims with respect to any Losses or any indemnification obligations with respect to Losses. If an Indemnified Party (or an Affiliate) receives any insurance payment in connection with any claim for Losses for which it has already received an indemnification payment from the Indemnifying Party, it shall pay to the Indemnifying Party, within 30 days of receiving such insurance payment, an amount equal to the excess of (A) the amount previously received by the Indemnified Party under this Article VI with respect to such claim plus the amount of the insurance payments received, over (B) the amount of Losses with respect to such claim which the Indemnified Party has become entitled to receive under this Article VI.

          (d)   Except with respect to claims for fraud, intentional misrepresentation or equitable relief, including specific performance, with respect to breaches of any covenant or agreement contained in this Agreement or the Ancillary Agreements, the rights of the Indemnified Parties under this Article VI shall be the sole and exclusive remedies of the Indemnified Parties and their respective Affiliates with respect to claims relating to this Agreement. Without limiting the generality of the foregoing, in no event shall any Party, its successors or permitted assigns be entitled to claim or seek rescission of the transactions consummated by this Agreement.

          (e)   Notwithstanding anything to the contrary, the indemnification obligations arising from the Seller Carve Outs and the Buyer Carve Outs shall not be subject to the limitation on indemnification claims provided in Section 6.5(a).

          (f)    In no event shall the Buyer have a claim for indemnification for a Loss caused by the breach of Section 2.18(b) or Section 2.18(c) of this Agreement, to the extent the amount of such Loss is included as a deduction in the calculation of the Actual Closing Date Inventory Amount or as a reduction in the amount of the Accounts Receivable included in determining the Final Net A/R.

        6.6    Treatment of Indemnity Payments.    Any indemnity payment under this Agreement will be treated as an adjustment to the price paid by the Buyer for the Acquired Assets and Assumed Liabilities for Tax purposes, unless a "Final Determination" with respect to the Indemnified Party or any of its affiliates causes any such payment not to be treated as an adjustment to such price for federal income tax purposes. For purposes of this Agreement, "Final Determination" means: (i) with respect to federal income Taxes, a "determination" as defined in Section 1313(a) of the Code or execution of an IRS Form 870-AD, and (ii) with respect to Taxes other than federal income taxes, any final determination of Liability in respect of a tax that, under applicable Law, is not subject to further appeal, review or modification through proceedings or otherwise (including the expiration of a statute of limitations or a period for the filing of claims for refunds, amended returns or appeals from adverse determinations).

ARTICLE VII
TAX MATTERS

        7.1    Allocation and Payment of Certain Taxes; Preparation and Filing of Tax Returns.

          (a)   The Buyer and Seller shall each be responsible for the payment of one-half (1/2) any transfer, sales, use, stamp, conveyance, value added, recording, registration, documentary, filing and other non-income Taxes and administrative fees (including, without limitation, notary fees) arising in connection with the consummation of the transactions contemplated by this Agreement.

          (b)   The Buyer and the Seller agree that if the Seller is permitted but not required under applicable foreign, state or local Tax Laws to treat the Closing Date as the last day of a taxable period, the Buyer and the Seller shall treat such day as the last day of a taxable period.

        7.2    Cooperation on Tax Matters.    The Buyer and the Seller and their respective Affiliates shall cooperate in the preparation of all Tax Returns for any Tax periods for which one Party could reasonably require the assistance of the other Party in obtaining any necessary information. Such cooperation shall include, but not be limited to, furnishing prior years' Tax Returns or return preparation packages to the extent related to the Business illustrating previous reporting practices or containing historical information relevant to the preparation of such Tax Returns, and furnishing such other information within such Party's possession requested by the Party filing such Tax Returns as is relevant to their preparation. Such cooperation and information also shall include without limitation provision of powers of attorney for the purpose of signing Tax Returns and defending audits and promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any Taxing Authority which relate to the Business, and providing copies of all relevant Tax Returns to the extent related to the Business, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by any Taxing Authority and records concerning the ownership and Tax basis of property, which the requested Party may possess. The Buyer and the Seller and their respective Affiliates shall make their respective employees and facilities available on a mutually convenient basis to explain any documents or information provided hereunder.

ARTICLE VIII
TERMINATION

        8.1    Termination of Agreement.    The Parties may terminate this Agreement prior to the Closing as provided below:

          (a)   The Parties may terminate this Agreement by mutual written consent.

          (b)   The Buyer may terminate this Agreement:

              (i)  by giving written notice to the Seller in the event the Seller is in material breach, and such breach, individually or in combination with any other such breach, (A) would cause the conditions set forth in Section 5.1(a) or Section 5.1(b) not to be satisfied and (B) it is not cured upon the earlier of (x) the Closing and (y) within 30 days following delivery by the Buyer to the Seller of written notice of such breach (it being understood that a breach of any representation or warranty is not considered cured by the delivery of an updated disclosure); or

             (ii)  by giving written notice to the Seller if the Closing shall not have occurred on or before February 15, 2009 (the "Outside Date") by reason of the failure of any condition precedent under Section 5.1 (unless the failure results exclusively or primarily from a breach by the Buyer of any representation, warranty, covenant or agreement contained in this Agreement); or

            (iii)  if: (A) the Seller's Board of Directors shall have failed to recommend approval of the Voting Proposal in the Disclosure Statement or shall have withdrawn, modified or amended its recommendation of the Voting Proposal in a manner adverse to the Buyer; (B) the Seller's board of directors shall have authorized, approved, endorsed, recommended or submitted to the stockholders of the Seller an Acquisition Proposal (other than the transaction contemplated by this Agreement); (C) the Seller shall have failed to call the Seller Stockholders' Meeting in accordance with Section 4.6 or shall have failed to deliver the Disclosure Statement in accordance with Section 4.5 such that the Seller Stockholders' Meeting cannot be held at least two (2) Business Days prior to the Outside Date; or (D) a tender offer or exchange offer for outstanding shares of the Seller's Common Stock shall have been commenced (other than by the Buyer or an Affiliate of the Buyer) and the Seller's board of directors recommends that the stockholders of the Seller tender their shares in such tender or exchange offer or, within 10 business days after the commencement of such tender or exchange offer, the Seller's board of directors fails to recommend against acceptance of such offer.

          (c)   The Seller may terminate this Agreement:

              (i)  by giving written notice to the Buyer in the event the Buyer is in breach of any representation, warranty, covenant or agreement contained in this Agreement, and such breach, individually or in combination with any other such breach, (A) would cause the conditions set forth in Section 5.2(a) or Section 5.2(b) not to be satisfied and (B) it is not cured upon the earlier of (x) the Closing, and (y) following delivery by the Seller to the Buyer of written notice of such breach (it being understood that a breach of any representation or warranty is not considered cured by the delivery of an updated disclosure); or

             (ii)  by giving written notice to the Buyer if the Closing shall not have occurred on or before the Outside Date by reason of the failure of any condition precedent under Section 5.2 (unless the failure results exclusively or primarily from a breach by the Seller of any representation, warranty, covenant or agreement contained in this Agreement); or

            (iii)  if the Seller's board of directors, pursuant to and in compliance with Section 4.4, shall have approved or recommended to the stockholders of the Seller any Superior Proposal.

          (d)   The Buyer or the Seller may terminate the Agreement if a Governmental Entity of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by the Agreement.

          (e)   The Buyer may terminate this Agreement if the Required Stockholder Consent shall not have been obtained at the Seller's Stockholders' Meeting, or the Seller may terminate this Agreement if the Seller is in compliance in all material respects with Sections 4.4, 4.5 and 4.6 of this Agreement and the Required Stockholder Consent shall not have been obtained at the Seller's Stockholders' Meeting.

        8.2    Effect of Termination.    If either Party terminates this Agreement pursuant to Section 8.1, all obligations of the Parties hereunder shall terminate without any Liability of either Party to the other Party. Notwithstanding the foregoing: (a) termination of this Agreement shall not relieve either Party for any breach by such Party, prior to the termination of this Agreement, of any covenant or agreement contained in this Agreement or impair the right of either Party to obtain such remedies as may be available to it in Law or equity with respect to such a breach by such other Party; (b) Sections 4.3(b), Section 8.3 and Article XI shall survive any termination of this Agreement; and (c) if the Buyer terminates this Agreement under Section 8.1(b)(i) because of a failure of the conditions set forth in 5.1(a) or the Seller terminates this Agreement under Section 8.1(c)(i) because of a failure of the conditions set forth in 5.2(a), the Party so terminating this Agreement shall be entitled to be paid by the breaching Party the terminating Party's Transaction Expenses, not in excess of $500,000.

        8.3    Fees.

          (a)   Except as provided in Article VI, Sections 7.1(a), 8.2 and this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fees and expenses, whether or not the transaction contemplated hereby is consummated.

          (b)   The Seller shall pay the Buyer a termination fee of 3.5% of the Purchase Price in the event of the termination of this Agreement pursuant to Section 8.1(b)(iii), or 8.1(c)(iii).

          (c)   The Seller shall also pay the Buyer a termination fee of 3.5% of the Purchase Price in the event of the termination of this Agreement pursuant to Section 8.1(e) so long as (i) before the date of such termination (but on or after the date of this Agreement), a bona fide Acquisition Proposal shall have been publicly announced, or disclosed to any member of the Seller's Board of Directors, and not withdrawn and (ii) within twelve (12) months after the date of termination, the Seller shall have consummated any Acquisition Proposal or entered into an agreement providing for any Acquisition Proposal (which Acquisition Proposal is subsequently consummated, whether within or without such twelve (12) month period); provided that for purposes of this Section 8.3(c), "50%" shall be substituted for "20%" in the definition of Acquisition Proposal in each case in which it appears.

          (d)   The Seller shall pay to the Buyer an amount equal to the Buyer's Transaction Expenses, not in excess of $500,000, in the event of a termination of this Agreement pursuant to Section 8.1(e), Section 8.1(b)(ii) due to a failure of the condition in Section 5.1(e) or Section 8.1(c)(ii) due to a failure of the condition in Section 5.2(e), except if a termination fee is payable and paid by the Seller under Section 8.3(c).

          (e)   Any fee due under Section 8.3(b) or (d) shall be paid to the Buyer by wire transfer of same-day funds on the date of termination of this Agreement, as a condition to the termination of this Agreement pursuant to Section 8.1, and shall constitute the sole and exclusive remedy of the Parties in connection with any termination of this Agreement pursuant to the sections for which such fees are payable, except as otherwise provided herein.

          (f)    Any fee due under Section 8.3(c) shall be paid to the Buyer by wire transfer of same-day funds within two (2) Business Days after the date of the consummation of such Acquisition Proposal and shall constitute the sole and exclusive remedy of the Parties in connection with a termination of this Agreement pursuant to the section for which such fee is payable, except as otherwise provided herein.

          (g)   The Parties acknowledge that the representations and warranties contained in Article II and the agreement contained in this Section 8.3 are integral parts of the transactions contemplated by this Agreement, and that, without this agreement, the Buyer would not enter into this Agreement. Payment of the fees described in this Section 8.3 shall not be in lieu of damages incurred in the event of a breach of this Agreement described in clause (a) of Section 8.2, but otherwise shall constitute the sole and exclusive remedy of the Parties in connection with any termination of this Agreement pursuant to such sections for which such fees are payable.

ARTICLE IX
OTHER POST-CLOSING COVENANTS

        9.1    Access to Information; Record Retention; Cooperation.

          (a)   Access to Information.    Subject to compliance with contractual obligations and applicable Laws regarding classified information and security clearance, following the Closing, each Party shall afford to each other Party and to such Party's authorized accountants, counsel and other designated representatives during normal business hours in a manner so as to not unreasonably interfere with the conduct of business (i) reasonable access and duplicating rights to all Information within the possession or control of such Party and (ii) reasonable access to the personnel of such Party; provided that the requesting Party executes a confidentiality agreement reasonably acceptable to the Party whose Information is being requested. Requests may be made under this Section 9.1(a) for financial reporting and accounting matters, preparing financial statements, preparing, reviewing and analyzing the Closing Statement, resolving any differences between the Parties with respect to the Closing Statement, preparing and filing of any Tax Returns, prosecuting any claims for refund, defending any Tax claims or assessment, preparing securities Law or securities exchange filings, prosecuting, defending or settling any litigation, Environmental Matter or insurance claim, performing obligations under this Agreement and the Ancillary Agreements, and all other proper business purposes.

          (b)   Preparation of the Seller Financial Statements.    Without limitation of the provisions of Section 9.1(a), following the Closing, the Buyer shall provide to the Seller all information relating to the Business reasonably required for the Seller to prepare the financial statements of the Seller. In connection with the preparation of such financial statements, the Buyer shall provide the Seller (and its auditors) with full access to the Business, its financial management and any accountant's work papers, and all financial books, accounts and records relating to the Business.

          (c)   Reimbursement.    A Party making Information or personnel available to another Party under Section 9.1 shall be entitled to receive from such other Party, upon the presentation of invoices therefor, payments for such amounts relating to supplies, disbursements and other out-of-pocket expenses, as may reasonably be incurred in making such Information or personnel available; provided, however, that no such reimbursements shall be required for the salary or cost of fringe benefits or similar expenses pertaining to employees of the providing Party.

          (d)   Retention of Records.    Except as may otherwise be required by Law or agreed to in writing by the Parties, each Party shall use reasonable commercial efforts to preserve, until six years after the Closing Date, all Information in its possession or control pertaining to the Business prior to the Closing. Notwithstanding the foregoing, in lieu of retaining any specific Information, any Party may offer in writing to the other Party or Parties to deliver such Information to the other Party or Parties, and if such offer is not accepted within 90 days, the offered Information may be disposed of at any time.

        9.2    Use of Name for Transition Period.

          (a)   Following the Closing, except as otherwise provided herein, the Buyer shall have no rights to use any Retained Marks and will not hold itself out as having any affiliations with the Seller.

          (b)   Notwithstanding the provisions of Section 9.2(a), for a period of 60 days after the Closing Date, the Buyer may:

            (i)    utilize sales promotional aids, literature and other printed material of the Business, provided such material clearly and prominently displays the following statement or a statement of similar import, the form of which shall be approved by the Seller: "[the Buyer product name], formerly a product of NitroMed, Inc.." Promptly following the Closing Date, the Buyer will implement a plan to eliminate the use of all such material within such 60 day period;

            (ii)   continue to use the Retained Marks for 60 days following the Closing Date on inventories existing on the Closing Date, provided that the products in such inventories are not modified or enhanced in any manner;

            (iii)  disclose to its customers and potential customers that it is conducting the Business as a successor to the Seller from and after the Closing Date; and

            (iv)  in connection with the marketing and/or sale of the Inventory to be purchased by the Buyer from the Seller hereunder, the Buyer may do all of the foregoing for such period of time after the Closing Date until the Buyer has sold such Inventory.

          (c)   The licenses to use the Retained Marks set forth in this Section 9.2 shall not prohibit the Seller or any of its Affiliates from using the Retained Marks (or any similar name or logo) during the term of the respective license or thereafter in any manner. The Buyer agrees that its use of the Retained Marks shall be consistent with the past practices of the Seller in connection with its business and operations and, with respect to such use, the Buyer shall adhere to substantially similar quality standards to which the Seller adhered immediately prior to the Closing.

        9.3    Use of Retained Marks in Transferred Technology.    The Seller and the Buyer will cooperate and use reasonable commercial efforts to provide to the Buyer for inclusion in its web site, as promptly as practicable following the Closing, all text, images and other content contained in all web sites relating exclusively or primarily to the Business maintained by the Seller (or their Affiliates). Subject to the provisions of Section 9.2 hereof, prior to including any such text, images or other content in its web site, the Buyer shall remove all references to the Retained Marks from any such text, images or other content. To the extent the Business utilized any internet protocol address space allocated to the Seller, such internet protocol address space shall remain the property of the Seller, and no rights or licenses are granted to the Buyer with respect thereto.

        9.4    Payment of Liabilities.    In the event that the Seller inadvertently pays or discharges, after the Closing, any Assumed Liabilities, the Buyer shall reimburse the Seller for the amount so paid or discharged within 30 days of being presented with written evidence of such payment or discharge. In the event that the Buyer inadvertently pays or discharges, after the Closing any Excluded Liabilities the Seller shall reimburse the Buyer for the amount so paid or discharged within 30 days of being presented with written evidence of such payment or discharge.

        9.5    Regulatory Matters.

          (a)   Except as provided otherwise in this Agreement, from and after the transfer by the Seller to the Buyer of each Governmental Approval pursuant to the terms hereof, the Buyer, at its cost, shall be solely responsible and liable for (i) taking all actions, paying all fees and conducting all communication with the appropriate Governmental Entity required by Law in respect of such Governmental Approval, including, without limitation, securing, maintaining, and/or amending the National Drug Code for each Product of the Business and preparing and filing all reports (including adverse drug experience reports) with the appropriate Governmental Entity; (ii) taking all actions and conducting all communication with third parties in respect of Products sold pursuant to such Governmental Approval (whether sold before or after transfer of such

  Governmental Approval), including, without limitation, responding to all complaints in respect thereof, including complaints related to tampering or contamination; and (iii) investigating all complaints and adverse drug experiences in respect of Products sold pursuant to such Governmental Approval (whether sold before or after transfer of such Governmental Approval).

          (b)   Except as otherwise provided in this Agreement (i) from and after the transfer by the Seller to the Buyer of each Governmental Approval pursuant to the terms hereof, the Seller shall promptly notify the Buyer if the Seller receives a complaint or a report of an adverse drug experience in respect of a Product sold pursuant to such Governmental Approval, and (ii) for six (6) months after the transfer by the Seller to the Buyer of the Governmental Approvals pursuant to the terms thereof, the Seller shall cooperate with the Buyer's reasonable requests and use commercially reasonable efforts to assist the Buyer in connection with the investigation of and response to any complaint or adverse drug experience related to a Product manufactured and released by or on behalf of the Seller.

          (c)   From and after the transfer by the Seller to the Buyer of each Governmental Approval pursuant to the terms hereof, the Buyer shall control and be responsible for conducting all voluntary and involuntary recalls, Product withdrawals and field alerts of units of Products sold pursuant to such Governmental Approval (whether sold before or after transfer of such Governmental Approval), including recalls, Product withdrawals and field alerts required by any Governmental Entity of units of Products manufactured or released by or on behalf of the Seller. The Seller promptly shall notify the Buyer in the event that a recall, Product withdrawal or field alert of any units of Product manufactured and released by or on behalf of the Seller is requested by any Governmental Entity. The Buyer shall consult with the Seller with respect to the necessity and procedures for any recall, Product withdrawal or field alert for which the Buyer is entitled to indemnification under Section 6.1(c).

        9.6    Product Returns.    The Seller shall make an adequate accrual on its Closing Date balance sheet for anticipated returns of the Product sold prior to the Closing Date in accordance with GAAP, consistently applied. Each Party shall destroy Product returned to it in accordance with applicable Laws. Documentation of any such destruction by the Seller shall be promptly provided to the Buyer.

        9.7    Rebates, Discounts, Chargebacks and Government Purchases.    For the period ending on the Closing Date, the Seller will be responsible for filing with appropriate state and federal agencies all information required by Section 4401 of the Omnibus Budget Reconciliation Act of 1990 (Public Law 101-508) (the "Applicable Medicaid Law") and the Laws of individual states for Products of the Business bearing the Seller's National Drug Codes ("NDCs"). From and after the Closing Date, the Buyer shall be solely responsible for and expressly assumes the Seller's entire liability for such requirements and for paying any and all rebates or chargebacks that have accrued or thereafter accrue and relate to the Products to the extent included in the amount of the Trade Liabilities assumed by the Buyer in accordance with this Agreement. The Buyer shall promptly remit to the Seller complete copies of all such filings for no less than four calendar quarters after the latest expiration date of any Product of the Business distributed by the Seller prior to the Closing Date. If the Buyer enters into an agreement with the Centers for Medicare and Medicaid Services or state authorities, the Buyer will bear the same responsibility for Products of the Business sold by the Buyer. The Buyer shall not later than 60 days after the Closing Date establish appropriate contractual arrangements for selling the Products to the U.S. Government, including without limitation the U.S. Department of Veterans Affairs, and if applicable, pursuant to the 340B Drug Pricing Program and Veterans Health Care Act of 1992.

        9.8    Products Liability Insurance.    The Seller shall maintain its current products liability Insurance Policy for the Products (and fully pay the related premiums) for a period of at least two

(2) years commencing immediately upon the Closing Date. The Seller shall promptly deliver to the Buyer after the Closing Date evidence reasonably satisfactory to the Buyer of the foregoing.

        9.9    Collection of Accounts Receivable.    The Seller agrees that it shall forward promptly to the Buyer any monies, checks or instruments received by the Seller after the Closing with respect to the Accounts Receivable purchased by the Buyer from the Seller pursuant to this Agreement. The Seller hereby authorizes the Buyer to endorse and cash any checks or instruments payable or endorsed to the Seller or its order which are received by the Buyer and which relate to accounts receivable purchased by the Buyer from the Seller.

        9.10    Restrictive Covenant.

          (a)   The Seller will not, for a period of three (3) years after the Closing Date, except with the express prior written consent of the Buyer, in any capacity (including, but not limited to, owner, partner, member, shareholder, consultant, independent contractor, financier, agent, employee, officer, manager, director or otherwise), directly or indirectly, in any geographic area in which the Seller (or any subsidiary thereof) presently conducts or plans to conduct business, for its own account or for the benefit of any Person: (i) sell, manufacture, market or promote any Generic Competitive Product or (ii) establish, engage in or be connected with any business which sells, manufactures, markets or promotes any Generic Competitive Product.

          (b)   The provisions of this Section 9.10 are independent of any other provisions and the Parties acknowledge that a breach of any other provisions of this Agreement or any other actionable conduct by the Buyer (or any Affiliate thereof), or any defense, set-off or counterclaim by the Seller or any other related rights of the Seller against the Buyer (or any Affiliate thereof), will have no effect on any or all of the terms and provisions of this Section 9.10 and its enforceability and validity. If any covenant or agreement herein is held to be unenforceable because of the area covered, the duration thereof, or the scope thereof, then the court making such determination shall have the power to reduce the area and/or duration and/or limit the scope thereof, and the covenant or agreement shall then be enforceable in its reduced form.

        9.11    Transition Services.    At the request of the Buyer made from time to time, after the Closing, the Seller shall provide such transition services as the Buyer may reasonably request to assist in the transfer of the operation of the Business to the Buyer. Such services shall be limited to those services that the Seller provided to the Business prior to the Closing that were not included among the Acquired Assets. To the extent the Seller provides such services to the Buyer upon the Buyer's request, the Buyer shall promptly reimburse the Seller for the Seller's reasonable, documented out of pocket expenses incurred in the provision of such services.

ARTICLE X
DEFINITIONS

        For purposes of this Agreement, each of the following terms shall have the meaning set forth below.

        "Accounts Receivable" means the accounts receivable of the Seller arising in the ordinary course of Business from the sale of the Products.

        "Actual Closing Date Inventory Amount" shall have the meaning as defined in Section 1.2(d)(i).

        "Actual Closing Date Inventory Report" shall have the meaning as defined in Section 1.2(d)(i).

        "Acquired Assets" shall mean all assets, properties and rights of the Seller of every kind, nature, character and description, tangible and intangible, real, personal or mixed, wherever located, existing as of the Closing which are utilized or held for use exclusively or primarily by the Seller in connection with the Business, including, without limitation, any assets or properties that are disclosed in any Schedule to Section 1.1(a).

        "Acquisition Proposal" shall mean (i) any proposal or offer for a merger, consolidation, dissolution, sale of substantial assets (other than Excluded Assets) outside the ordinary course of business, tender offer, recapitalization, share exchange or other business combination involving the Seller, taken as a whole, (ii) any proposal for the issuance by the Seller of over 20% of its equity securities or (iii) any proposal or offer to acquire in any manner, directly or indirectly, over 20% of the equity securities or consolidated total assets of the Seller, in each case other than (1) the transactions contemplated by this Agreement or (2) a Reverse Merger Transaction.

        "Affiliate" shall have the meaning assigned to it in Rule 12b-2 under the Exchange Act.

        "Agreed Amount" shall mean part, but not all, of the Claimed Amount that the Parties mutually agree to accept in satisfaction for the Claimed Amount.

        "Agreement" shall have the meaning set forth in the Preliminary Statement of this Agreement.

        "Ancillary Agreements" shall mean the agreements and instruments referred to in clauses (iii) through (viii) in Section 1.3(b) of this Agreement.

        "API" shall mean, Hydralazine HydroChloride and Isosorbide Dinitrate, the two active pharmaceutical ingredients applicable to one or more of the Products.

        "Applicable Medicaid Law" shall have the meaning as defined in Section 9.7.

        "Assigned Contracts" shall mean the rights under all contracts or agreements listed as Acquired Assets.

        "Assumed Liabilities" shall mean all Liabilities of the Seller to the extent related to the Business or the Acquired Assets, excluding: (i) the Excluded Liabilities and (ii) any Liabilities or Losses for which the Seller is obligated to indemnify the Buyer in accordance with and subject to the conditions of Article VI.

        "Balance Sheet Date" shall mean the consolidated statement of operations for the 6-month period ended June 30, 2008.

        "Basket" shall have the meaning as defined in Section 6.5 (a)(iii).

        "Business" shall mean the Seller's BiDil and BiDil XR drug business, including, without limitation, all manufacturing, commercialization and promotional efforts related thereto.

        "Business Day" shall mean any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions located in New York, New York are permitted or required by Law, executive order or governmental decree to remain closed.

        "Business Material Adverse Effect" shall mean any change, effect or circumstance that (a) is materially adverse to the business, financial condition or results of operations of the Business as a whole (other than changes, effects or circumstances that are the result of economic factors affecting the economy as a whole or that are the result of factors generally affecting the industry or markets in which the Business competes), or (b) materially impairs the Acquired Assets (as a whole) or the ability of the Seller to consummate the transactions contemplated by this Agreement; provided, however, that none of the following shall constitute, or shall be considered in determining whether there has occurred a "Business Material Adverse Effect":

          (i)    any adverse change, effect or circumstance (A) arising out of or resulting from actions contemplated by the Parties in connection with this Agreement, or (B) that is attributable to the announcement or performance of this Agreement or the transactions contemplated by this Agreement;

          (ii)   changes in Law or generally accepted accounting principles or the interpretation thereof, in each case which do not disproportionately affect the Buyer, as compared to others in the industry;

          (iii)  any action taken pursuant to or in accordance with this Agreement or at the request of the Buyer;

          (iv)  any fees or expenses incurred in connection with the transactions contemplated by this Agreement;

          (v)   any failure by the Seller to meet any published securities analyst estimates or revenues or earnings for any period ending on or after the date of this Agreement and prior to the Closing;

          (vi)  any loss of customers resulting from the announcement of the transactions contemplated by this Agreement unless such loss is caused by a breach or default by the Seller under this Agreement;

          (vii) any stockholder litigation arising from or relating to the transactions contemplated by this Agreement; and

          (viii)  a decline in the price of the Seller's Common Stock.

        "Business Properties" shall mean all material real property leased or subleased to the Seller.

        "Buyer" shall have the meaning set forth in the first paragraph of this Agreement.

        "Buyer Carve Outs" shall have the meaning as defined in Section 6.4.

        "Buyer Certificate" shall mean a certificate to the effect that each of the conditions specified in clauses (a) through (c) (insofar as clause (c) relates to an action, suit or proceeding involving, or a judgment, order, decree, stipulation or injection against, the Buyer) of Section 5.2 is satisfied.

        "Buyer Material Adverse Effect" shall mean a material adverse effect on the ability of the Buyer to consummate the transactions contemplated by this Agreement.

        "Buyer's Net A/R Certificate" shall have the meaning as defined in Section 1.2(e)(ii).

        "Claim Notice" shall mean a written notice which contains (i) a description and the Claimed Amount of any Losses incurred by a Party, (ii) a statement that the Party is entitled to indemnification under Article VI and a reasonable explanation of the basis therefor, and (iii) a demand for payment in the amount of such Losses.

        "Claimed Amount" shall mean the amount of any Losses claimed by the Party.

        "Closing" shall mean the closing of the transactions contemplated by this Agreement.

        "Closing Date" shall mean two (2) Business Days after the first date on which the conditions to the obligations of the Parties to consummate the transactions contemplated hereby (excluding the delivery of any documents to be delivered at the Closing by any of the Parties, it being understood that the occurrence of the Closing shall remain subject to the delivery of such documents) have been satisfied or waived.

        "Closing Date Payment" shall have the meaning as defined in Section 1.2(a).

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Cohn Agreement" shall mean that certain Collaboration and License Agreement dated January 22, 1999 by and between the Seller and Professor Jay N. Cohn, as amended, revised and/or supplemented, together with any other agreement or instrument between or among the Seller and Professor Jay N. Cohn or affiliate thereof.

        "Confidentiality Agreement" shall mean the confidentiality letter agreement dated March 10, 2008 between the Buyer and the Seller.

        "Contract" means any written or binding oral contract, agreement, instrument, order, arrangement, commitment or understanding of any nature including sales orders, purchase orders, leases, subleases, data processing agreements, maintenance agreements, license agreements, sublicense agreements, loan agreements, promissory notes, security agreements, pledge agreements, deeds, mortgages, guaranties, indemnities, warranties, employment agreements, consulting agreements, sales representative agreements, joint venture agreements, buy-sell agreements, options or warrants.

        "Contract Right" means any right, power or remedy of any nature under any Contract including rights to receive property or services or otherwise derive benefits from the payment, satisfaction or performance of another party's Liabilities, rights to demand that another party accept property or services or take any other actions, and rights to pursue or exercise remedies or options.

        "Copyrights" shall mean (a) any rights in original works of authorship fixed in any tangible medium of expression as set forth in the United States Copyright Act, 17 U.S.C. § 101 et. seq., and any rights in mask works, registered and unregistered, as defined in 17 U.S.C. § 901, (b) all registrations and applications to register the foregoing anywhere in the world, (c) all foreign counterparts and analogous rights anywhere in the world, and (d) all rights in and to any of the foregoing.

        "Deferred Consent" shall mean an agreement to assign or transfer any contract, lease, authorization, license or permit, or any claim, right or benefit arising thereunder or resulting therefrom, if an attempted assignment or transfer thereof, without the consent of a third party thereto or of the issuing Governmental Entity, as the case may be, would constitute a breach thereof.

        "Deferred Item" shall mean the contract, lease, authorization, license or permit to which Deferred Consent relates.

        "Designated Contracts" shall mean each Contract listed in Section 2.11 of the Disclosure Schedule other than Non Assumed Designated Contracts.

        "Designated Intellectual Property" shall mean all Intangibles that are owned by the Seller, or to which Seller has acquired rights from third parties and which are exclusively or primarily related to, or are exclusively or primarily used in, or are planned to be used in the Business, including, without limitation, any Intangibles set forth in Schedule 1.1(a)(ii).

        "DGCL" shall mean the Delaware General Corporation Law.

        "Disclosure Schedule" shall mean the disclosure schedule provided by the Seller to the Buyer on the date hereof.

        "Disclosure Statement" shall mean a written proxy statement of the Seller related to the Seller Stockholders' Meeting.

        "Employee" shall mean any Person who is or was at any time an employee of the Seller or any Affiliate of the Seller and any other Person who provides services to or for the Seller or any Affiliate of the Seller under the control and direction of the Seller or such Affiliate, including, without limitation, any current or former active, retired or inactive employee, whether full time or part time, compensated or voluntary.

        "Employee Benefit Plans" means any employee benefit plan as defined in Section 3(3) of ERISA, any "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code, "welfare benefit fund" within the meaning of Section 419 of the Code, or "qualified asset account" within the meaning of Section 419A of the Code, and any other plan, program, contract, policy or arrangement for or regarding bonuses, commissions, incentive compensation, severance, vacation, deferred compensation, pensions, profit sharing, retirement, payroll savings, stock options, stock purchases, stock awards, stock ownership, phantom stock, stock appreciation rights, equity compensation, medical/dental expense payment or reimbursement, disability income or protection, sick pay, group insurance, self insurance, death benefits, employee welfare or fringe benefits of any nature, including those benefiting retirees or former employees.

        "Entity" means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

        "Environment" shall mean any surface water, ground water, drinking water supply, land surface or subsurface strata, or ambient air or any other environmental condition or circumstance regulated under any Environmental Laws.

        "Environmental Law" shall mean any Law as in effect on the Closing Date relating to the protection of the indoor or outdoor Environment or health and safety, including occupational health and safety, including, without limitation, any Law pertaining to (a) the presence, manufacture, processing, use, treatment, storage, disposal, transportation, exposure to, handling or generation of Materials of Environmental Concern; (b) air, water and noise pollution; (c) groundwater and soil contamination; or (d) the Release or threatened Release of Materials of Environmental Concern to the Environment.

        "Environmental Matters" shall mean any Liability arising under Environmental Law.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        "Estimated Net A/R" shall have the meaning as defined in Section 1.2(e)(i).

        "Estimated Net A/R Certificate" shall have the meaning as defined in Section 1.2(e)(i).

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Excluded Assets" shall mean all assets of the Seller that are not listed as Acquired Assets, including but not limited to the following:

          (a)   all cash and cash equivalents or similar investments, bank accounts, commercial paper, certificates of deposit, Treasury bills and other marketable securities;

          (b)   all rights to insurance claims, related refunds and proceeds to the extent arising from or related to the Excluded Assets and Excluded Liabilities;

          (c)   all rights which accrue or will accrue to the benefit of the Seller under this Agreement or the Ancillary Agreements;

          (d)   all rights relating to refunds, recovery or recoupment of Taxes related to the Business for periods ending on or before the Closing Date as determined under section 7.1(c);

          (e)   all actions, claims, causes of action, rights of recovery, choses in action and rights of setoff of any kind arising before, on or after the Closing relating to the items set forth above or to any Excluded Liabilities; provided however, in no event shall one of the foregoing constitute an Excluded Asset if such actions, claims, causes of action, rights of recovery, choses in action and rights of setoff directly relates to any Assumed Liability or could be asserted as a defense or counterclaim with respect to any Assumed Liability; and

          (f)    all books, records, accounts, ledgers, files, documents, correspondence, studies, reports and other printed or written materials related exclusively or primarily to any Excluded Assets or Excluded Liabilities.

        "Excluded Liabilities" shall mean any one or more of the following:

          (a)   all Liabilities relating exclusively or primarily to the Excluded Assets;

          (b)   all Liabilities for any Taxes of the Seller, or for any Taxes related to the Business for periods (or partial periods) ending on or before the Closing Date;

          (c)   all Liabilities of the Seller under this Agreement and the Ancillary Agreements;

          (d)   all Liabilities of the Seller incurred in connection with this Agreement or the consummation of the transactions contemplated by this Agreement or any Ancillary Agreement (including without limitation any fees for financial advisors engaged by or on behalf of the Seller);

          (e)   any Liabilities to any current or former holder of the capital stock or securities of the Seller or for any actions or omissions of the Seller's directors or officers;

          (f)    any Liabilities relating to any Security Interest arising or relating to the period prior to the Closing Date, including any matters included as any exception to the definition of Security Interest other than under subsection (e) thereof;

          (g)   any Products Liability relating to any of the Products sold by or on behalf of the Seller on or before the Closing Date or any other Liability for injury to or death of any Person or damage to or destruction of any assets or property arising on or before the Closing Date;

          (h)   any Liability relating to any Employee, consultant, independent contractor, officer or director, including, without limitation, any wages, salaries or benefits, including any severance or vacation pay, of the Employees or Liabilities under any Employee Benefit Plan of the Seller;

          (i)    any Liability to the extent such Liability relates to a breach or failure of, or a default under, any covenant by the Seller in this Agreement or any Ancillary Agreement;

          (j)    any Liability reflected on the balance sheet or in the footnotes to the financial statements of the Seller under GAAP as of the Closing Date, including, without limitation, all Indebtedness and accounts or trade payables of the Seller;

          (k)   any Liability relating to any pending, or to the knowledge of the Seller threatened, claim, litigation, investigation or other proceeding, whether or not scheduled in the Seller Disclosure Schedule;

          (l)    any Liability relating to any failure to obtain any consent or approval for the assignment by the Seller to the Buyer of any Designated Contract;

          (m)  any Liability relating to any breach or default of or under the Cohn Agreement relating to, or occurring during, the period prior to the Closing Date, regardless of when asserted; and

          (n)   any Liability relating to any Non-Assumed Designated Contracts relating to the period before or after the Closing Date.

        provided, however, an Excluded Liability shall not include any Liability to the extent the amount of such Liability is included in calculating the Final A/R pursuant to Section 1.2(e).

        "Expired Inventory" "shall mean Inventory that satisfies one or more of the following: (i) having a shelf life of twelve (12) months or less; or (ii) any other Inventory that the Seller has historically included in its Inventory reserve calculation, except such calculation shall consider Inventory unsaleable when the residual shelf life reaches twelve (12) months, rather than nine (9) months which the Seller represents it has historically used.

        "FDA" shall mean the United States Food and Drug Administration, or successor party thereto.

        "FDA Act" shall mean the Federal Food, Drug and Cosmetic Act, as amended, and includes the rules and regulations promulgated thereunder.

        "Final Net A/R" shall mean as defined in Section 1.2(e)(iii).

        "Financial Statements" shall mean (a) the audited financial statements (including the footnotes thereto) required to be included in the Seller SEC Documents and (b) unaudited interim financial statements (including the footnotes thereto if then available) for the 6-month period ended as of the Balance Sheet Date.

        "GAAP" shall mean United States generally accepted accounting principles.

        "Generic Competitive Product" shall mean any product that contains or uses one or a combination of one or more active ingredients or substances consisting of Hydralazine HydroChloride, Isosorbide Dinitrate, and/or other salts, bases and isometric forms of each, regardless of any dosage formulation.

        "Governmental Approvals" shall mean each NDA, ANDA, Investigational New Drug Application and Supplement to New Drug Application applicable to any of the Products, as such terms are defined by the FDA, or any other approval or Permit of any Governmental Entity.

        "Governmental Entity" shall mean any court, arbitrational tribunal, administrative agency, bureau, branch, office or commission or other governmental or regulatory authority or agency of any (a) nation, principality, republic, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; or (b) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

        "Governmental Filings" shall mean all registrations, filings and notices with or to Governmental Entities.

        "Includes or Including" shall mean including without limitation.

        "INDs" shall have the meaning as defined in Section 2.16(b).

        "Indebtedness" means (a) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (b) indebtedness of the type described in clause (a) above guaranteed, directly or indirectly, in any manner by the Seller or in effect guaranteed, directly or indirectly, in any manner by the Seller through an agreement, contingent or otherwise, to supply funds to, or in any other manner invest in, the debtor, or to purchase indebtedness, (c) any guaranty or obligation, contingent or otherwise, with respect to the payment of funds or performance by a third party, (d) any indebtedness evidenced by any note, bond, debenture or other debt security, (e) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise, (f) any indebtedness secured by a lien on a Person's assets, (g) any letter of credit arrangements, (h) any capital lease obligations under GAAP, (i) any accrued interest on any of the foregoing and (j) any prepayment or other similar fees, expenses or penalties on or relating to the repayment or assumption of any of the foregoing; provided that, Indebtedness shall not include any Trade Liabilities.

        "Indemnified Party" shall mean the party entitled to indemnification under Article VI of this Agreement.

        "Indemnifying Party" shall mean the party from whom indemnification is sought by the Indemnified Party.

        "Information" shall mean all non-privileged records, books, contracts, instruments, documents, correspondence, computer data and other data and information relating to the Business."

        "Insurance Policies" means any public liability, product liability, general liability, comprehensive, property damage, vehicle, life, hospital, medical, dental, disability, worker's compensation, key man, fidelity bond, theft, forgery, errors and omissions, directors' and officers' liability, or other insurance policy of any nature.

        "Intangible" shall mean any and all of the following and any and all rights and interests in, arising out of, or associated therewith, throughout the world: (a) all internet domain names, logos, symbols, corporate names, domain names, fictitious names, trademarks, trademark applications, service marks, service mark applications, trade names, trade dress, brand names, product names, and slogans, and all goodwill associated therewith and/or symbolized thereby; (b) all inventions (whether patentable or not), formulas, algorithms, methods, discoveries, invention disclosures, improvements, trade secrets, proprietary and all other information, product and other specifications, manufacturing and other processes, products and product designs, plans, ideas, concepts, SOPs, PCSs, flow diagrams, assays, quality control, testing, and other procedures, know-how, chemical, pharmacological, toxicological, technical, pharmaceutical, physical and analytical, safety, quality assurance, quality control and clinical data, research records, customer and supplier lists and similar and other data, technology and all documentation relating to any of the foregoing; (c) all patents and patent applications and all reissues, substitutes, divisions, reexaminations, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (d) all works of authorship, computer programs, systems, and applications, software, copyrights, copyright registrations, renewals, and applications therefor, and all other rights corresponding thereto; (e) all websites, and all designs related thereto; (f) all databases and data collections and all rights therein; (g) all moral, integrity, paternity, and economic rights of authors and inventors, however denominated; (h) any similar or equivalent rights to any of the foregoing, including any intangible asset of any nature, whether or not in use, under development or design, or inactive; and (i) the right to sue for past, present, and future infringement of any or all of the foregoing.

        "Inventory" shall mean all inventory of the Products including the API applicable to the Products together with all inventory of raw materials, all work in progress related to the Products and all finished goods inventory of the Products, whether held at a location or facility of the Seller (or of any other Person on behalf of the Seller) or in transit to or from the Seller (or any such other Person).

        "Laws" means any provision of any foreign, federal, state or local law, statute, ordinance, charter, constitution, treaty, code, rule, regulation or guideline, including common law.

        "Liabilities" shall means any debt, liability or obligation of any nature, whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, absolute, fixed, contingent, ascertained, unascertained, known, unknown or otherwise.

        "Losses" shall mean any and all claims, actions, suits, proceedings (including any inquiry or investigation with respect thereto), liabilities, losses, monetary damages, fines, fees, penalties, costs and expenses (including without limitation reasonable attorneys' fees and expenses).

        "Marketing Materials" shall mean all paper and electronic versions of all market research, marketing plans, media plans, advertising, marketing related clinical study plans and results, form letters and medical queries, promotion and sales training materials, customers lists, supplier lists, labeling, package inserts and posters and abstract displayed or circulated at medical conferences or meetings, display materials, trade show booth panels, banners, stands and the like, and information with respect to sales of the Products (including, without limitation, to doctors, group purchasing organizations (GPOs) and pharmacists), marketing books and records owned by the Seller and used in connection with the marketing and promotion of any of the Products.

        "Materials of Environmental Concern" shall mean any hazardous substance, toxic substance, pollutant or contaminant, solid waste and hazardous waste, and terms of similar import, as those terms are defined in or regulated by the Environmental Laws, (as in effect on the date of this Agreement) and including oil, petroleum and petroleum products and PCBs.

        "Most Recent Balance Sheet" shall mean the unaudited consolidated balance sheet of the Business as of the Balance Sheet Date.

        "Net A/R" means the difference between the Accounts Receivable of the Seller as of the Closing Date (exclusive of allowances or reserves for doubtful or uncollectible accounts) determined in accordance with Section 1.2(e), less the amount of the Trade Liabilities of the Seller as of the Closing Date.

        "NDA" shall mean a New Drug Application filed with the FDA pursuant to 21 U.S.C. Section 355 for authorization to market a drug product in the United States.

        "Neutral Accountant" shall mean Ernst & Young or if such specified party fails to serve, another regional or national recognized firm (other than an accounting firm that has provided services to the Buyer or the Seller) mutually agreed upon by the Buyer and the Seller.

        "Non Assigned Contracts" shall have the meaning set forth in Section 1.1(a)(viii).

        "Non Assumed Designated Contract" shall mean the Designated Contracts set forth on Schedule 1.4.

        "Outside Date" shall have the meaning as defined in Section 8.1(b)(ii).

        "Parties" shall mean the Seller and the Buyer collectively.

        "Patents" shall mean (a) all classes and types of patents (including national and multinational statutory invention registrations, utility models, petty patents, design patents and industrial designs) and the inventions covered thereby and any enhancements or improvements thereto (including the exclusive right to use, make, have made, sell, offer to sell and import the inventions), (b) invention disclosures, provisional patent applications, patent applications, continuations, continuations-in-part, divisionals or substitutes of the original applications upon which any of the foregoing patent rights are based, (c) any reexaminations, reissues, renewals or extensions of any of the foregoing, (d) foreign counterparts (including national and multinational) of any of the foregoing, and (e) all rights in and to any of the foregoing.

        "Permits" shall mean all approvals, permits, licenses, franchises or authorizations from any Governmental Authority relating to the Business.

        "Person" shall mean any individual, Entity or Governmental Entity.

        "Products" shall mean BiDil and BiDil XR.

        "Products Liability" means any Liability (including, without limitation, compensation, physical injury, emotional distress, or physical damage) that arises from, or is claimed or asserted to arise from, any of the following: (a) the design, formulation, production, manufacturing, packaging, construction, creation, assembly, testing or marketing of that product; (b) any labeling, warning or instruction, or lack of warning or instruction, associated with that product; (c) any failure of that product to conform to any relevant standards, requirements, formulary, representation or warranty; or (d) any other event or circumstance that is customarily considered in the industry to give rise to a products liability claim.

        "Product Registration" shall mean the approvals, registrations, applications, licenses and Permits (including, but not limited to, each Governmental Approval) for any of the Products which have been prepared, submitted, approved and/or received (including in preliminary and/or draft form, if applicable) in order to manufacture (or have manufactured), market, or sell the same (and related submissions to and correspondence with the regulatory authority responsible for any Product Registrations), in each case in the Seller's name, prior to the Closing Date, to, for, from or with a Governmental Entity.

        "Purchase Price" shall have the meaning, as defined in Section 1.2(a).

        "Rebates, Discounts and Chargebacks" shall mean all monies due to applicable federal or state authorities under the Medicaid and state rebate programs or by non-wholesaler customers pursuant to product discount or similar agreements for the Seller's NDC for all of the Products or the Business and all other rebates, wholesaler administration fees and group purchasing organization management fees associated with, and all other forms of discounts, rebates or chargebacks granted or permitted by the Seller with respect to, and any claims for overcharges relating to, the Products sold by or on behalf of the Seller prior to Closing.

        "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the Environment (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Materials of Environmental Concern).

        "Representatives" shall mean, with respect to any party referred to herein, the directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives.

        "Requisite Stockholder Approval" shall mean the approval of the Voting Proposal by a majority of the votes represented by the outstanding shares of capital stock of the Seller entitled to vote thereon.

        "Retained Marks" shall mean all trademark registrations and trademark applications of the Seller, other than relating exclusively or primarily to the Products or listed on Schedule 1.1(a)(ii).

        "Reverse Merger Transaction" shall mean a merger, consolidation, tender offer, recapitalization, share exchange or other business combination involving the Seller to be consummated after the consummation of the transactions contemplated by this Agreement.

        "SEC" shall mean the Securities and Exchange Commission.

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Security Interest" shall mean any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of Law), other than (a) inchoate liens (but not to the extent any such inchoate liens mature into liens securing actual claims), (b) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business, (c) liens for Taxes not yet due and payable, (d) liens for Taxes which are being contested in good faith and by appropriate proceedings and (e) liens arising solely by action of the Buyer.

        "Seller" shall have the meaning set forth in the first paragraph of this Agreement.

        "Seller Carve Outs" shall have the meaning as defined in Section 6.4.

        "Seller Certificate" shall mean a certificate to the effect that each of the conditions specified in clauses (a) through (c) (insofar as clause (c) relates to an action, suit or proceeding involving, or a judgment, order, decree, stipulation or injunction against, the Seller) of Section 5.1 is satisfied.

        "Seller Intellectual Property" shall mean Intangibles owned by the Seller which are exclusively or primarily related to, or are exclusively or primarily used in, the Business, including all patents and patent applications listed on Schedule 1.1(a)(ii), any patent applications that are filed based on the invention disclosures listed on Schedule 1.1(a)(ii), all trademark registrations and trademark applications listed on Schedule 1.1(a)(ii), all copyrights and copyright registrations, all trade secrets or know-how, and all computer software and management information systems, including all rights to sue for past infringement.

        "Seller's Notice of Disagreement" shall have the meaning as defined in Section 1.2(e)(ii)(A).

        "Seller SEC Documents" shall mean all registration statements, definitive proxy statements, forms, reports, certifications and other documents (and all amendments or supplements thereto) required to be filed or furnished by the Seller with the SEC since January 1, 2008 (including those that the Seller is required to file or furnish after the date hereof until the Closing), including all certifications and statements required by (i) Rule 13a-14 or 15d-14 of the Exchange Act or (ii) 18 U.S. C. §1350 (Section 906 of the Sarbanes-Oxley Act of 2002).

        "Seller Stockholders" shall mean HealthCare Ventures, Rho Ventures and Invus Public Equities, L.P.

        "Seller Stockholders' Meeting" shall mean a meeting of the Seller's stockholders for the purpose of voting on the approval and adoption of the Voting Proposal.

        "Specified Time" shall mean the termination of this Agreement in accordance with the terms hereof.

        "Superior Proposal" shall mean any unsolicited, bona fide written proposal made by a third party to acquire over 50% of the equity securities, over 50% of the total assets of the Seller pursuant to a tender or exchange offer, a merger, a consolidation or a sale of its assets, on terms which the Seller's board of directors determines in its good faith judgment to be more favorable to the Seller or the holders of the Seller's common stock than the transactions contemplated by this Agreement, taking into account all the terms and conditions of such proposal and this Agreement (including any proposal by the Buyer to amend the terms of this Agreement).

        "Tax Audit" shall mean any audit or examination of Taxes by any Taxing Authority.

        "Taxes" shall mean, with respect to any Person, (i) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings, or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, commercial rent, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever in the nature of a tax, together with all interest and penalties, assessments, additions to tax imposed by the United States of America or any state, local or foreign government or agency thereof or political subdivision of the United States or any such government on such Person (if any) and (ii) any Liability for the payment of any amount of the type described in clause (i) above as a result of (A) being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable Laws) of another Person, (B) being a member of an affiliated, combined, or consolidated group, or (C) a contractual arrangement or otherwise.

        "Taxing Authority" shall mean any applicable governmental authority responsible for the imposition of Taxes.

        "Tax Returns" shall mean all reports, returns, declarations, statements, forms or other information required to be supplied to a Taxing Authority in connection with Taxes.

        "Third Party Consents" shall mean all waivers, permits, consents, approvals or other authorizations from Governmental Entities and other third parties.

        "Trade Liabilities" shall mean the outstanding balance at Closing reflected on the balance sheet of the Seller determined in accordance with GAAP and consistent with Section 1.2(e) of all Liabilities for

Product returns, Rebates, Discounts and Chargebacks of the Seller arising in the ordinary course of business relating to any of the Products sold on or before the Closing, provided that the incurrence or existence of any such Liability does not constitute a breach or failure of, or a default under, any representation, warranty, covenant or other provision of this Agreement. A copy of Seller's calculation of the Trade Liabilities as of September 30, 2008 is attached hereto as Schedule 1.5

        "Trademarks" shall mean (a) all classes and types of trademarks, service marks, logos, trade dress and trade names, Web addresses and domain names, and other indicia of commercial source or origin (whether registered, common law, statutory or otherwise), (b) registrations and pending applications to register any of the foregoing including any intent to use applications, supplemental registrations and any renewals or extensions, (c) goodwill associated with any of the foregoing, (d) foreign counterparts of any of the foregoing anywhere in the world, and (e) all rights in and to any of the foregoing.

        "Transaction Expenses" shall mean all fess and costs incurred by or on behalf of a Party in connection with the evaluation by the Buyer of the Acquired Assets and the Parties' negotiation, execution and delivery of this Agreement and the Ancillary Agreements, including, without limitation, the reasonable and documented out-of-pocket costs and fees of due diligence, third party experts and professional advisors, but in no event shall the term "Transaction Expenses" include any costs associated with the Reverse Merger Transaction.

        "Treasury Regulations" shall mean the regulations promulgated by the United States Internal Revenue Service pursuant to the Code.

        "U.S. Governmental Entity" shall mean any regulatory authority of the United States Federal Government.

        "Voting Proposal" shall mean the proposal submitted to the Seller's stockholders pursuant to the Disclosure Statement with respect to the approval of this Agreement, the Ancillary Agreements and the consummation of the sale of the Acquired Assets by the Seller to the Buyer as contemplated by this Agreement.

        "WAC" shall mean wholesaler's acquisition cost as used in the industry.

ARTICLE XI
MISCELLANEOUS

        11.1    Press Releases and Announcements.    Immediately after the execution and delivery of this Agreement, the Parties will issue a joint press release announcing the execution and delivery of this Agreement, substantially in the form previously delivered to each other. Neither Party shall issue (and each Party shall cause its Affiliates not to issue) any other press release or public disclosure relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that either Party may make any public disclosure it believes in good faith is required by Law or stock exchange rule (in which case the disclosing Party shall advise the other Party and the other Party shall, if practicable, have the right to review such press release or announcement prior to its publication).

        11.2    No Third Party Beneficiaries.    This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns and, to the extent specified herein, their respective Affiliates.

        11.3    Action to be Taken by Affiliates.    The Parties shall cause their respective Affiliates to comply with all of the obligations specified in this Agreement to be performed by such Affiliates.

        11.4    Entire Agreement.    This Agreement (including the documents referred to herein) and the Confidentiality Agreement constitute the entire agreement among the Buyer, on the one hand, and the Seller, on the other hand. This Agreement supersedes any prior agreements or understandings among the Buyer, on the one hand, and the Seller, on the other hand, and any representations or statements made by or on behalf of the Seller or any of its Affiliates to the Buyer, whether written or oral, with respect to the subject matter hereof, other than the Confidentiality Agreement, and the Parties hereto specifically disclaim reliance on any such prior representations or statements to the extend not embodied in this Agreement. The Confidentiality Agreement, insofar as it covers information relating exclusively or primarily to the Business, shall terminate effective as of the Closing, but shall remain in effect insofar as it covers other information disclosed thereunder.

        11.5    Succession and Assignment.    No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the Seller (in the case of an assignment by the Buyer) or the Buyer (in the case of an assignment by the Seller), which written approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, this Agreement, and all rights, interests and obligations hereunder or under the Ancillary Agreements, may be assigned, without such consent, to any entity that acquires all or substantially all of a Party's business or assets or may be collaterally assigned by the Buyer to any lender or other Person providing financing or funding to the Buyer provided that such collateral assignment shall not release the Buyer from its obligations under this Agreement or any Ancillary Agreement. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

        11.6    Notices.    All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to the Buyer:	Copy to:
JHP Pharmaceuticals, LLC One Upper Pond Road Building D, 3rd Floor Parsippany, NJ 07054 Telecopy: 973-658-3580 Attention: Peter Jenkins, CEO	Blank Rome LLP One Logan Square Philadelphia, PA 19103 Telecopy: 215 832-5404 Attention: James R. Staiger, Esq.
If to the Seller:	Copy to:
NitroMed, Inc. 45 Hayden Avenue, Suite 300 Lexington, MA 02421 Telecopy: 781-274-8080 Attention: Ken Bate, CEO	WilmerHale 60 State Street Boston, MA 02109 Telecopy: (617) 526-5000 Attention: Steven D. Singer, Esq.

Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

        11.7    Amendments and Waivers.    The Parties may mutually amend or waive any provision of this Agreement at any time. No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

        11.8    Severability.    Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the body making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

        11.9    Expenses.    Except as otherwise specifically provided to the contrary in this Agreement, each of the Parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

        11.10    Specific Performance.    Each Party acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party agrees that the other Party may be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter.

        11.11    Governing Law.    This Agreement and any disputes hereunder shall be governed by and construed in accordance with the internal Laws of the State of Delaware without giving effect to any choice or conflict of Law (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

        11.12    Submission to Jurisdiction.    Each Party (a) submits to the exclusive jurisdiction of any state or federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined only in any such court, (c) waives any claim of inconvenient forum or other challenge to venue in such court, and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each Party agrees to accept service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 11.6. Nothing in this Section 11.12 however, shall affect the right of any Party to serve such summons, complaint or initial pleading in any other manner permitted by Law.

        11.13    Bulk Transfer Laws.    The Buyer acknowledges that the Seller will not comply with the provisions of the bulk transfer Laws of any jurisdiction in connection with the transactions contemplated by this Agreement, but this shall not affect the obligation of the Seller for any Liabilities relating to the period prior to the Closing Date.

        11.14    Construction.

          (a)   The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against either Party.

          (b)   Any reference to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

          (c)   The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (d)   Any reference herein to an Article, section or clause shall be deemed to refer to an Article, section or clause of this Agreement, unless the context clearly indicates otherwise.

          (e)   All references to "$", "Dollars" or "US$" refer to currency of the United States of America.

        11.15    Waiver of Jury Trial.    To the extent permitted by applicable Law, each Party hereby irrevocably waives all rights to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the transactions contemplated hereby or the actions of the other Party in the negotiation, administration, performance and enforcement of this Agreement.

        11.16    Incorporation of Exhibits and Schedules.    The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

        11.17    Counterparts and Facsimile Signature.    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

        IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

NITROMED, INC.
By:	/s/ KENNETH M. BATE
Name:	Kenneth M. Bate
Title:	President, Chief Executive Officer and Interim Chief Financial Officer
JHP PHARMACEUTICALS, LLC
By:	/s/ PETER JENKINS
Name:	Peter Jenkins
Title:	CEO

[Signature page to Purchase and Sale Agreement]

 Annex B

FORM OF STOCKHOLDER VOTING AGREEMENT

[FORM OF]
VOTING AGREEMENT

        This VOTING AGREEMENT (this "Agreement") is entered into as of [                    ], by and among NitroMed, Inc., a Delaware corporation ("Seller"), and [                        ] (each a "Stockholder" and collectively, the "Stockholders") and JHP Pharmaceuticals, LLC, a Delaware limited liability company ("Buyer").

INTRODUCTION

        A.    Concurrently with the execution and delivery of this Agreement, Seller and Buyer are entering into a Purchase and Sale Agreement (the "Purchase Agreement") pursuant to which, among other things, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller, all of Seller's right, title and interest in and to all of the Acquired Assets, free and clear of any and all Security Interests, and Buyer shall assume from Seller and be responsible for the Assumed Liabilities. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

        B.    As of the date hereof, each Stockholder is the record and beneficial owner of that number of shares of common stock of Seller, $0.01 par value per share ("Common Stock"), or any other shares of capital stock of Seller, or any other securities exercisable or exchangeable for, or convertible into, capital stock of Seller, or other right to acquire any securities of Seller, in each case as set forth opposite such Stockholder's name on Schedule I attached hereto (such shares of Common Stock and such other securities collectively referred to as the "Existing Securities," and together with all additional securities of Seller, including all additional shares of capital stock of Seller, or any other securities exercisable or exchangeable for, or convertible into, capital stock of Seller, or other right to acquire any securities of Seller, which such Stockholder acquires beneficial ownership of after the date hereof, collectively referred to as "Seller Securities"). For purposes hereof, the term "beneficial owner," "beneficial ownership" or "beneficially own" with respect to Seller Securities has the meaning determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        C.    As a condition to, and in reliance upon, entering into the Purchase Agreement, Buyer has required each Stockholder to agree, and each Stockholder has agreed, to enter into this Agreement.

        NOW, THEREFORE, in consideration of the preliminary statements above and of the mutual agreements, covenants, representations, and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound, hereby agree as follows:

ARTICLE I
VOTING MATTERS

        Section 1.1    Agreement to Vote.    Each Stockholder severally with respect to itself covenants and agrees that, at any meeting of the stockholders of Seller (including the Seller Stockholders' Meeting) however called, or any adjournment or postponement thereof, such Stockholder shall (i) appear, in person or by proxy, or otherwise cause such Stockholder's Seller Securities to be duly counted as present thereat for purposes of establishing a quorum, and (ii) vote (or cause to be voted), in person or by proxy, or, in case of stockholders' action taken by written consent, deliver (or cause to be delivered) a written consent covering all of the Seller Securities beneficially owned by such Stockholder as of the applicable record date (i) in favor of the Voting Proposal and (ii) against any Acquisition Proposal. Any such vote shall be cast or written consent shall be given by such Stockholder in accordance with such procedures relating thereto.

        Section 1.2    Irrevocable Proxy.    Each Stockholder hereby irrevocably appoints Buyer as its proxy and attorney-in-fact to vote all Seller Securities solely on the matters described in Section 1.1 (the "Proxy"). Each Stockholder hereby acknowledges and agrees that the Proxy (i) is given in connection with the execution of the Purchase Agreement, (ii) is given to secure the performance of such Stockholders obligations hereunder, and (iii) is coupled with an interest (for purposes of the Delaware General Corporation Law and otherwise) and may under no circumstances be revoked. The Proxy shall automatically terminate without any further action of the parties upon the valid termination of this Agreement.

        Section 1.3    Further Assurances.    From time to time, at Buyer's request and without further consideration, each Stockholder, at such Stockholder's own expense, agrees to execute and deliver any other agreement, form or document and take all such further actions as may be reasonably necessary to carry out and give effect to the provisions of this Agreement, including the grant of the Proxy.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

        Section 2.1    Stockholder Representations and Warranties.    Each Stockholder severally with respect to itself hereby represents and warrants to Buyer as follows:

          (a)   Such Stockholder is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction under which it was organized. Such Stockholder has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement has been duly and validly authorized by the governing body, if any, of such Stockholder and no other proceedings on the part of such Stockholder are necessary to authorize or consummate this Agreement. This Agreement has been duly and validly executed and delivered by such Stockholder, and (assuming the due authorization, execution and delivery hereof by the other parties) constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and of general principles of equity.

          (b)   The execution, delivery and performance by such Stockholder of this Agreement does not and will not contravene, require any consent or approval under, conflict with, constitute a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration, loss of a material benefit under or result in the creation or imposition of any lien upon any of Seller Securities or other assets or properties of such Stockholder under, any of the terms, conditions or provisions of (i) the organizational documents, if any, of such Stockholder, (ii) any Laws binding upon or applicable to such Stockholder or by which any of its assets or properties is bound or (iii) any material contract to which such Stockholder is a party or by which any of its assets or properties is bound.

          (c)   The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder shall not, require any consent, approval, authorization, or filing with or notification to, any government entity by such Stockholder, except as may be required under the Exchange Act.

          (d)   Such Stockholder (i) is the record and beneficial owner of Seller Securities adjacent to such Stockholder's name on Schedule I, (ii) has good, valid and marketable title to such Seller Securities free and clear of any liens, encumbrances, restrictions or claims of any kind (except as provided by this Agreement) (iii) has sole voting and dispositive power over such Seller Securities, and (iv) as of the date hereof, is not directly or indirectly the record or beneficial owner of any other securities of Seller, including all additional shares of capital stock of Seller, or any other securities exercisable or exchangeable for, or convertible into, capital stock of Seller, or other right to acquire any securities of Seller, other than Seller Securities adjacent to such Stockholder's name on Schedule I.

          (e)   None of the Seller Securities adjacent to such Stockholder's name on Schedule I is subject to any voting trust or other Contract with respect to the voting thereof, and no proxy, power-of-attorney or other authorization has been granted with respect to such Seller Securities (except as provided by this Agreement).

          (f)    Such Stockholder understands and acknowledges that Buyer is entering into the Purchase Agreement in reliance upon such Stockholder's execution, delivery and performance of this Agreement.

ARTICLE III
OTHER AGREEMENTS

        Section 3.1    Limitation on Transfer; Stop Transfer Order.    Each Stockholder severally with respect to itself agrees, either directly or indirectly, (i) not to sell, assign, pledge, encumber, transfer or otherwise dispose of any Seller Securities or any interest therein, (ii) not to subject any Seller Securities to any voting trust or other Contract with respect to the voting thereof, or grant any proxy, power-of-attorney or other authorization with respect to any Seller Securities or not to enter into any voting or similar agreement or arrangement with respect to any Seller Securities (except as provided by this Agreement), and (iii) not to otherwise knowingly take, or knowingly permit to occur, any other action with respect to any Seller Securities that would in any way restrict, limit or interfere with the performance of such Stockholder's obligations hereunder or the transactions contemplated hereby.

        Section 3.2    Additional Shares.    Each Stockholder severally with respect to itself agrees (i) to promptly notify Buyer of the number of any additional Seller Securities acquired by such Stockholder, if any, after the date hereof and (ii) that any such additional Seller Securities shall be subject to the terms of this Agreement as though beneficially owned by the Stockholder on the date hereof.

        Section 3.3    Stock Dividends, etc.    In the event of a stock split, stock dividend or distribution, or any change in the Common Stock or any other securities of Seller by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange or the like, the term "Seller Securities" shall be deemed to refer to and include such shares as well as any and all securities into which or for which any or all of such shares may be changed or exchanged or which are issued or received in such transaction.

        Section 3.4    Acquisition Proposals.    Except as otherwise provided in Section 4.4 of the Purchase Agreement, each Stockholder, severally, with respect to itself, agrees not to, and such Stockholder shall cause its Representatives not to: (i) solicit, initiate or knowingly facilitate or encourage any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal; (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any non public information for the purpose of encouraging or facilitating, any Acquisition Proposal, or (iii) enter into any agreement or agreement in principle with any Person that has made an Acquisition Proposal or such a proposal, inquiry or request or with any of such Person's Affiliates or subsidiaries or any of its or their Representatives.

        Section 3.5    No Other Relationships.    Each Stockholder hereby represents to Buyer that, other than the beneficial ownership of Seller Securities, such Stockholder has no other arrangement or agreement, whether written or otherwise, with Seller which would prohibit, restrict or otherwise impair, or is reasonably expected to prohibit, restrict or otherwise impair, the ability of Seller or any stockholder of Seller, including such Stockholder, to perform the obligations of such person hereunder or the Seller under the Purchase Agreement.

        Section 3.6    Fiduciary Duties.    Each Stockholder is signing this Agreement solely in such Stockholder's capacity as a beneficial owner of the Stockholder's Seller Securities, and, to the extent that such Stockholder (or an officer or director of such Stockholder) is a director or officer of Seller, nothing herein shall prohibit, prevent or preclude such officer or director of Stockholder from taking or not taking any action in his or her capacity as an officer or director of Seller, to the extent permitted by the Purchase Agreement.

ARTICLE IV
GENERAL

        Section 4.1    Termination.    This Agreement shall terminate automatically upon the earliest of (i) the Closing, (ii) the valid termination of the Purchase Agreement and payment and satisfaction by Seller of all obligations to Buyer, if any, under Article VIII of the Purchase Agreement or (iii) February 16, 2009. The termination of this Agreement shall not affect or limit the liability of each Stockholder for any breach or default prior to the termination of this Agreement.

        Section 4.2    Third Party Beneficiaries.    The terms and provisions of this Agreement are intended solely for the benefit of Buyer and its successors and permitted assigns, and no provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

        Section 4.3    Notices.    All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given,

If to Buyer:	Copy to:
JHP Pharmaceuticals, LLC	Blank Rome LLP
19 Fox Hedge Road	One Logan Square
Saddle River, NJ 07458	Philadelphia, PA 19103
Telecopy: 973-658-3580	Telecopy: 215-832-5404
Attention: Peter Jenkins, CEO	Attention: James R. Staiger, Esq.
If to Seller:	Copy to
NitroMed, Inc.	WilmerHale
45 Hayden Avenue, Suite 300	60 State Street
Lexington, MA 02421	Boston, MA 02109
Telecopy: 781-274-8080	Telecopy: 617-526-5000
Attention: Ken Bate, CEO	Attention: Steven D. Singer, Esq.

if to the Stockholders, to such address as is set forth on Schedule I, or such other address or facsimile number as a party may hereafter specify for the purpose by notice to the other parties hereto. Each notice, request or other communication shall be effective only if delivered personally, telecopied (upon telephonic confirmation of receipt), on the first business day following the date of dispatch if delivered by a recognized next day courier service or on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.

        Section 4.4    Fees and Expenses.    Except as otherwise specifically provided herein and subject to the Purchase Agreement, all fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such expenses.

        Section 4.5    Amendments.    This Agreement may not be amended or modified other than by an instrument in writing signed by Seller, each Stockholder, and Buyer.

        Section 4.6    Successors and Assigns.    The provisions of this Agreement shall be binding upon the parties hereto, inure to the benefit of the parties hereto and their respective successors and assigns. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto. Any purported assignment in violation hereof shall be null and void.

        Section 4.7    Counterparts.    This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        Section 4.8    Governing Law.    This Agreement shall be construed in accordance with and governed by the internal Laws of the State of Delaware applicable to contracts executed and fully performed within the State of Delaware, notwithstanding any conflict of laws provisions to the contrary.

        Section 4.9    Enforcement of Agreement.    The parties acknowledge and agree that each other party could be damaged irreparably if any of the provisions of this Agreement are not performed in accordance with their specific terms. Accordingly, each of the parties agrees that, (i) it will waive, in any action for specific performance, the defense of adequacy of a remedy at Law, and (ii) in addition to any other right or remedy to which the parties may be entitled, at Law or in equity, the parties will be entitled to seek to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

        Section 4.10    Jurisdiction.    Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the Court of Chancery of the State of Delaware or, if such court does not have jurisdiction over the subject matter of such proceeding or if such jurisdiction is not available, in the United States District Court for the District of Delaware, and each of the parties hereby consents to the exclusive jurisdiction of those courts (and of the appropriate appellate courts therefrom) in any suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding in any of those courts or that any suit, action or proceeding that is brought in any of those courts has been brought in an inconvenient forum. Process in any suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any of the named courts. Without limiting the foregoing, each party agrees that service of process on it by notice as provided in Section 4.3 shall be deemed effective service of process.

        Section 4.11    Entire Agreement.    This Agreement, together with Schedule I attached hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.

        Section 4.12    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

        Section 4.13    Headings; Construction.    The section and article headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement the word "including" shall mean "including without limitation," whether or not expressed and any reference herein to a section or schedule refers to a section or schedule to this Agreement, unless otherwise stated.

* * * * *

[The remainder of this page is intentionally left blank.]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SELLER:	NITROMED, INC.
By:
Name: Kenneth M. Bate Title: President, Chief Executive Officer and Interim Chief Financial Officer
STOCKHOLDERS:	[STOCKHOLDER]
By:
Name: Title:
BUYER	JHP PHARMACEUTICALS., LLC
By:
Name: Peter Jenkins Title: CEO

SIGNATURE PAGE TO VOTING AGREEMENT

Stockholder Signatories to Voting Agreements

1.
Healthcare Ventures V, L.P.

2.
Healthcare Ventures, VI, L.P.

3.
Rho Ventures IV (QP), L.P.

4.
Rho Ventures IV, L.P.

5.
Rho Ventures IV GmbH & Co. Beteilgungs KG

6.
Rho Management Trust II

7.
Invus Public Equities L.P.

8.
CC/R Holding LP

9.
CC/Q Partners LP

10.
Care Capital Investments II LP

11.
Care Capital Offshore Investment II LP

Annex C

OPINION OF COWEN AND COMPANY, LLC
RELATING TO ASSET SALE

October 22, 2008

Board of Directors
NitroMed, Inc.
45 Hayden Avenue
Lexington, MA 02421

Gentlemen:

        You have requested our opinion as to the fairness, from a financial point of view, to NitroMed, Inc. (the "Company") of the Consideration (as defined below) to be received by the Company pursuant to the terms of that certain Purchase and Sale Agreement, to be dated as of October 22, 2008 (the "Agreement"), by and among JHP Pharmaceuticals, LLC ("Acquiror") and the Company.

        As more specifically set forth in the Agreement, and subject to the terms, conditions and adjustments set forth in the Agreement, and as further described to us by management of the Company, Acquiror shall purchase from the Company the assets of the Company which are utilized or held for use exclusively or primarily by the Company in connection with the Company's BiDil drug business (the "BiDil Business" and such purchase, (the "Transaction"). As consideration for the assets to be purchased in the Transaction (the "Consideration"), Acquiror shall pay to the Company $24.5 million in cash (subject to certain adjustments) plus an additional amount of cash (not to exceed $1.8 million) in respect of the Company's BiDil inventory and assume certain liabilities of the Company associated with the BiDil Business. For purposes of this Opinion, we have assumed, with your consent, that the amount to be paid in respect of the Company's BiDil inventory is $1.4 million and that the Consideration will not be reduced pursuant to the other potential adjustments set forth in the Agreement, such that the Consideration is $25.9 million.

        Cowen and Company, LLC ("Cowen"), as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of our business, we and our affiliates may trade the securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

        We are providing this Opinion to the Board of Directors of the Company in connection with the Transaction and will receive a fee from the Company for providing this Opinion pursuant to the terms of our engagement letter with the Company dated as of January 14, 2008, as amended on September 2, 2008 (the "Engagement Letter"). In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities that may arise out of our engagement. In addition, Cowen is acting as exclusive financial advisor to the Board of Directors of the Company in connection with a potential merger or other sale transaction (the "Sale Transaction"), which Sale Transaction may be contingent on or occur subsequent to the closing of the Transaction, and Cowen will receive certain fees pursuant to the Engagement Letter with respect to any Sale Transaction. In the two years preceding the date of this Opinion, Cowen has not had any other material relationship with the Company or any other party to the Transaction. Cowen and its affiliates may in the future provide commercial and investment banking services to the Company and Acquiror and may receive fees for the rendering of such services.

        In connection with our opinion, we have reviewed and considered such financial and other matters as we have deemed relevant, including, among other things:

  •
  a draft of the Agreement received on October 22, 2008, which is the most recent draft made available to Cowen;

  •
  certain publicly available financial and other information for the BiDil Business, including equity research for the Company, and certain other relevant financial and operating data furnished to Cowen by the management of the Company;

  •
  certain internal financial analyses, financial projections, reports and other information concerning the BiDil Business (the "BiDil Projections"), prepared by the Company's management;

  •
  discussions Cowen has had with certain members of the Company's management concerning the historical and current business operations, financial condition and prospects of the BiDil Business and such other matters Cowen deemed relevant;

  •
  certain operating results of the BiDil Business as compared to the operating results, reported price and trading histories of certain publicly traded companies Cowen deemed relevant;

  •
  certain financial terms of the Transaction as compared to the financial terms of certain selected business combinations and selected product transactions that Cowen deemed relevant;

  •
  based on the BiDil Projections, the cash flows generated by the BiDil Business on a stand-alone basis to determine the present value of the discounted cash flows; and

  •
  such other information, financial studies, analyses and investigations and such other factors that Cowen deemed relevant for the purposes of its opinion.

        In conducting our review and arriving at our opinion, we have, with your consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to us by the Company or which is publicly available or was otherwise reviewed by us. We have not undertaken any responsibility for the accuracy, completeness or reasonableness of, or independent verification of, such information. We have relied upon, without independent verification, the assessment of Company management as to the BiDil Business and the viability of, and risks associated with, the future of the BiDil Business. In addition, we have not conducted nor have we assumed any obligation to conduct any physical inspection of the properties or facilities of the Company. We have further relied upon the Company's representation that all information provided to us by the Company is accurate and complete in all material respects. We have assumed, with your consent, that the Company will receive $1.4 million in respect of the inventory adjustment contemplated by Section 1.2(d) of the Agreement. We have further assumed, with your consent, the absence of any adjustment to the Consideration pursuant to Section 1.2(e) of the Agreement and that that the Company will not be subject to any claims pursuant to the indemnification provisions of the Agreement. We have, with your consent, assumed that the BiDil Projections were reasonably prepared by the management of the Company on bases reflecting the best currently available estimates and good faith judgments of such management as to the future performance of the BiDil Business, and that such projections provide a reasonable basis for our opinion. We express no opinion as to the BiDil Projections or the assumptions on which they were made. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

        We have not made or obtained any independent evaluations, valuations or appraisals of the assets or liabilities of the BiDil Business, nor have we been furnished with such materials. In addition, we have not evaluated the solvency or fair value of the Company or Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. With respect to all legal matters relating to the Company and Acquiror, we have relied on the advice of legal counsel to the Company. Our opinion addresses only the fairness of the Consideration, from a financial point of view, to the Company. We express no view as to any other aspect or implication of the Transaction or any other agreement, arrangement or understanding entered into in connection with the Transaction or otherwise, including the use of any of the proceeds of the Transaction and the Sale Transaction. Our opinion is necessarily based upon economic and market conditions and other circumstances as they exist and can be evaluated by us on the date hereof. It should be understood that although subsequent developments may affect our opinion, we do not have any obligation to update, revise or reaffirm our opinion and we expressly disclaim any responsibility to do so.

        For purposes of rendering our opinion we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement and that all conditions to the consummation of the Transaction will be satisfied without waiver thereof. We have assumed that the final form of the Agreement will be substantially similar to the last draft reviewed by us. We have also assumed that all governmental, regulatory and other consents and approvals contemplated by the Agreement will be obtained and that in the course of obtaining any of those consents no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the Transaction.

        It is understood that this letter is intended for the benefit and use of the Board of Directors of the Company in its consideration of the Transaction and may not be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent. This letter does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Transaction or to take any other action in connection with the Transaction or otherwise. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to effect the Transaction or the relative merits of the Transaction as compared to other business strategies or transactions that might be available to the Company. In addition, we have not been requested to opine as to, and our opinion does not in any manner address, the fairness of the amount or nature of the compensation to any of the Company's officers, directors or employees, or class of such persons, relative to the compensation to the public stockholders of the Company. Furthermore, we express no view as to the price, trading range or value of shares of the common stock of the Company following the consummation of the Transaction.

        This Opinion was reviewed and approved by Cowen's Fairness Opinion Review Committee.

        Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Consideration to be received by the Company in the Transaction is fair, from a financial point of view, to the Company.

Very truly yours,

/s/ Cowen and Company, LLC

COWEN AND COMPANY, LLC

PRELIMINARY COPY - SUBJECT TO COMPLETION

FORM OF NITROMED PROXY

PROXY

NITROMED, INC.

45 HAYDEN AVENUE, SUITE 3000
LEXINGTON, MASSACHUSETTS 02421

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON                , 200

The undersigned, revoking all prior proxies, hereby appoints Kenneth M. Bate and Matthew A. Ebert as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all shares of common stock of NitroMed, Inc. (“NitroMed”) held of record by the undersigned on                  , 200   at the Special Meeting of Stockholders to be held on            , 200   at 10:00 a.m. local time and any adjournments thereof. The undersigned hereby directs Kenneth M. Bate and Matthew A. Ebert to vote in accordance with their best judgment on any matters which may properly come before the Special Meeting, all as indicated in the Notice of Special Meeting, receipt of which is hereby acknowledged, and to act on the matters set forth in such Notice as specified by the undersigned.

IF THIS PROXY IS PROPERLY EXECUTED, THE PROXY HOLDERS WILL VOTE THE PROXY IN ACCORDANCE WITH YOUR INSTRUCTIONS ON THE REVERSE. UNLESS YOU INSTRUCT OTHERWISE, THE PROXY HOLDERS WILL VOTE “FOR” EACH OF THE PROPOSALS.

If you have any questions or need assistance in voting, please call The Altman Group at 1-800-249- 7120 (toll free) or (201) 806-7300.

(Continued and to be signed on the reverse side)	14475

PRELIMINARY COPY - SUBJECT TO COMPLETION
SPECIAL MEETING OF STOCKHOLDERS OF

NITROMED, INC.

           , 200

PROXY VOTING INSTRUCTIONS

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

- OR -

IN PERSON - You may vote your shares in person by attending the Special Meeting.

COMPANY NUMBER

ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or special meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00030030000000000000 1

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		FOR	AGAINST	ABSTAIN
1.

To approve the sale of substantially all of NitroMed’s assets pursuant to the Purchase and Sale Agreement, dated October 22, 2008, by and between NitroMed and JHP Pharmaceuticals, LLC, a copy of which is attached as Annex A to the accompanying proxy statement.

		☐	☐	☐

2.	To approve an adjournment of the NitroMed special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1.	☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. ATTENDANCE OF THE UNDERSIGNED AT THE SPECIAL MEETING OR AT ANY ADJOURNMENT THEREOF WILL NOT BE DEEMED TO REVOKE THE PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.        ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:                   Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PRELIMINARY COPY - SUBJECT TO COMPLETION

SPECIAL MEETING OF STOCKHOLDERS OF

NITROMED, INC.

        , 200

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

00030030000000000000  1

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		FOR	AGAINST	ABSTAIN
1.

To approve the sale of substantially all of NitroMed’s assets pursuant to the Purchase and Sale Agreement, dated October 22, 2008, by and between NitroMed and JHP Pharmaceuticals, LLC, a copy of which is attached as Annex A to the accompanying proxy statement.

		☐	☐	☐

2.	To approve an adjournment of the NitroMed special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1.	☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. ATTENDANCE OF THE UNDERSIGNED AT THE SPECIAL MEETING OR AT ANY ADJOURNMENT THEREOF WILL NOT BE DEEMED TO REVOKE THE PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.       ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:                   Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE ASSET SALE
SUMMARY OF THE ASSET SALE
  Information about the Parties
  Summary of the Asset Sale
  Reasons for the Asset Sale (see page 45)
  Opinion of NitroMed's Financial Advisor (see page 48)
  Overview of the Asset Purchase Agreement (see page 59)
  Material United States Federal Income Tax Consequences of the Asset Sale (see page 69)
  Required Approvals (see page 55)
  Anticipated Accounting Treatment (see page 55)
  Appraisal Rights (see page 55)
  Proposed Merger between NitroMed and Archemix (see page 56)
RISK FACTORS
Risks Related to the Asset Sale
Risks Related to NitroMed
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
THE SPECIAL MEETING
THE ASSET SALE
  Background of the Asset Sale
  Reasons for the Asset Sale; Recommendation of NitroMed's Board of Directors
  Opinion of NitroMed's Financial Advisor
  The Buyer
  Required Approvals
  Material United States Federal Income Tax Consequences of the Asset Sale
  Anticipated Accounting Treatment
  Appraisal Rights
THE PROPOSED MERGER BETWEEN NITROMED AND ARCHEMIX
THE ASSET PURCHASE AGREEMENT
DESCRIPTION OF NITROMED, INC.
DESCRIPTION OF JHP PHARMACEUTICALS, LLC
MATTERS BEING SUBMITTED TO A VOTE OF STOCKHOLDERS
MARKET PRICE AND DIVIDEND INFORMATION
PRINCIPAL STOCKHOLDERS OF NITROMED
FUTURE STOCKHOLDER PROPOSALS
WHERE YOU CAN FIND MORE INFORMATION
  Incorporation by Reference
  Annex A
  Annex B
  Annex C